Exhibit 2.1


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


-------------------------------------------------x
         In re                                   :
                                                 :
                  ANCHOR RESOLUTION CORP.        :    Chapter 11
                  and ANCHOR RECYCLING           :    Case No. 96-1434 (PJW)
                  CORPORATION,                   :             and
                                                 :    Case No. 96-1516 (PJW)
                           Debtors.              :   (Jointly Administered)
-------------------------------------------------x

               JOINT CHAPTER 11 LIQUIDATING PLAN OF REORGANIZATION

                                       OF

                             ANCHOR RESOLUTION CORP.

                                       AND

                          ANCHOR RECYCLING CORPORATION


                               Dated: May 20, 1997

                               Stroock & Stroock & Lavan LLP
                               180 Maiden Lane
                               New York, New York  10038

                                         and

                               Young Conaway Stargatt & Taylor
                               Rodney Square North, 11th Fl.
                               Wilmington, DE  19899-0391

                               Co-counsel to the Debtors

                                TABLE OF CONTENTS


ARTICLE I  DEFINITIONS AND INTERPRETATION...............................1
         1.1    Definitions.............................................1
         1.2    Undefined Terms........................................22
         1.3    Rules of Interpretation................................22

ARTICLE II  CLASSIFICATION OF CLAIMS AND INTERESTS.....................23
         2.1    Creation of Classes....................................23
         2.2    Claims May Be in More Than One Class...................23


ARTICLE III  IDENTIFICATION OF CLASSES OF CLAIMS THAT ARE
         AND  ARE NOT IMPAIRED UNDER THIS PLAN.........................24
         3.1    Classes of Claims Not Impaired.........................24
         3.2    Impaired Classes of Claims and Interests...............24
         3.3    Impairment Controversies...............................24


ARTICLE IV  PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS
         AND INTERESTS..................................................25
         4.1    Satisfaction of Claims..................................25
         4.2    Class 1--Administrative Expense Claims..................25
         4.3    Class 2--Priority Tax Claims............................26
         4.4    Class 3--Priority Non-Tax Claims........................26
         4.5    Class 4--Convenience Claims.............................27
         4.6    Class 5--Senior Secured Noteholder Claims...............27
         4.7    Class 6--Other Secured Claims...........................27
         4.8    Class 7--Senior Debt Claims.............................28
         4.9    Class 8--Subordinated Debenture Claims..................28
         4.10   Class 9--Other Unsecured Claims.........................29
         4.11   Class 10--Intercompany Claims...........................30
         4.12   Class 11--Interests in Anchor...........................30
         4.13   Class 12--Interests in Recycling........................30


ARTICLE V ACCEPTANCE OR REJECTION OF PLAN; CRAMDOWN.....................30
         5.1    Classes and Claims Entitled to Vote.....................30
         5.2    Class Acceptance Requirement............................31
         5.3    One Vote per Holder.....................................31
         5.4    Cramdown................................................31

ARTICLE VI FUNDING OF DISTRIBUTIONS AND PROVISIONS FOR
         TREATMENT OF DISPUTED CLAIMS...................................32
         6.1    Funding of Distributions Under this Plan................32
         6.2    Distribution Procedures.................................33
                 6.2.1  Distributions to Holders of Allowed
                Administrative Expense  Claims, Allowed
                Priority Tax Claims and Allowed Priority Non-Tax Claims.33
                 6.2.2  Distributions to Holders of Allowed Class
                    4 Convenience  Claims...............................34
                 6.2.3  Distributions to Holders of Allowed Class
                    5 Senior Secured  Noteholder Claims.................35
                 6.2.4  Distributions to Holders of Allowed Class
                    6 Other Secured  Claims.............................36
                 6.2.5  Distributions to Holders of Allowed Class
                    7, Class 8 and Class  9 Claims......................36
                 6.2.6 Reserve For Estimated Expenses...................38
         6.3    Manner of Distributions under this Plan.................38
                  6.3.1  Cash Payments..................................39
                  6.3.2  New Anchor Securities..........................39
                  6.3.3  Fractional Shares of New Anchor Securities.....39
                  6.3.4  Setoffs........................................40
                  6.3.5  De Minimis Distributions.......................40
                  6.3.6  Saturday, Sunday or Legal Holiday..............41
                  6.3.7  Failure to Negotiate Checks....................41
                  6.3.8  Unclaimed Property.............................41
                  6.3.9  Investment of Funds............................42
         6.4    Distributions to Holders of Allowed Claims..............42
         6.5    Resolution of Disputed Claims...........................44


ARTICLE VII  IMPLEMENTATION AND MEANS OF CONSUMMATING  THIS
         PLAN...........................................................45
         7.1    Substantive Consolidation...............................45
         7.2    Merger/Dissolution of Corporate Entities................46
         7.3    Corporate Action........................................46
         7.4    Cancellation of Existing Securities and
                  Agreements............................................47
         7.5    Registration Exemption for Anchor Resolution
                  Corp. Common Stock....................................50
         7.6    Revesting of Assets.....................................50
         7.7    The Administrative Trust................................51
                  7.7.1 Creation of the Administrative Trust............51
                  7.7.2  Transfers to the Administrative Trust..........51
                  7.7.3  The Administrative Trustee.....................51
                  7.7.4  Responsibilities...............................51
                  7.7.5  Powers.........................................52
                  7.7.6  Compensation...................................53
                  7.7.7  Termination....................................54
                  7.7.8.  Tax Treatment of the Administrative Trust.....54
         7.8    Remaining Assets........................................54


ARTICLE VIII  EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................54
         8.1    Assumption/Rejection....................................54
         8.2    Claims for Rejection Damages............................55

ARTICLE IX  CONDITIONS PRECEDENT........................................55
         9.1    Conditions Precedent to Confirmation....................55
         9.2    Conditions Precedent to Effective Date..................57

ARTICLE X  EFFECTS OF PLAN CONFIRMATION.................................58
         10.1   Extent of Release.......................................58
         10.2   Release by Debtors......................................58
         10.3   Release by Creditors and Holders of Interests...........59
         10.4   Injunction..............................................60
         10.5   No Liability for Solicitation or Participation..........61
         10.6   Limitation of Liability.................................61
         10.7   Indemnification.........................................62
         10.8   Other Documents and Actions.............................62
         10.9   Term of Injunctions or Stays............................63

ARTICLE XI MODIFICATION, REVOCATION OR WITHDRAWAL OF THIS
         PLAN...........................................................63
         11.1   Modification of this Plan...............................63
         11.2   Revocation or Withdrawal of this Plan...................63

ARTICLE XII  RETENTION OF JURISDICTION.................................64
         12.1   Jurisdiction of Bankruptcy Court.......................64
         12.2   Failure of Bankruptcy Court to Exercise
                  Jurisdiction.........................................66

ARTICLE XIII MISCELLANEOUS PROVISIONS..................................67
         13.1   Payment of Statutory Fees..............................67
         13.2   Amounts of and Objections to Claims....................67
         13.3   No Interest............................................67
         13.4   No Attorneys' Fees.....................................68
         13.5   Rights of Action.......................................68
         13.6   Committee..............................................68
         13.7   No Admissions..........................................68
         13.8   Construction...........................................69
         13.9   Time...................................................69
         13.10  Governing Law..........................................69
         13.11  Successors and Assigns.................................69
         13.12  Severability...........................................69
         13.13  Notices................................................70
         13.14  Withholding and Reporting..............................70

                                            EXHIBITS

Exhibit 1: Administrative Trust Agreement.............................A-1
Exhibit 2: Asset Purchase Agreement...................................A-2
Exhibit 3: Wind-down Budget...........................................A-3
Exhibit 4: List of Executory Contracts and Unexpired Leases
         To Be Assumed................................................A-4

                                   APPENDIXES

1.  Property..........................................................B-1
2.  List of Potential Avoidance Actions...............................B-2

          Anchor Resolution Corp. and Anchor Recycling Corporation, as debtors and debtors-in-possession in the above-referenced Chapter 11 Cases, hereby propose the following joint liquidating plan of reorganization pursuant to the provisions of chapter 11 of title 11 of the United States Code:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          1.1 DEFINITIONS. Unless otherwise provided in this Plan, the following terms (which appear in this Plan as capitalized terms) have the respective meanings set forth below, and such meanings shall be equally applicable to the singular and plural forms of the terms defined, unless the context otherwise requires.

          "ADEQUATE PROTECTION ORDER" means collectively, (i) the "Order Pursuant to Section 364(c) of the Bankruptcy Code and Rule 4001 of the Federal Rules of Bankruptcy Procedure Authorizing Debtor to Obtain Permanent Post-petition Financing, Granting Senior Liens and Priority Administrative Expense Status, Modifying the Automatic Stay, Authorizing the Debtor to Enter Into Agreements With Foothill Capital Corporation, As Agent and Lender, and Congress Financial Corporation, as Co-Agent and Lender and the Granting of Adequate Protection in Favor of the Noteholders" entered by the Bankruptcy Court on November 15, 1996 and (ii) the Cash Collateral Order as modified by the Partial Payment Order.

          "ADMINISTRATIVE EXPENSE CLAIM" means a Claim for costs and expenses of administration allowed under Section 503, 507(a)(1) or 507(b) of the Bankruptcy Code.

          "ADMINISTRATIVE AND PRIORITY DISTRIBUTION RESERVE SURPLUS" means cash, including Earned Interest, deposited or held in the Distribution Reserve on account of disputed or undetermined Administrative Expense Claims or Priority Claims, to the extent that such Claims are disallowed in whole or in part after the Effective Date.

          "ADMINISTRATIVE TRUST" means the trust created pursuant to the Administrative Trust Agreement on the Effective Date in accordance with this Plan, the Confirmation Order and the Administrative Trust Agreement, the purposes of which include, without limitation, (i) the receipt of the assets of the Debtors' Estate on behalf of and for the benefit of the holders of Claims under this Plan and otherwise to act as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d), (ii) the sale, disposition, collection, or other realization of value of any kind whatsoever in respect of the Remaining Assets, (iii) the preservation and distribution of the consideration to be distributed to holders of Claims pursuant to this Plan, the Administrative Trust Agreement, the Confirmation Order, or such other Order as may be entered by the Bankruptcy Court, (iv) the prosecution or settlement of objections to Disputed Claims and (v) the performance of all other obligations pursuant to this Plan, the Administrative Trust Agreement, the Asset Purchase Agreement, and any other orders entered by the Bankruptcy Court.

          "ADMINISTRATIVE TRUST AGREEMENT" means the Administrative Trust Agreement to be dated the Effective Date establishing the terms and conditions of the Administrative Trust, substantially in the form annexed to this Plan as
Exhibit 1.

          "ADMINISTRATIVE TRUSTEE" means the trustee of the Administrative
Trust.

          "ALLOWED" when used with respect to a Claim, means a Claim against the
Estate: (a) which has been scheduled as undisputed, noncontingent and liquidated in the Schedules and as to which no proof of claim or objection has been timely filed; (b) as to which a proof of claim has been timely filed and either (i) no objection thereto has been timely filed or (ii) the Claim has been allowed (but only to the extent allowed) by a Final Order of the Bankruptcy Court; (c) which has been allowed under the provisions of this Plan; or (d) which is a Professional Claim for which a fee award amount has been approved by Final Order of the Bankruptcy Court.

          "ALLOWED SENIOR SECURED NOTEHOLDER AMOUNT" means the aggregate amount of the Claims arising under or in respect of the Senior Secured Notes which are determined by Final Order of the Bankruptcy Court to be Secured Claims.

          "AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT" means that certain Amended and Restated Pledge and Security Agreement dated as of January 12, 1996 between Anchor and State Street.

          "ANCHOR" means Anchor Resolution Corp. (formerly Anchor Glass Container Corporation), as Debtor and Debtor-in-Possession.

          "ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement, dated as of December 18, 1996, among Anchor, Consumers Packaging Inc. and Owens-Brockway Glass Container Inc., as amended by that certain Amendment to the Asset Purchase Agreement made and entered into as of February 5, 1997 and approved by the Bankruptcy Court on January 31, 1997, which is attached hereto as Exhibit 2.

          "AVAILABLE CASH" means all cash of the Debtors, the Estate and the Administrative Trust including, without limitation or duplication, (i) the cash in the Escrow Account (including interest earned thereon); (ii) cash in the Operating Account, (iii) the cash proceeds realized from the sale, disposition, collection or other realization of value in respect of the Remaining Assets (including interest earned thereon, if any) after providing for the satisfaction of all Allowed Claims and Disputed Claims in Classes 1, 2, 3, 4, 5 and 6 of this Plan, and (iv) any interest or income earned on any of the Remaining Assets.

          "AVOIDANCE ACTION" means an action which a trustee, debtor-in-possession or other appropriate party in interest may assert under
Section 542, 544, 545, 547, 548, 549, 550 or 551 of the Bankruptcy Code
including those with respect to the Creditors listed on Appendix 2 hereto.

          "BALLOT" means the ballot, the form of which has been approved by the Bankruptcy Court, accompanying the Disclosure Statement provided to each holder of a Claim entitled to vote to accept or reject this Plan or to make the election to have such Claim treated as a Convenience Claim.

          "BANKRUPTCY CODE" means title 11 of the United States Code, Section 101, ET SEQ., as now in effect or as hereafter amended.

          "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware or, if such court ceases to exercise jurisdiction over the proceeding, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases.

          "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended and promulgated under Section 2075 of Title 28 of the United States Code, and the local bankruptcy rules for the Bankruptcy Court as now in effect or as the same may from time to time hereafter be amended.

          "BENEFICIAL HOLDER" means, with respect to each Senior Secured Note, Senior Note or Subordinated Debenture, the Person holding a beneficial interest therein.

          "BUSINESS DAY" means any day which is not a Saturday, a Sunday, or a day which is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Wilmington, Delaware; New York, New York; or Tampa, Florida.

          "CASH COLLATERAL ORDER" means the "Final Order Approving Stipulation Pursuant To Section 363(c) of The Bankruptcy Code And Rule 4001 of The Federal Rules of Bankruptcy Procedure Authorizing The Debtor To Use Cash Collateral And Granting Adequate Protection In Favor of The Noteholders" entered by the Bankruptcy Court on February 11, 1997.

          "CATCH-UP DISTRIBUTION" means the aggregate amount of cash (including Earned Interest thereon, to the extent applicable, and without duplication) and/or New Anchor Securities, as applicable, which the holder of a Claim in Classes 7, 8 or 9 as the case may be, would have received on the Effective Date and such other Distribution Dates occurring prior to the Final Distribution Date had the Claim been an Allowed Claim on such dates rather than a Disputed Claim.

          "CHAPTER 11 CASES" means either or both of the cases filed by the Debtors under Chapter 11 of the Bankruptcy Code.

          "CLAIM" means, as against the Estate: (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and including, without limitation, any Claim which either Debtor may have against the other.

          "CLASS" means each class or subclass of Claims or Interests established pursuant to Article II of this Plan.

          "CLASS 4 DISTRIBUTION RESERVE SURPLUS" means cash, including Earned Interest, deposited or held in the Distribution Reserve on account of Disputed Claims that would otherwise be Convenience Claims, to the extent that they are disallowed in whole or in part after the Effective Date.

          "CLASS 5 DISTRIBUTION RESERVE SURPLUS" means cash, including Earned Interest, deposited or held in the Distribution Reserve on account of Disputed Claims that would otherwise be Senior Secured Noteholder Claims, to the extent that they are disallowed in whole or in part after the Effective Date.

          "CLASS 6 DISTRIBUTION RESERVE SURPLUS" means cash, including Earned Interest, deposited or held in the Distribution Reserve on account of Disputed Claims that would otherwise be Other Secured Claims, to the extent that they are disallowed in whole or in part after the Effective Date.

          "CLASS 7 DISTRIBUTION RESERVE SURPLUS" means cash, including Earned Interest, and New Anchor Securities deposited or held in the Distribution Reserve on account of Disputed Claims that would otherwise be Senior Debt Claims, to the extent that they are disallowed in whole or in part after the Effective Date.

          "CLASS 8 DISTRIBUTION RESERVE SURPLUS" means cash, including Earned Interest, and New Anchor Securities deposited or held in the Distribution Reserve on account of Disputed Claims that would otherwise be Subordinated Debenture Claims, to the extent that they are disallowed in whole or in part after the Effective Date.

          "CLASS 9 DISTRIBUTION RESERVE SURPLUS" means cash, including Earned Interest, and New Anchor Securities deposited or held in the Distribution Reserve on account of Disputed Claims that would otherwise be Other Unsecured Claims, to the extent that they are disallowed in whole or in part after the Effective Date.

          "COLLATERAL AGENT" means State Street as collateral agent for the Senior Secured Noteholders pursuant to the Amended and Restated Collateral Agency and Intercreditor Agreement dated as of January 12, 1996 between Anchor and State Street.

          "COMMITTEE" means the Official Committee of Unsecured Creditors appointed in Anchor's Chapter 11 Case pursuant to Section 1102 of the Bankruptcy Code.

          "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.

          "CONFIRMATION HEARING" means the hearing before the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code to consider confirmation of this Plan.

          "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code, as such order may be amended, modified or supplemented.

          "CONTAINER HOLDINGS" means Container Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Vitro, S.A.

          "CONVENIENCE CLAIMS" means any Claim that would otherwise be an Allowed Other Unsecured Claim against either of the Debtors in an amount (a) equal to or less than $100, or (b) greater than $100, but which is reduced to $100 by written election of the holder of such Claim made on a validly executed and timely delivered Ballot. All Claims that would otherwise be Allowed Other Unsecured Claims of a single holder will be aggregated and treated as a single Allowed Other Unsecured Claim for purposes of determining such holder's entitlement to Convenience Claim treatment.

          "CREDITOR" means any Person that is the holder of any Claim against either of the Debtors.

          "DEBTORS" means Anchor and Recycling.

          "DISBURSING AGENT" means the Person or Persons (if any) appointed by the Bankruptcy Court for the purpose of distributing or causing the distribution of cash, New Anchor Securities and other Remaining Assets, as applicable, to Creditors holding Allowed Claims.

          "DISCLOSURE STATEMENT" means the Disclosure Statement with respect to the Joint Chapter 11 Liquidating Plan of Reorganization of Anchor and Recycling as originally filed with the Bankruptcy Court or as it may be altered, amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the Bankruptcy Rules.

          "DISPUTED CLAIM" shall mean any Claim or any portion thereof for which no Allowed amount has been established and (a) which is listed in the Schedules as disputed, contingent or unliquidated, or (b) as to which (i) a proof of claim has been filed, (ii) an objection, or a request for estimation, has been timely filed (and not withdrawn) by the Debtors, the Administrative Trustee or any other party in interest and (iii) no Final Order has Allowed or disallowed such Claim or portion thereof. In the event that any part of a Claim is disputed, such Claim in its entirety shall be deemed to constitute a Disputed Claim for purposes of distribution under this Plan unless the Debtors or the Administrative Trustee, as applicable, and the holder thereof agree otherwise. Without limiting any of the above, a Claim that is the subject of a pending application, motion, complaint or any other legal proceeding seeking to disallow, subordinate or estimate such Claim shall be deemed to constitute a Disputed Claim.

          "DISTRIBUTION DATE" means the Effective Date and any subsequent date on which distributions of cash, New Anchor Securities and other Remaining Assets are to be made. Except with respect to the Effective Date and the Final Distribution Date, a Distribution Date shall occur on March 30, June 30, September 30 and December 30 of each year; PROVIDED, HOWEVER, that if the aggregate value of cash, New Anchor Securities and other Remaining Assets to be distributed on any such Distribution Date to Creditors holding Allowed Claims entitled thereto does not equal or exceed $250,000, then the distributions shall not be made on such Distribution Date but shall be made on the next subsequent Distribution Date when the aggregate value of cash, New Anchor Securities and other Remaining Assets to be distributed equals or exceeds $250,000.

          "DISTRIBUTION LIST" has the meaning set forth in Section 6.3.3 of this Plan.

          "DISTRIBUTION RECORD DATE" has the meaning set forth in Section 7.4 of this Plan.

          "DISTRIBUTION RESERVE" means a reserve established to receive and hold, in one or more segregated accounts to be established by the Administrative Trustee, cash and, for distribution to the holders of the Senior Debt Claims, Subordinated Debenture Claims and Other Unsecured Claims, New Anchor Securities in an amount equal to the aggregate of (a) amounts thereof that would have been distributed on the Effective Date on account of Disputed Claims (had they been Allowed at that time) that would otherwise be (i) Administrative Expense Claims, PROVIDED, that with respect to Administrative Expense Claims for which applications for compensation of Professionals are or will be pending but are then undetermined, the amount of cash deposited shall be the amount sought by such Professionals or the maximum amount such Professionals indicate that they intend to apply for, and PROVIDED FURTHER, that with respect to undetermined Administrative Expense Claims arising out of the Escrow Indemnification Obligation, the amount of cash deposited shall be $100,000, (ii) Priority Tax Claims, (iii) Priority Non-Tax Claims, (iv) Convenience Claims, (v) Senior Secured Noteholder Claims, (vi) Other Secured Claims, (vii) Senior Debt Claims,
(viii) Subordinated Debenture Claims and (ix) Other Unsecured Claims, plus (b) Earned Interest on all cash in the Distribution Reserve, plus (c) an amount equal to the unpaid amount of the monetary costs to cure all defaults of the type described in Section 365(b)(1) of the Bankruptcy Code that are timely asserted by the non-Debtor party to an unexpired lease or executory contract to be assumed pursuant to this Plan or any order of the Bankruptcy Court to the extent either such asserted defaults and/or the monetary costs to cure such defaults are disputed by the Debtors or the Administrative Trustee, plus (d) an amount equal to 110% of the sum of the estimated compensation and estimated out-of-pocket fees and expenses of, or to be incurred by, the Administrative Trustee, plus (e) an amount equal to 120% of the estimated wind-down expenses of the Debtors and the Administrative Trustee remaining unpaid as of the Effective Date as set forth in the Wind-down Budget.

          "EARNED INTEREST" means, for purposes of distribution under this Plan, interest for each day during the applicable period at a rate equal to (a) with respect to Disputed Claims in each Class except for Class 5, the rate earned by the Administrative Trust on the funds in the Distribution Reserve invested by the Administrative Trustee in accordance with Section 6.3.9 of this Plan, or (b) with respect to Disputed Claims in Class 5, the higher of (i) the six-month U.S. Treasury Bill rate, as from time to time in effect, (ii) the rate earned by the Administrative Trust on the funds in the Distribution Reserve invested by the Administrative Trustee in accordance with 6.3.9 of this Plan, or (iii) such other rate as may be determined by the Bankruptcy Court, in each case net of any taxes paid with respect to the income earned on the applicable Distribution Reserve.

          "EFFECTIVE DATE" means the Business Day on which all of the conditions specified in Section 9.2 of this Plan are first satisfied or waived.

          "EMPLOYMENT AGREEMENTS" means those agreements effective February 6, 1997 between Anchor and Robert D. McGrew, Mark Stickel and Francisco Romero providing for the terms and conditions of their employment.

          "ESCROW ACCOUNT" means the account originally established by the Debtors with Smith Barney Inc. as escrow agent pursuant to the Escrow Account Order and continued by the Debtors and then the Administrative Trustee pursuant to the Plan, the Confirmation Order and the Administrative Trust Agreement, as applicable, (a) to hold cash, New Anchor Securities, the proceeds realized from the sale or disposition of or collections from the Remaining Assets (including interest and income earned on such proceeds, but net of all taxes, costs, fees and expenses incurred by the Debtors or the Administrative Trustee in connection with such dispositions and such interest and income earned) and any interest and income earned, net of any related taxes, on any other Remaining Assets or other value of any kind realized in respect of the Remaining Assets, including the Remaining Assets in the Distribution Reserve, and (b) from which the initial distributions shall be made to the holders of Allowed Claims and the Distribution Reserve as of the Effective Date.

          "ESCROW ACCOUNT ORDER" means the "Amended Order Approving Escrow Agreement, Authorizing Debtors' Retention of Smith Barney As Escrow Agent, Approving Investment Guidelines For Investment of Excess Cash From Sale of Debtors' Assets and Authorizing Establishment and Use of Operating Account" entered by the Bankruptcy Court on January 23, 1997.

          "ESCROW AGREEMENT" means that certain Escrow Agreement made as of January __, 1997 between Smith Barney Inc., as escrow agent, and Anchor approved by the Escrow Account Order.

          "ESCROW INDEMNIFICATION OBLIGATION" means the obligations of Anchor pursuant to the Escrow Agreement to indemnify Smith Barney Inc. as escrow agent.

          "ESTATE" means collectively, the estates created for each of the Debtors in their Chapter 11 Cases pursuant to Section 541 of the Bankruptcy Code.

          "EXCULPATED PERSON" has the meaning set forth in Section 10.6 of this Plan.

          "FINAL DECREE" means the final decree entered by the Bankruptcy Court on or after the Effective Date and pursuant to Bankruptcy Rule 3022.

          "FINAL DISTRIBUTION" means the distribution which (i) after giving effect to such distribution, results in Remaining Assets with a value of less than $5,000 and (ii) the Administrative Trustee, after consultation with the Committee, determines to be the Final Distribution.

          "FINAL DISTRIBUTION DATE" means the date of the Final Distribution.

          "FINAL ORDER" means a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or (b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, rehearing or certiorari can be taken or granted.

          "FRACTIONAL COMMON SHARES POOL" has the meaning set forth in Section
6.3.3 of this Plan.

          "FRACTIONAL PREFERRED SHARES POOL" has the meaning set forth in
Section 6.3.3 of this Plan.

          "INITIAL DISTRIBUTION DATE" shall mean the date, on or subsequent to the Effective Date, on which the first distribution, as applicable, of cash, New Anchor Securities and other Remaining Assets is made to the holders of Allowed Claims in a given Class of Claims.

          "INSTRUMENT" has the meaning set forth in Section 7.4 of this Plan.

          "INTERCOMPANY CLAIMS" shall mean all Claims held by Anchor against Recycling or by Recycling against Anchor, including, without limitation, all derivative Claims asserted by or on behalf of one Debtor against the other.

          "INTEREST" means any ownership interest or share in the Debtors (including, without limitation, all options, warrants or other rights to obtain such an interest or share in the Debtors) whether or not transferable, preferred, common, voting or denominated "stock" or a similar security.

          "INTEREST PAYMENT ORDER" means the "Order Authorizing the Termination of Interest Payments and Accruals In Favor of the Senior Secured Noteholders", the entry of which has been requested jointly by Anchor and the Committee by motion dated May __, 1997, which would authorize, INTER ALIA, (a) the establishment of an interest bearing escrow account for the benefit of the Allowed Claims of Senior Secured Noteholders and (b) the termination of interest payments and accruals in favor of the Senior Secured Noteholders other than such interest as is actually earned on the cash in such escrow account.

          "LIENS" means all liens, mortgages, security interests, pledges, charges, encumbrances or other legally cognizable security devices of any kind against the Remaining Assets.

          "NEW ANCHOR" means Anchor Glass Container Corporation (formerly Anchor Glass Acquisition Corporation), a Delaware corporation.

          "NEW ANCHOR COMMON STOCK" means the 490,898 shares of common stock, par value $0.10 per share, of New Anchor issued to Anchor pursuant to the terms and provisions of the Asset Purchase Agreement.

          "NEW ANCHOR PREFERRED STOCK" means the $46,983,000 face amount of 10% Series A Cumulative Convertible Preferred Stock of New Anchor issued to Anchor pursuant to the terms and provisions of the Asset Purchase Agreement.

          "NEW ANCHOR SECURITIES" means, collectively, the New Anchor Common Stock and the New Anchor Preferred Stock.

          "OPERATING ACCOUNT" means the account originally established by the Debtors with Barnett Bank, N.A., Tampa, Florida pursuant to the Escrow Account Order and continued by the Administrative Trustee or the Debtors pursuant to the Confirmation Order and utilized by the Administrative Trustee to fund the on-going operating expenses of the Administrative Trust.

          "OTHER SECURED CLAIM" means any Secured Claim other than those relating to the Senior Secured Notes.

          "OTHER UNSECURED CLAIM" means any Claim against the Debtors that is not an Administrative Expense Claim, a Priority Claim, a Convenience Claim, a Secured Claim, a Senior Debt Claim, a Subordinated Debenture Claim or an Intercompany Claim.

          "OTHER UNSECURED CLAIMS DISTRIBUTION AMOUNT" means, at any date of determination, the Class 9 Other Unsecured Claims' Ratable Portion of the Available Cash and New Anchor Securities at such date.

          "OWENS-BROCKWAY" means Owens-Brockway Glass Container Inc., a Delaware corporation.

          "PARTIAL PAYMENT ORDER" means the "Order Approving Partial Payment of Principal Debt Owed to Senior Secured Noteholders and Modifying Cash Collateral Order", as entered by the Bankruptcy Court on March 14, 1997.

          "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other organizations, irrespective of whether they are legal entities, governments and agencies and political subdivisions thereof or other entities.

          "PETITION DATE" means the respective date on which each Debtor commenced its Chapter 11 Case by filing a petition for relief under chapter 11 of the Bankruptcy Code.

          "PLAN" means this chapter 11 liquidating plan of reorganization, either in its present form or as it may be altered, amended, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the Bankruptcy Rules.

          "PREFERRED SHARES DISTRIBUTION LIST" has the meaning set forth in
Section 6.3.3 of this Plan.

          "PRIORITY CLAIMS" means, collectively, Priority Tax Claims and Priority Non-Tax Claims.

          "PRIORITY NON-TAX CLAIM" means a Claim for an amount entitled to priority under Section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim or a Priority Tax Claim.

          "PRIORITY TAX CLAIM" means a Claim for any Tax entitled to priority under Subsection 507(a)(8) of the Bankruptcy Code.

          "PROFESSIONAL" means any professional employed or to be compensated pursuant to Section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code.

          "PROFESSIONAL CLAIM" means a claim for compensation and/or reimbursement of expenses pursuant to Section 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with an application made to the Bankruptcy Court in the Chapter 11 Cases.

          "PRO RATA SHARE" means, with respect to any distribution to a Class under this Plan, proportionate sharing pursuant to which the ratio of the amount distributed on account of an Allowed Claim to the amount of such Allowed Claim is the same as the ratio of the total amount distributed to such Class to the total amount of all Allowed Claims and Disputed Claims in such Class.

          "RATABLE PORTION" means, with respect to any distribution of Available Cash and New Anchor Securities to holders of Allowed Class 7, Class 8 and Class 9 Claims, proportionate sharing pursuant to which the ratio of the amount distributed on account of such a Class to the amount of the sum of the distributions to Class 7, Class 8 and Class 9 is the same as the ratio of the total amount of all Allowed Claims and Disputed Claims in such a Class to the total aggregate amount of all Allowed Claims and Disputed Claims in Class 7, Class 8 and Class 9.

          "RECORD HOLDER" means, with respect to each Senior Note, Senior Secured Note or Subordinated Debenture, the Person listed as of the Distribution Record Date as its registered holder on the appropriate ledger or record book.

          "RECYCLING" means Anchor Recycling Corporation, as Debtor and Debtor-in-Possession.

          "RELEASEES" has the meaning set forth in Section 10.2 of this Plan.

          "REMAINING ASSETS" means any and all cash, assets, or other property of the Debtors, the Estate and the Administrative Trust of every kind and character including, without limitation, (i) the property listed in Appendix 1,
(ii) the cash and New Anchor Securities in the Escrow Account, the Distribution Reserve and the Operating Account, (iii) the Avoidance Actions and (iv) all rights in, to and under the Asset Purchase Agreement including any claims or causes of action against New Anchor and/or Owens-Brockway pursuant to the terms and provisions of the Asset Purchase Agreement or otherwise.

          "SCHEDULES" means the schedules of assets and liabilities filed by the Debtors with the clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

          "SECURED CLAIMS" means a prepetition Claim that is secured, in whole or in part, as of the Petition Date, by a valid and perfected lien on property on which the Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, solely to the extent of the value of the interest of the holder of such Claim in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to
Section 506(a) of the Bankruptcy Code.

          "SENIOR DEBT" means, as such term is defined in the Subordinated Debentures Indenture, the principal of, premium, if any, and interest on any Indebtedness (as defined hereinafter) of Anchor, whether outstanding on the date of the Subordinated Debentures Indenture or thereafter created, incurred, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument under which such Indebtedness is created, incurred, assumed or guaranteed expressly provides that such Indebtedness shall not be senior or superior in right of payment to the Subordinated Debentures. Without limiting the generality of the foregoing, "SENIOR DEBT" shall include all Obligations of Anchor with respect to the Senior Secured Notes, the Senior Notes, and the Senior Secured Deficiency Claims. For purposes of this definition of "SENIOR DEBT" and as such term is defined in the Subordinated Debentures Indenture, "INDEBTEDNESS", with respect to any Person, means and includes the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, or other financial products (including for all purposes under the Subordinated Debentures Indenture unpaid reimbursement obligations in respect of letters of credit); (c) all obligations of such Person to pay the deferred purchase price of assets or services, exclusive of trade payables that, by their terms, are due and payable within ninety (90) calendar days of the creation thereof; (d) all obligations of such Person in respect of capital leases; (e) all obligations or liabilities of others secured by a Lien (as defined in the Subordinated Debentures Indenture) on any asset owned by such Person, irrespective of whether such obligation or liability is assumed by such Person, to the extent of the lesser of such obligation or liability or the fair market value of such asset; (f) any guaranties of such Person of any Indebtedness of another Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire any Disqualified Stock (as defined in the Subordinated Debentures Indenture); and (h) all obligations of such Person in respect of Interest Rate Protection Agreements (as defined in the Subordinated Debentures Indenture) or Currency Swap Agreements (as defined in the Subordinated Debentures Indenture) (the amount of which shall be deemed to equal 5% of the notional amount, if applicable). In the event of any inconsistency between these definitions of "SENIOR Debt", and, for purposes of this definition of "SENIOR DEBT", "INDEBTEDNESS" and such definitions in the Subordinated Debentures Indenture, the definitions in the Subordinated Debentures Indenture shall govern.

          "SENIOR DEBT CLAIMS" means the Claims of the holders of Senior Debt.

          "SENIOR DEBT DISTRIBUTION AMOUNT" means, as of any date of determination, the Class 7 Senior Debt Ratable Portion of the Available Cash and the New Anchor Securities at such date.

          "SENIOR NOTEHOLDERS" means the Beneficial Holders of the Senior Notes.

          "SENIOR NOTEHOLDERS' TRUSTEE" means First Trust of Illinois, National Association (the successor by acquisition to Continental Bank, National Association) and its successors and assigns.

          "SENIOR NOTES" means Anchor's 10.25% Senior Notes due 2002, Series A, issued pursuant to the Senior Notes Indenture.

          "SENIOR NOTES INDENTURE" means that certain indenture dated as of October 15, 1992 between Anchor and the Senior Noteholders' Trustee pursuant to which the Senior Notes were issued.

          "SENIOR SECURED DEFICIENCY CLAIM" means the amount by which the Allowed Claims for the Senior Secured Notes exceeds the Allowed Senior Secured Noteholder Amount.

          "SENIOR SECURED NOTEHOLDER CLAIMS" means the secured portion of the Claims of the holders of Senior Secured Notes.

          "SENIOR SECURED NOTEHOLDERS" means the Beneficial Holders of the Senior Secured Notes.

          "SENIOR SECURED NOTEHOLDERS FINANCING AGREEMENTS" means the Senior Secured Notes, the Senior Secured Notes Purchase Agreements, the Amended and Restated Pledge and Security Agreement, the Adequate Protection Order, the Cash Collateral Order and the Partial Payment Order.

          "SENIOR SECURED NOTES PURCHASE AGREEMENTS" means those certain Note Purchase Agreements dated as of June 24, 1991, pursuant to which the Senior Secured Notes were issued and that certain Noteholder Restructuring Agreement dated as of January 12, 1996, which, INTER ALIA, amended those certain Note Purchase Agreements, in each case together with any and all instruments, documents and agreements entered into in connection with such agreements.

          "SENIOR SECURED NOTES" means the $38,000,000 in original principal amount of Floating Rate Series A Senior Secured Notes due July 15, 1998, the $202,000,000 in original principal amount of 9.91% Series B Senior Secured Notes due July 15, 1999, and the $10,000,000 in original principal amount of Floating Rate Series C Senior Secured Notes due July 15, 1999 of Anchor issued pursuant to the Senior Secured Notes Purchase Agreements.

          "SMITH BARNEY ESCROW ACCOUNT" means an account within the Distribution Reserve funded with $100,000 cash, to be held until six (6) months after completion of the duties of Smith Barney Inc. as escrow agent under the Escrow Agreement, for the payment of the Escrow Indemnification Obligation.

          "STATE STREET" means State Street Bank and Trust Company of Connecticut, N.A.

          "SUBORDINATED DEBENTURES" means Anchor's 9.875% Senior Subordinated Debentures due 2008, issued pursuant to the Subordinated Debentures Indenture.

          "SUBORDINATED DEBENTURE CLAIMS" means the Claims of the holders of Subordinated Debentures.

          "SUBORDINATED DEBENTURES INDENTURE" means that certain Indenture dated as of December 1, 1993 between Anchor and the Subordinated Debentures' Trustee pursuant to which the Subordinated Debentures were issued.

          "SUBORDINATED DEBENTURES' DISTRIBUTION AMOUNT" means, at any date of determination, the Class 8 Subordinated Debentures' Ratable Portion of the Available Cash and New Anchor Securities at such date.

          "SUBORDINATED DEBENTURES' TRUSTEE" means The Chase Manhattan Bank as trustee to the Beneficial Holders of the Subordinated Debentures.

          "SUBORDINATED DEBENTURES' TRUSTEE REIMBURSEMENT AMOUNT" has the meaning set forth in Section 4.9 of this Plan.

          "TAX" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, imposed on, or with respect to such assessments.

          "TOTAL SENIOR DEBT RECOVERY AMOUNT" means payment in full, in cash, of all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing the Senior Debt and due or to become due with respect to the Senior Debt (including interest accruing after, or that would accrue but for the occurrence of the commencement of, any bankruptcy, reorganization, liquidation or similar proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim in any such proceeding).

          "TRUSTEE" has the meaning set forth in Section 7.4 of this Plan.

          "VOTING RECORD DATE" means 5:00 p.m. New York City time on __________ __, 1997.

          "WIND-DOWN BUDGET" means the budget of expenses dated as of __________ __, 1997 and attached hereto as Exhibit 3 and such modifications to such budgets as have been approved by order of the Bankruptcy Court after appropriate notice to the Committee, for winding down the affairs of the Debtors and the Administrative Trust, including, among other things, the sale, disposition, collection, or other realization of value of any kind in respect of the Remaining Assets, holding and distributing the consideration to be distributed to holders of Claims pursuant to this Plan, the Administrative Trust Agreement, the Confirmation Order, or such other orders as may be entered by the Bankruptcy Court, the completion of the process of prosecution or settlement of objections to Disputed Claims asserted by the Debtors or the Administrative Trustee and the completion of all other obligations of the Debtors and the Administrative Trust pursuant to this Plan, the Administrative Trust Agreement, the Confirmation Order, or such other orders as may be entered by the Bankruptcy Court.

          1.2 UNDEFINED TERMS. Terms and phrases, whether capitalized or not, that are used and not defined in this Plan, but that are defined in the Bankruptcy Code, have the meanings ascribed to them in the Bankruptcy Code.

          1.3 RULES OF INTERPRETATION. Unless otherwise specified, all section, article, and exhibit references in this Plan are to the respective section in, article of, or exhibit to this Plan, as the same may be amended, waived, or modified from time to time. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Words denoting the singular number shall include the plural number and vice versa. The rules of construction set forth in Section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS


          2.1 CREATION OF CLASSES. For purposes of organization only with respect to Administrative Expense Claims and Priority Claims and for purposes of organization, voting, and all confirmation matters with respect to other Claims and Interests, this Plan classifies the Claims against and the Interests in the Debtors as follows:

         (a)   Class 1--Administrative Expense Claims (Anchor and Recycling)

         (b)   Class 2--Priority Tax Claims (Anchor and Recycling)

         (c)   Class 3--Priority Non-Tax Claims (Anchor and Recycling)

         (d)   Class 4--Convenience Claims (Anchor and Recycling)

         (e)   Class 5--Senior Secured Noteholder Claims (Anchor)

         (f)   Class 6--Other Secured Claims (Anchor)

         (g)   Class 7--Senior Debt Claims (Anchor)

         (h)   Class 8--Subordinated Debenture Claims (Anchor)

         (i)   Class 9--Other Unsecured Claims (Anchor and Recycling)

         (j)   Class 10--Intercompany Claims (Anchor and Recycling)

         (k)   Class 11--Interests in Anchor

         (l)   Class 12--Interests in Recycling

          2.2 CLAIMS MAY BE IN MORE THAN ONE CLASS. An Allowed Claim is part of a particular Class only to the extent that the Allowed Claim qualifies within the definition of that Class and such Claim shall be part of a different Class to the extent that the remainder of the Claim qualifies within the description of a different Class.

                                   ARTICLE III

                    IDENTIFICATION OF CLASSES OF CLAIMS THAT
                ARE AND ARE AND ARE NOT IMPAIRED UNDER THIS PLAN

         3.1 CLASSES OF CLAIMS NOT IMPAIRED. The Classes containing Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, Convenience Claims, and Other Secured Claims are not impaired under this Plan.

          3.2 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. Other than the Classes specified in Section 3.1 above, all other Classes of Claims and Interests are impaired under this Plan.

          3.3 IMPAIRMENT CONTROVERSIES. If a controversy arises as to whether any Claim or Interest, or any Class of Claims or Class of Interests, is impaired under this Plan, such Class shall be treated as specified in this Plan unless the Bankruptcy Court shall determine such controversy differently upon motion of the party challenging the characterization of a particular Class of Claims or Class of Interests under this Plan.

                                   ARTICLE IV

                     PROVISIONS FOR TREATMENT OF CLASSES OF
                              CLAIMS AND INTERESTS

          4.1 SATISFACTION OF CLAIMS. The treatment of and consideration to be received by holders of Allowed Claims or Allowed Interests pursuant to this
Article IV shall be in full satisfaction, settlement, release and discharge of such holder's respective Claims against or Interests in the Debtors and the Estate, except as otherwise provided in this Plan or the Confirmation Order.

          4.2 CLASS 1--ADMINISTRATIVE EXPENSE CLAIMS. Each holder of an Allowed Administrative Expense Claim shall receive in full satisfaction thereof (i) the amount of such Allowed Claim, in cash, on or as soon as practicable after the later of (a) the Effective Date, or (b) the date that is ten (10) Business Days after such Claim becomes an Allowed Claim; or (ii) such other treatment as may be agreed upon in writing by the holder of such Claim, the Debtors, the Administrative Trustee, or as the Bankruptcy Court has ordered; PROVIDED, HOWEVER, that Allowed Administrative Expense Claims representing accounts payable, or other claims, liabilities or obligations incurred in the ordinary course of business of either Debtor subsequent to the Petition Date shall be paid or performed by the respective Debtor in accordance with the terms and conditions of each agreement relating thereto in the ordinary course of such Debtor's business.

          With the exception of applications for compensation for fees and reimbursement of expenses filed by holders of Professional Claims, which applications shall be filed no later than forty-five (45) days after the Effective Date, and claims against the Smith Barney Escrow Account, which shall be filed by a date to be agreed upon by and among the Debtors, Smith Barney Inc. and the Committee, or such date as may be set by the Bankruptcy Court on notice to those parties, all requests for payment of Administrative Expense Claims (or any other means of preserving and obtaining payment of Administrative Expense Claims found to be effective by the Bankruptcy Court) shall be filed by the earlier of (i) forty-five (45) days after the date of service of notice of the Effective Date, or (ii) any applicable bar date established by the Bankruptcy Court and noticed separately by Debtors; and if such requests for payment of Administration Expense Claims are not so filed, the holders of such Claims shall be forever barred and shall not be able to assert such Claims in any manner against the Debtors, the Administrative Trust or the Remaining Assets; PROVIDED, however, that no such request for payment shall be required with respect to claims, liabilities, or obligations incurred in the ordinary course of the wind-down of the assets and property of the Estate incurred in accordance with the Wind-down Budget, unless a dispute exists as to any such liabilities, or unless the provisions of the Bankruptcy Code require the filing of a request for payment as a precondition to payments being made on any such liability.

          4.3 CLASS 2--PRIORITY TAX CLAIMS. Each holder of an Allowed Priority Tax Claim shall receive in full satisfaction thereof (i) the amount of such Allowed Claim, in cash, on or as soon as practicable after the later of (a) the Effective Date, or (b) the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, or (ii) such other treatment as may be agreed upon in writing by the holder of such Claim, the Debtors, the Administrative Trustee, or as the Bankruptcy Court has ordered.

          4.4 CLASS 3--PRIORITY NON-TAX CLAIMS. Each holder of an Allowed Priority Non- Tax Claim shall receive in full satisfaction thereof (i) the amount of such Allowed Claim, in cash, on or as soon as practicable after the later of (a) the Effective Date, or (b) the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, or (ii) such other treatment as may be agreed upon in writing by the holder of such Claim and the Debtors, the Administrative Trustee, or as the Bankruptcy Court has ordered.

          4.5 CLASS 4--CONVENIENCE CLAIMS. Each holder of an Allowed Convenience Claim shall receive in full satisfaction thereof cash equal to the Allowed Amount of such Claim, on or as soon as practicable after the later of (i) the Effective Date, or (ii) the date that is ten (10) Business Days after such Claim becomes an Allowed Claim.

          4.6 CLASS 5--SENIOR SECURED NOTEHOLDER CLAIMS. Unless the Bankruptcy Court shall have entered the Interest Payment Order, in which case the holders shall be entitled to the treatment of their claims set forth therein, cash, equal in amount to the amount by which the alleged amount of the Senior Secured Noteholder Claims as of the Effective Date exceeds the sum of the total payments made during the period from the Petition Date to the Effective Date or thereafter on account of the Senior Secured Notes (the "Paid Portion of the Allowed Senior Secured Noteholder Amount") shall be distributed to the Class 5 Distribution Reserve. Within ten (10) Business Days after the Bankruptcy Court determines by a Final Order the Allowed Senior Secured Noteholder Amount, funds equal in amount to the amount by which the Allowed Senior Secured Noteholder Amount as of the Effective Date exceeds the Paid Portion of the Allowed Senior Secured Noteholder Amount, together with Earned Interest on such Amount, shall be distributed from such account to the Collateral Agent in full satisfaction thereof. Any excess funds in such account after the distribution to the Collateral Agent described in the preceding sentence shall constitute Available Cash. The Senior Secured Deficiency Claim, if any, resulting from the Bankruptcy Court's determination of the Allowed Senior Secured Noteholder Amount shall be treated as a Class 7 Senior Debt Claim.

          4.7 CLASS 6--OTHER SECURED CLAIMS. Each holder of an Allowed Other Secured Claim shall receive in full satisfaction thereof either (a) cash equal to the amount of such Allowed Secured Claim on or as soon as practicable after the later of (i) the Effective Date and (ii) the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, or (b) the Administrative Trust shall abandon the property that secures the Allowed Class 6 Claim to the holder of such Claim.

          4.8 CLASS 7--SENIOR DEBT CLAIMS. Each holder of an Allowed Senior Debt Claim shall receive in full satisfaction thereof its Pro Rata Share of the Senior Debt Distribution Amount on or as soon as practicable after the later of
(i) the Effective Date and (ii) the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, and thereafter on each subsequent Distribution Date as contemplated by Section 6.2.5 of this Plan; PROVIDED, HOWEVER, that if a holder of an Allowed Senior Debt Claim receives its first distribution after the Initial Distribution Date, such holder shall also receive a Catch-Up Distribution. In the event that the Senior Debt Distribution Amount is insufficient to pay to the holders of the Senior Debt an aggregate amount equal in value to the Total Senior Debt Recovery Amount, then the Subordinated Debentures' Distribution Amount shall be disbursed by the Disbursing Agent after payment of the Subordinated Debentures' Trustee Reimbursement Amount to the Subordinated Debentures' Trustee, in accordance with the provisions of Sections
4.9 and 6.4(iv) of this Plan for distribution to the holders of Senior Debt until the holders of Senior Debt shall have received an aggregate amount in cash and New Anchor Securities in value equal to the Total Senior Debt Recovery Amount. Senior Debt Claims shall be deemed Allowed unless an objection is filed with the Bankruptcy Court prior to the Effective Date.

          4.9 CLASS 8--SUBORDINATED DEBENTURE CLAIMS. Each holder of an Allowed Subordinated Debenture Claim shall receive in full satisfaction thereof its Pro Rata Share of the Subordinated Debentures' Distribution Amount on or as soon as practicable after the later of (i) the Effective Date and (ii) the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, and on each subsequent Distribution Date as contemplated by Section 6.2.5 of this Plan; PROVIDED, HOWEVER, that if a holder of an Allowed Subordinated Debenture Claim receives its first distribution after the Initial Distribution Date, such holder shall also receive a Catch-Up Distribution; PROVIDED FURTHER, HOWEVER, that in the event the holders of Allowed Senior Debt Claims have not received payment in an aggregate amount in cash and New Anchor Securities having a value equal to the Total Senior Debt Recovery Amount, then the Disbursing Agent shall, after first distributing to the Subordinated Debentures' Trustee an amount (the "Subordinated Debentures' Trustee Reimbursement Amount") equal to the (i) reasonable compensation for its services, (ii) reimbursement of the reasonable disbursements, advances and expenses incurred or made by the Subordinated Debentures' Trustee including, without limitation, reasonable compensation, disbursements and expenses of its agents and counsel, and (iii) the indemnification obligations of Anchor, all pursuant to and as set forth in
Section 7.07 of the Subordinated Debentures Indenture, disburse the Subordinated Debentures' Distribution Amount in accordance with the provisions of Section 6.4(iv) of this Plan for distribution to the holders of Senior Debt until the holders of Senior Debt shall have received an aggregate amount in cash and New Anchor Securities equal in value to the Total Senior Debt Recovery Amount. Subordinated Debenture Claims shall be deemed Allowed unless an objection is filed with the Bankruptcy Court prior to the Effective Date.

          4.10 CLASS 9--OTHER UNSECURED CLAIMS. Each holder of an Allowed Other Unsecured Claim shall receive in full satisfaction thereof its Pro Rata Share of the Other Unsecured Claims Distribution Amount on or as soon as practicable after the later of (i) the Effective Date and (ii) the next Distribution Date following the date on which such Claim becomes an Allowed Claim, and thereafter on each subsequent Distribution Date as contemplated by Section 6.2.5 of this Plan; PROVIDED, HOWEVER, that if a holder of an Allowed Other Unsecured Claim receives its first distribution after the Initial Distribution Date, such holder shall also receive a Catch-Up Distribution.

          4.11 CLASS 10--INTERCOMPANY CLAIMS. The holders of Intercompany Claims shall not receive or retain any property under this Plan on account of such Intercompany Claims, and such Intercompany Claims shall be canceled pursuant to
Section 7.1 of this Plan. Anchor and Recycling accept the treatment accorded the holders of Class 10 Claims hereunder.

          4.12 CLASS 11--INTERESTS IN ANCHOR. Holders of Class 11 Interests will receive no distributions nor retain any property under this Plan. Class 11 Interests will be deemed canceled and be of no further force and effect on the Effective Date and all certificates or other Instruments representing such Interests shall be deemed extinguished. Container Holdings accepts the treatment accorded the holders of Class 11 Interests hereunder.

          4.13 CLASS 12--INTERESTS IN RECYCLING. Holders of Class 12 Interests will receive no distributions nor retain any property under this Plan. Class 12 Interests will be deemed canceled and be of no further force and effect on the Effective Date and all certificates or other instruments representing such Interests shall be deemed extinguished. Anchor accepts the treatment accorded to it as the holder of Class 12 Interests hereunder.

                                    ARTICLE V

                    ACCEPTANCE OR REJECTION OF PLAN; CRAMDOWN

          5.1 CLASSES AND CLAIMS ENTITLED TO VOTE. Each impaired Class of Claims or Interests shall be entitled to vote separately to accept or reject this Plan. The Beneficial Holders of Claims in Classes 5, 7, 8 and 9 as of the Voting Record Date are entitled to vote to accept or reject this Plan. The Senior Secured Noteholder Claims, the Senior Debt Claims, the Subordinated Debenture Claims and the Other Unsecured Claims shall be deemed to be "Allowed" for purposes of voting on this Plan unless, prior to the Voting Record Date, the Debtors have filed an objection to the voting of any of those Claims with the Bankruptcy Court.

          Classes of Claims or Interests not impaired under this Plan shall not be entitled to vote to accept or reject this Plan, and shall be presumed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code. Classes 1, 2, 3, 4, and 6 are not impaired and hence are not entitled to vote to accept or reject this Plan and are presumed to have accepted this Plan.

          5.2 CLASS ACCEPTANCE REQUIREMENT. A Class of Claims shall have accepted this Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted on this Plan.

          5.3 ONE VOTE PER HOLDER. If a holder of a Claim holds more than one Claim in any one Class, all Claims of such holder in such Class shall be aggregated and deemed to be one Claim for purposes of determining the number and amount of Claims in such Class voting on this Plan.

          5.4 CRAMDOWN. If all applicable requirements for confirmation of this Plan are met as set forth in Bankruptcy Code Section 1129(a)(1) through (13) except subsection (8) thereof, the Debtors shall request that the Bankruptcy Court confirm this Plan in accordance with Section 1129(b) of the Bankruptcy Code, so long as one impaired Class of Claims has accepted this Plan, on the basis that this Plan is fair and equitable and does not discriminate unfairly with respect to any non-accepting, impaired Class.

                                   ARTICLE VI

                            FUNDING OF DISTRIBUTIONS
                         AND PROVISIONS FOR TREATMENT OF
                                 DISPUTED CLAIMS

          6.1 FUNDING OF DISTRIBUTIONS UNDER THIS PLAN. On or before the Effective Date, there shall be a sufficient amount of cash in the Escrow Account to make the distributions required to be made to the holders of Allowed Claims in Classes 1, 2, 3, 4, 5 and 6 under this Plan. On the Effective Date, the Administrative Trustee shall fund the Distribution Reserve for Classes 1, 2, 3, 4, 5 and 6 with cash, and will fund the Distribution Reserve for Classes 7, 8 and 9 with New Anchor Securities, and with their Ratable Portion of Available Cash, in each case, free and clear of all Claims and Liens and contractually imposed restrictions, except for any Lien provided for in this Plan and the Liens which have attached to the net proceeds originally deposited into the Escrow Account transferred to the Administrative Trust. Notwithstanding anything herein to the contrary, Available Cash does not include (a) any cash in the Distribution Reserve for Classes 1, 2, 3, 4, 5 and 6, which may be required to be paid to Disputed Claims and (b) cash in the Distribution Reserve reserved to meet the expenses of the Administrative Trustee pursuant to the Wind-down Budget, unless such cash is transferred from the Distribution Reserve to the Operating Account pursuant to this Plan. The Administrative Trustee may seek one or more orders of the Bankruptcy Court, upon notice to the Committee, estimating or modifying the amount of cash, New Anchor Securities or other property to be deposited in any Distribution Reserve. All other cash amounts recovered by the Administrative Trustee from Remaining Assets shall be allocated as provided for herein, except as otherwise provided by order of the Bankruptcy Court upon motion on notice to the Committee, determining that it is necessary to utilize cash in any Distribution Reserve to pay amounts due to more senior classes or to pay expenses incurred in connection with the Wind-down Budget.

          6.2 DISTRIBUTION PROCEDURES. Except as otherwise provided in this Plan, each initial distribution of cash, New Anchor Securities and other property in respect of an Allowed Claim shall be made on the later of the Effective Date and the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed by Final Order, or unless otherwise provided by order of the Bankruptcy Court.

          6.2.1 DISTRIBUTIONS TO HOLDERS OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS, ALLOWED PRIORITY TAX CLAIMS AND ALLOWED PRIORITY NON-TAX CLAIMS Commencing on the Effective Date, the Administrative Trustee shall, in accordance with Sections 4.2, 4.3 and 4.4 of this Plan, respectively, distribute to each holder of a then unpaid Allowed Administrative Expense Claim, Allowed Priority Tax Claim and Allowed Priority Non-Tax Claim the cash distribution to which the Allowed amount of such holder's Claim entitles such holder. The cash deposited in the Distribution Reserve in respect of the remaining Administrative Expense Claims, Priority Tax Claims and Priority Non-Tax Claims (or portions thereof) shall be maintained by the Administrative Trustee as part of the Distribution Reserve and shall be distributed to the holders of Administrative Expense Claims, Priority Tax Claims and Priority Non-Tax Claims pursuant to Sections 4.2, 4.3 and 4.4 of this Plan, respectively, if and to the extent that the balance, if any, of such Claims is Allowed by Final Order.

          To the extent that an Administrative Expense Claim, a Priority Tax Claim or a Priority Non-Tax Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive Earned Interest on the cash reserved with respect to the Allowed amount of such Claim, calculated from the Effective Date through and including the day preceding the applicable Distribution Date. The Earned Interest on such distribution shall be paid at the same time as the distribution made to the holder of an Allowed Administrative Expense Claim or Priority Claim. The Administrative and Priority Distribution Reserve Surplus, if any, resulting from the disallowance of all or a portion of the Disputed Administrative Expense Claims and Priority Claims shall be transferred promptly by the Administrative Trustee to the Distribution Reserve for the holders of Class 7, Class 8 and Class 9 Allowed Claims in accordance with Section 6.2.5 below.

          6.2.2 DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 4 CONVENIENCE CLAIMS. Commencing on the Effective Date, the Administrative Trustee shall, in accordance with Section 4.5 of this Plan, distribute to each holder of a then unpaid Allowed Convenience Claim the cash distribution to which the Allowed amount of such holder's Claim entitles such holder. The cash deposited in the Distribution Reserve in respect of the remaining Convenience Claims (or portions thereof) shall be maintained by the Administrative Trustee as part of the Distribution Reserve and shall be distributed to the holders of Convenience Claims pursuant to Section 4.5 of this Plan, if and to the extent that the balance, if any, of such Claims is Allowed by Final Order.

          To the extent that a Convenience Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive Earned Interest on the cash reserved with respect to the Allowed amount of such Claim, calculated from the Effective Date through and including the day immediately preceding the applicable Distribution Date. The Earned Interest shall be paid at the same time as the distribution made to the holder of an Allowed Convenience Claim. The Class 4 Distribution Reserve Surplus, if any, resulting from the disallowance of all or a portion of the Disputed Convenience Claims shall be transferred promptly by the Administrative Trustee to the Distribution Reserve for the holders of Class 7, Class 8 and Class 9 Allowed Claims in accordance with
Section 6.2.5 below.

          6.2.3 DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 5 SENIOR SECURED NOTEHOLDER CLAIMS.

          (a) If the Bankruptcy Court has not entered the Interest Payment Order, commencing on the Effective Date, the Administrative Trustee shall, in accordance with Section 4.6 of this Plan, distribute to the Collateral Agent for distribution to the holders of then unpaid Allowed Senior Secured Noteholder Claims the amount by which the Allowed Senior Secured Noteholder Amount as of the Effective Date exceeds the Paid Portion of the Allowed Senior Secured Noteholder Amount. To the extent that the Senior Secured Noteholder Claims are Allowed after the Effective Date, the holders thereof shall be entitled to receive Earned Interest on the cash reserved with respect to the amount by which the Allowed Senior Secured Noteholder Amount as of the Effective Date exceeds the Paid Portion of the Allowed Senior Secured Noteholder Amount, calculated from the Effective Date through and including the day immediately preceding the applicable Distribution Date. The Earned Interest on such distribution shall be paid at the same time as the distribution made to the Collateral Agent on behalf of the holders of Allowed Senior Secured Noteholder Claims. The Class 5 Distribution Reserve Surplus, if any, resulting from the disallowance of all or a portion of the Senior Secured Noteholder Claims which are Disputed Claims shall be transferred promptly by the Administrative Trustee to the Distribution Reserve for the holders of Class 7, Class 8 and Class 9 Allowed Claims in accordance with Section 6.2.5 below.

          (b) If the Bankruptcy Court has entered the Interest Payment Order, each holder of a then unpaid Allowed Senior Secured Noteholder Claim shall receive the treatment provided for by that Order.

          6.2.4 DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 6 OTHER SECURED CLAIMS. Commencing on the Effective Date, the Administrative Trustee shall, in accordance with Section 4.7 of this Plan, distribute to each holder of a then unpaid Allowed Other Secured Claim the cash distribution to which the Allowed amount of such holder's Claim entitles such holder. The cash deposited in the Distribution Reserve in respect of the remaining Other Secured Claims (or portions thereof) shall be maintained by the Administrative Trustee as part of the Distribution Reserve and shall be disbursed to the Disbursing Agent for distribution to the holders of Other Secured Claims pursuant to Section 4.6 of this Plan, if and to the extent that the balance, if any, of such Claims is Allowed by Final Order.

          To the extent that an Other Secured Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive the cash reserved with respect to the Allowed amount of such Claim and Earned Interest thereon, calculated from the Effective Date through and including the day immediately preceding the applicable Distribution Date. The Earned Interest on such distribution shall be paid at the same time as the distribution made to the holder of an Other Secured Claim. The Class 6 Distribution Reserve Surplus, if any, resulting from the disallowance of all or a portion of the Other Secured Claims which were Disputed Claims shall be transferred promptly by the Administrative Trustee to the Distribution Reserve for the holders of Class 7, Class 8 and Class 9 Allowed Claims in accordance with Section 6.2.5 below.

          6.2.5 DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 7, CLASS 8 AND CLASS 9 CLAIMS. Distributions on the Allowed amounts of Class 7, Class 8 and Class 9 Claims shall be made to the respective holders thereof in accordance with Sections 4.8, 4.9 and 4.10 of this Plan, respectively. Available Cash and New Anchor Securities in the Escrow Account shall be transferred to the Distribution Reserve for the holders of Allowed Class 7, Class 8 and Class 9 Claims on the Effective Date and on each succeeding Distribution Date and distributed with each Class receiving its Ratable Portion of the Available Cash and New Anchor Securities in its Distribution Reserve and each holder of a Claim in a Class receiving its Pro Rata Share of the distribution to such Class; PROVIDED, HOWEVER, that with respect to such distributions, in the event the aggregate value available for distribution to all holders of Allowed Class 7, Class 8 and Class 9 Claims aggregates less than $250,000, such amounts shall instead be distributed to such holders on the next succeeding Distribution Date on which the holders of such Allowed Class 7, Class 8 and Class 9 Claims would be entitled to receive distributions.

          To the extent that a Class 7, Class 8 or Class 9 Claim is a Disputed Claim on the Effective Date, the distribution of Available Cash and New Anchor Securities, allocable to such Disputed Claim shall be transferred from the Escrow Account to the applicable Distribution Reserve. To the extent a Class 7, Class 8 or Class 9 Claim is a Disputed Claim on any subsequent Distribution Date, the Administrative Trustee shall, in the case of distributions of Available Cash and New Anchor Securities from the Escrow Account, deposit into the applicable Distribution Reserve, to the extent not previously transferred to such Distribution Reserve pursuant to the preceding sentence, the Pro Rata Share of funds and securities from the Escrow Account to which the holder of such Disputed Claim would have been entitled had its Claim been Allowed as of such date.

          To the extent that a Class 7, Class 8 or Class 9 Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive (a) the cash reserved with respect to the Allowed amount of such Claim (including cash representing distributions of funds in the Escrow Account) plus Earned Interest thereon, calculated from the Effective Date through and including the day immediately preceding the applicable Distribution Date and (b) the New Anchor Securities reserved with respect to the Allowed amount of such Claim. The Earned Interest on such distribution shall be paid at the same time as the distribution made to the holder of an Allowed Claim in Class 7, Class 8 or Class 9.

          To the extent that after the Effective Date a Class 7, Class 8 or Class 9 Claim is disallowed or is Allowed in an amount less than the Disputed Claim, the Class 7, Class 8 or Class 9 (as applicable) Distribution Reserve Surplus resulting from the disallowance of all or a portion of such Claim shall be transferred promptly by the Administrative Trustee to the applicable Distribution Reserve, for subsequent distribution to the holders of Class 7, Class 8 and Class 9 Allowed Claims in accordance with this Section 6.2.5.

          6.2.6 RESERVE FOR ESTIMATED EXPENSES. No later than twenty-one (21) Business Days prior to the making of the Final Distribution of cash and New Anchor Securities from the Class 7, Class 8 and Class 9 Distribution Reserve, the Administrative Trustee shall provide the Committee with an estimate of any out-of-pocket expenses that are then unpaid or are anticipated to be incurred by the Administrative Trustee and which were not provided for by the Wind-down Budget and, unless the Administrative Trustee is notified of any objection to such additional estimate on or before five (5) Business Days prior to the making of such Final Distribution, the Administrative Trustee shall withdraw from any applicable Distribution Reserve such additional amounts for payment of such unpaid and projected compensation and out-of-pocket expenses, in addition to reserving for those expenses provided for by the Wind-down Budget.

          6.3 MANNER OF DISTRIBUTIONS UNDER THIS PLAN.

          6.3.1 CASH PAYMENTS. Any payment made pursuant to this Plan may be made either in cash, by check drawn on a bank that is a member of the New York Clearing House Association or by wire transfer from such a bank, at the option of the Administrative Trustee.

          6.3.2 NEW ANCHOR SECURITIES. Any distribution of New Anchor Securities to holders of Allowed Claims made pursuant to this Plan shall be distributed by the transfer agent for the New Anchor Securities at the direction of the Administrative Trustee or the Disbursing Agent.

          6.3.3 FRACTIONAL SHARES OF NEW ANCHOR SECURITIES. Fractional shares of New Anchor Securities shall not be issued or distributed. Instead, each time a distribution is to be made to any Class of Allowed Claims, the aggregate of all of the fractional interests in New Anchor Common Stock to which the holders of Allowed Claims in such Class would otherwise be entitled shall be placed in a separate pool (the "FRACTIONAL COMMON SHARES POOL") and the aggregate of all of the fractional interests in New Anchor Preferred Stock to which the holders of Allowed Claims in such Class would otherwise be entitled shall be placed in a separate pool (the "FRACTIONAL PREFERRED SHARES POOL").

          (a) All holders of Allowed Claims in such Class which would otherwise be entitled to a fractional share of New Anchor Common Stock shall be placed on a list (a "DISTRIBUTION LIST") in descending order according to the size of the fractional interest in each share of New Anchor Common Stock to which each such holder is entitled. In the event two or more holders of Allowed Claims are entitled to the same fractional interest (rounded to six decimal places) in a share of New Anchor Common Stock, their relative ranking on any Distribution List shall be determined by lot. Based upon each Distribution List for each share of New Anchor Common Stock for each Class, a whole share of New Anchor Common Stock shall be distributed to holders entitled to the largest fractions of each share of New Anchor Common Stock until all of the whole units of the shares of New Anchor Common Stock in the Fractional Common Shares Pool for each share of New Anchor Common Stock in each Class shall have been distributed;

          (b) All holders of Allowed Claims in such Class which would otherwise be entitled to a fractional share of New Anchor Preferred Stock shall be placed on a list (a "PREFERRED SHARES DISTRIBUTION LIST") in descending order according to the size of the fractional interest in each share of New Anchor Preferred Stock to which each such holder is entitled. In the event two or more holders of Allowed Claims are entitled to the same fractional interest (rounded to six decimal places) in a share of New Anchor Preferred Stock, their relative ranking on any Preferred Shares Distribution List shall be determined by lot. Based upon each Preferred Shares Distribution List for each share of New Anchor Preferred Stock for each Class, a whole share of New Anchor Preferred Stock shall be distributed to holders entitled to the largest fractions of each share of New Anchor Preferred Stock until all of the whole units of the shares of New Anchor Preferred Stock in the Fractional Preferred Shares Pool for each share of New Anchor Preferred Stock in each Class shall have been distributed.

          6.3.4 SETOFFS. The Debtors may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to this Plan in respect of such Claims, any claims of any nature whatsoever any of the Debtors may have against the Creditors, but neither the failure to do so nor the allowance of any such Claims shall constitute a waiver or release by the Debtors of any such claims any of the Debtors may have against such Creditors, and all such claims shall be reserved to and retained by the Administrative Trustee.

          6.3.5 DE MINIMIS DISTRIBUTIONS. No cash payment of less than five ($5.00) dollars shall be made to any Creditor on account of its Allowed Claim.

          6.3.6 SATURDAY, SUNDAY OR LEGAL HOLIDAY. If any payment, distribution or other act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

          6.3.7 FAILURE TO NEGOTIATE CHECKS. Checks issued in respect of distributions under this Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance. Any amounts returned to the Administrative Trustee or the Disbursing Agent in respect of such non-negotiated checks shall be held in the Distribution Reserve. Requests for reissuance for any such check may be made directly to the Administrative Trustee by the holder of the Allowed Claim with respect to which such check originally was issued. Any request for reissuance by the holder of an Allowed Claim in respect of such voided check is required to be made before the second anniversary after the Effective Date. Thereafter, all amounts represented by any voided check shall be transferred promptly by the Administrative Trustee to the Distribution Reserve for the holders of Allowed Claims in Classes 7, 8 and 9, in accordance with
Section 6.2.5 of this Plan, and all Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Administrative Trust and the Remaining Assets.

          6.3.8 UNCLAIMED PROPERTY. Except as otherwise provided in this Plan, any distribution of cash or other property under this Plan which is unclaimed or any interest or investment income that is not allocated after two (2) years following the Effective Date shall be distributed by the Disbursing Agent to the holders of Allowed Class 7, Class 8 and Class 9 Claims in accordance with
Section 6.2.5 of this Plan. Nothing contained in the Plan shall require the Administrative Trustee or the Disbursing Agent to attempt to locate any holder of an Allowed Claim other than by reviewing the records of the Administrative Trust.

          6.3.9 INVESTMENT OF FUNDS Cash held in the Distribution Reserve and the Escrow Account shall be invested by the Administrative Trustee in United States Treasury Bills, commercial paper having an investment grade rate of A-1 or its equivalent, as authorized by the Escrow Account Order, as permitted by
Section 345 of the Bankruptcy Code or by order of the Bankruptcy Court. All investments the proceeds of which are necessary to fund the payments required to be made on a Distribution Date under this Plan shall mature or otherwise be converted into cash on or prior to each Distribution Date.

          6.4 DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS. In accordance with Bankruptcy Rule 3021, the Disbursing Agent or the Administrative Trustee, as the case may be, shall deliver or cause to be delivered:

                  (i) on or as soon as practicable after the later of (A) the Effective Date and (B) the date that is ten (10) Business Days after a Class 1, Class 2, Class 3, Class 4 or Class 6 Claim, as the case may be, becomes an Allowed Claim, cash to be distributed to the holder of such Allowed Claim in accordance with the terms and provisions of
         Article IV of this Plan;

                  (ii) on or as soon as practicable after the later of (A) the Effective Date and (B) the date that is ten (10) Business Days after the Bankruptcy Court determines by a Final Order the Allowed Senior Secured Noteholder Amount, to the Collateral Agent on behalf of the holders of Class 5 Allowed Claims, the amount by which the Allowed Senior Secured Noteholder Amount as of the Effective Date exceeds the Paid Portion of the Allowed Senior Secured Noteholder Amount to be distributed pursuant to Section 4.6 of this Plan;

                  (iii) on or as soon as practicable after the later of (A) the Effective Date and (B) the date that is ten (10) Business Days after a Class 7 Claim becomes an Allowed Claim, and thereafter on each subsequent Distribution Date, cash and New Anchor Securities representing such holder's Pro Rata Share of the Senior Debt Distribution Amount to be distributed pursuant to Section 4.8 of this Plan to (a) the Senior Noteholders' Trustee for distribution to each holder of a Senior Note which holds an Allowed Class 7 Claim and (b) the Collateral Agent for distribution to each holder of a Senior Secured Deficiency Claim which holds an Allowed Class 7 Claim, as applicable; PROVIDED, HOWEVER, that in the event that and to the extent the holders of the Senior Debt have not received an aggregate amount in cash and New Anchor Securities having a value equal to the Total Senior Debt Recovery Amount, then the Senior Noteholders' Trustee and the Collateral Agent, as applicable, shall receive from the Disbursing Agent and shall distribute to each holder of an Allowed Class 7 Claim such holder's Pro Rata Share of the Subordinated Debentures' Distribution Amount; PROVIDED FURTHER, HOWEVER, that such distribution of the Subordinated Debentures' Distribution Amount shall be made only after the Subordinated Debentures' Trustee has received the Subordinated Debentures' Trustee Reimbursement Amount;

                  (iv) on or as soon as practicable after the later of (A) the Effective Date and (B) the date that is ten (10) Business Days after a Class 8 Claim becomes an Allowed Claim, and thereafter on each subsequent Distribution Date, cash and New Anchor Securities representing such holders' Pro Rata Share of the Subordinated Debentures' Distribution Amount to be distributed pursuant to Section
         4.9 of this Plan to the Subordinated Debentures' Trustee, for distribution to each holder of a Subordinated Debenture; PROVIDED, HOWEVER, that in the event that and to the extent that the holders of Senior Debt have not received an aggregate amount in cash and New Anchor Securities having a value equal to the Total Senior Debt Recovery Amount, then until the Class 7 Claims have received the Total Senior Debt Recovery Amount, the Subordinated Debentures' Trustee shall receive only the Subordinated Debentures' Trustee Reimbursement Amount; and

                  (v) on or as soon as practicable after the later of (A) the Effective Date and the next Distribution Date following the date on which such Claim becomes an Allowed Claim, and thereafter on each subsequent Distribution Date to each holder of a Class 9 Allowed Claim, such holder's Pro Rata Share of the Other Unsecured Claims Distribution Amount to be distributed to the holders of such Claim pursuant to
         Section 4.10 of this Plan; in each case subject to the provisions of, among others, Sections 6.3.3 and 7.4 of this Plan. Anchor shall pay all reasonable fees and expenses of the Senior Noteholders' Trustee and the Collateral Agent in acting as secondary disbursing agents as and when such fees and expenses become due and payable without further order of the Bankruptcy Court. In its capacity as a disbursing agent, the Senior Noteholders' Trustee shall retain whatever property it deems necessary to enforce its charging lien, for and until satisfaction of any of its unpaid fees and expenses in acting as a distribution agent under this Plan.

          6.5 RESOLUTION OF DISPUTED CLAIMS. Only Claims that are Allowed shall be entitled to distributions under this Plan. The Administrative Trustee, the Debtors and the Committee reserve the right to contest and object to any Claims, including, without limitation, the Allowed Amount of the Senior Secured Noteholder Claims. Effective as of the Confirmation Date, objections to, and requests for estimation of, Claims, may be initiated and prosecuted only by the Debtors, the Administrative Trustee or the Committee. Unless otherwise ordered by the Bankruptcy Court, the Administrative Trustee or the Committee shall file with the Bankruptcy Court all objections to Claims not previously objected to and requests for estimation of each such Disputed Claim on or before ninety (90) days after the Effective Date with the Bankruptcy Court, and shall serve such objections and estimation requests on the holders of the Disputed Claims or their attorneys where known, and on the Committee and/or the Administrative Trustee, unless it is the person serving such pleading, request or notice.

          Disputed Claims shall be determined and liquidated, at the option of the party filing the objection, either in the (i) Bankruptcy Court or (ii) in the administrative or judicial tribunals in which such Disputed Claims (a) are the subject of litigation or other proceedings pending on the Effective Date or
(b) could have been resolved had the Chapter 11 Cases not been commenced. Any such Disputed Claim whether determined in a non-bankruptcy forum or in the Bankruptcy Court shall be deemed Allowed in such liquidated amount and paid in accordance with the provisions of this Plan after an order determining such amount becomes a Final Order.

                                   ARTICLE VII

                           IMPLEMENTATION AND MEANS OF
                             CONSUMMATING THIS PLAN


          7.1 SUBSTANTIVE CONSOLIDATION. This Plan is premised upon the substantive consolidation of the Debtors. Accordingly, on the Effective Date, Recycling and its Estate shall be merged with and into Anchor and its Estate, and (i) all Intercompany Claims shall be canceled and no distributions shall be made on account thereof; (ii) all assets and all liabilities of the Debtors shall be merged into a single entity; (iii) all guaranties of either Debtor of the payment, performance or collection of obligations of the other Debtor shall be eliminated and canceled; (iv) any obligation of either Debtor and all guaranties thereof executed by the other Debtor shall be treated as a single obligation and such guaranties shall be deemed a single Claim against the consolidated Debtors; (v) all joint obligations of both Debtors, and all multiple Claims against such entities on account of such joint obligations, shall be treated and allowed only as a single Claim against the consolidated Debtors; and (vi) each Claim filed in the Chapter 11 Case of either Debtor shall be deemed filed against the consolidated Debtors and to be a single obligation of the consolidated Debtors.

          7.2 MERGER/DISSOLUTION OF CORPORATE ENTITIES. Consistent with the substantive consolidation of the Debtors provided by this Plan, on the Effective Date, the following merger(s) shall be effective and effectuated pursuant to the Confirmation Order without any further action by the stockholders or directors of either of the Debtors:

                  (a)      Recycling shall be merged with and into Anchor; and

                  (b) Any other affiliate of the Debtors may be (i) merged into Anchor or (ii) dissolved.

          Immediately after the substantive consolidation and mergers provided for by Sections 7.1 and 7.2 of this Plan and on the Effective Date, Anchor shall be dissolved without any further action by the stockholders or directors of the Debtors in order to effectuate the provisions of this Plan in accordance with the Confirmation Order and the officers and employees of the Debtors as of the day preceding the Effective Date shall be deemed to be employees of the Administrative Trust on the Effective Date. The Debtors' officers or the Administrative Trustee shall file a certificate of merger of Recycling and any other affiliate of the Debtors into Anchor, and a certificate of dissolution of Anchor, and shall take all other actions necessary or appropriate to effect such mergers and dissolution under Delaware state law.

          7.3 CORPORATE ACTION. Upon entry of the Confirmation Order, the mergers and dissolutions contemplated by Section 7.2 hereof shall be deemed authorized and approved in all respects. On the Effective Date, the matters provided under this Plan involving the capital and corporate structures of the Debtors, including the mergers and dissolutions effectuated pursuant to Section
7.2 hereof, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors. On the Effective Date, the Administrative Trustee shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by this Plan and the Disclosure Statement, including, but not limited to the actions contemplated by Section 7.2 hereof.

          7.4 CANCELLATION OF EXISTING SECURITIES AND Agreements. (a) On the Effective Date, except as otherwise provided herein, all securities and all instruments and agreements governing any Claims or Interests shall be deemed cancelled and terminated, PROVIDED, HOWEVER, that except as otherwise provided herein, notes, bonds and other evidences of Claims shall, effective upon the Effective Date, represent the right to participate, to the extent such Claims are Allowed, in the distributions contemplated by this Plan.

          (b) The Confirmation Date shall be the Distribution Record Date for determining which holders of Allowed Claims are entitled to receive distributions under this Plan. As of the close of business on the Confirmation Date, the transfer ledgers or registers and any other records determining record ownership for the promissory notes, debentures, bonds, share certificates and other instruments representing the Senior Secured Notes, the Senior Notes, the Subordinated Debentures, and all other Claims and Interests in the Debtors (collectively, the "INSTRUMENTS") shall be closed, and there shall be no further changes in the Record Holders of any Instruments on the books of Anchor or Recycling (or of the Collateral Trustee, the Senior Noteholders' Trustee, the Subordinated Debentures' Trustee or any other trustees, collateral agents, transfer agents or registrars such trustees may have employed in connection therewith (collectively, the "TRUSTEES")), and Anchor and Recycling shall have no obligation to recognize any transfer of any Instrument occurring thereafter, but shall be entitled instead to recognize and deal with, for all purposes under this Plan, except as otherwise provided herein, only those Persons reflected as the Record Holders on such books as of the close of business on the Confirmation Date. On or before the third Business Day next following the Confirmation Date, the Trustees shall deliver to Anchor the transfer ledgers for the Instruments and shall certify to the Debtors a list of the registered holders of the Instruments as of the Confirmation Date for each of the Instruments designating the name, address, taxpayer identification number (if known), certificate number, and the amount of unpaid principal and accrued interest of the Instruments for each holder. The unpaid principal and accrued interest designated shall be the amount outstanding as of the Petition Date. Entities that acquire Instruments after the Confirmation Date will not be entitled to or share in any distribution under this Plan unless such holder can establish his succession of title from the Record Holder of such Instrument as of the Confirmation Date. Until the holders of record on the Confirmation Date or their lawful successors or assigns surrender the Instruments pursuant to Section 7.3(c) hereof, such holders shall have no rights (and the Instruments shall evidence no rights) except to surrender such Instruments pursuant to Section 7.3(c) hereof and to receive in exchange therefor the distribution (if any) to which such holders are entitled pursuant to Article IV of this Plan.

          (c) No holder of any Instrument shall be entitled to any distribution under this Plan unless and until such holder shall have first surrendered or caused to be surrendered the Instrument evidencing such Claim to the Debtors, the Administrative Trustee or other entity designated by order of the Bankruptcy Court, and the designated entity shall distribute or shall cause to be distributed to the holders thereof (or the Trustees on their behalf) the appropriate distribution of property hereunder. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until (i) such Instrument is received by the Debtors, the Administrative Trustee or other designated entity; or (ii) the unavailability of such Instrument is established to the satisfaction of the Debtors or the Administrative Trustee and such holder has executed and delivered an affidavit of loss and indemnity with respect thereto in a form customarily utilized for such purpose that is satisfactory to the Debtors or the Administrative Trustee, and, in the event that the Debtors or the Administrative Trustee so requests, furnishes a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Debtors or the Administrative Trustee, as the case may be. Any such holder that fails to surrender or cause to be surrendered such Instrument, or to execute and deliver an affidavit of loss and indemnity with respect thereto in a form customarily utilized for such purposes that is satisfactory to the Debtors or the Administrative Trustee, as applicable, and, in the event that the Debtors or the Administrative Trustee so request, fails to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Debtors or the Administrative Trustee within one hundred and twenty (120) days after the later of (i) the Effective Date and (ii) the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, shall be deemed to have forfeited all Claims against the Debtors or the Administrative Trust represented by such Instrument, and all property in respect of such forfeited distribution, including (if applicable) interest accrued thereon, shall revert to the Administrative Trust for distribution to other Creditors holding Allowed Claims, in accordance with Article VI of this Plan. As soon as practicable after the surrender of such Instruments or the delivery of such affidavit of loss and indemnity (and, if requested, the furnishing of a bond) as provided in this Section 7.4(c), the Disbursing Agent shall make or shall cause to be made the distributions provided pursuant to Article IV of this Plan.

          (d) Each Creditor which is to receive a distribution under this Plan in full satisfaction of a Secured Claim shall not receive such distribution until such Creditor executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form if appropriate) in connection with such Secured Claim and such other documents as the Debtors or the Administrative Trustee may reasonably request.

          (e) As of the Effective Date, (i) the Senior Secured Note Financing Documents and the Senior Notes Indenture and the Subordinated Debentures Indenture shall be terminated and deemed null and void and of no further force and effect, except as otherwise provided herein, each of the Debtors, on the one hand, and the Trustees, on the other hand, shall be released from any and all obligations under the applicable indenture or security agreement except with respect to the payments required to be made to each such Trustee in respect of its Claims, or with respect to such other rights of such Trustee that, pursuant to the terms of such indenture, survive the termination of such indenture. Termination of the indentures shall not impair the rights of the holders of such Claims to receive distributions on account of such Claims pursuant to this Plan, and shall not impair the rights of any of the Trustees to enforce its charging lien, created in law or pursuant to its indenture, against property that would otherwise be distributed to the holders of such Claims.

          7.5 REGISTRATION EXEMPTION FOR ANCHOR RESOLUTION CORP. COMMON STOCK. The Confirmation Order shall provide that the distribution of New Anchor Securities (including the New Anchor Common Stock into which the New Anchor Preferred Stock is convertible) to the holders of Allowed Claims shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by Section 1145 of the Bankruptcy Code.

          7.6 REVESTING OF ASSETS. The property of the Estate shall revest in the Administrative Trust on the Effective Date. Except as otherwise expressly provided in the Administrative Trust and this Plan, all assets and property of the Debtors shall be revested in the Administrative Trust free and clear of all Liens, Claims and Interests of holders of Claims and Interests, and all such Liens, Claims and Interest, shall be extinguished.

          7.7 THE ADMINISTRATIVE TRUST

          7.7.1 CREATION OF THE ADMINISTRATIVE TRUST. On the Effective Date, the Administrative Trust shall be created and established pursuant to the Administrative Trust Agreement.

          7.7.2 TRANSFERS TO THE ADMINISTRATIVE TRUST. On the Effective Date, the Remaining Assets shall be transferred to the Administrative Trust free and clear of all Claims and Liens and contractually imposed restrictions, except for any Lien provided for in the Administrative Trust Agreement and this Plan.

          7.7.3 THE ADMINISTRATIVE TRUSTEE. From and after the Effective Date, a Person to be designated by the Debtors with the consent of the Committee prior to the Confirmation Date shall serve as the Administrative Trustee pursuant to the Administrative Trust Agreement and this Plan, until death, resignation or discharge and the appointment of a successor Administrative Trustee in accordance with the Administrative Trust Agreement. The Administrative Trustee shall be the exclusive trustee of the Debtors' Estate under Title 11 for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3).

          7.7.4 RESPONSIBILITIES. The responsibilities of the Administrative Trustee under the Administrative Trust Agreement and this Plan shall include:
(i) the receipt of the assets of the Debtors' Estate on behalf of and for the benefit of the holders of Claims under this Plan; maintaining the Operating Account, the Distribution Reserve and the Escrow Account; investing the cash held in the Distribution Reserve and the Escrow Account in accordance with
Section 6.3.9 of this Plan; pursuing objections to, estimations and settlements of Claims; prosecuting retained causes of action including Avoidance Actions and claims arising under the Asset Purchase Agreement; calculating and implementing all distributions to be made under this Plan to Creditors holding Allowed Claims; marketing, selling, leasing or otherwise disposing of or realizing the value of all the Remaining Assets; filing all required tax returns and paying taxes and all other obligations on behalf of the Administrative Trust from funds in the Distribution Reserve and the Escrow Account; periodic reporting to the Committee of the status of the Distribution Reserve, the Escrow Account and Claims resolution process until such time as (a) this Plan is substantially consummated and (b) the Claims resolution process is complete; and such other responsibilities as may be vested in the Administrative Trustee pursuant to this Plan, the Administrative Trust Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of this Plan.

          7.7.5 POWERS. The powers of the Administrative Trustee shall, without Bankruptcy Court approval in each of the following cases, include the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the Debtors or incurred by the Administrative Trustee in connection with the wind-down of the Estate, from the Distribution Reserve, including from the Operating Account, and the Escrow Account in accordance with this Plan; the power to engage employees and professional persons to assist the Administrative Trustee with respect to its responsibilities; the power to retain the services of experienced auctioneers, brokers, and/or marketing agents to assist and/or advise in the sale or other disposition of the Remaining Assets; the authority to pay the fees and expenses of the professional persons, agents and employees engaged by the Administrative Trustee and to pay all other expenses for winding down the affairs of the Debtors and the Administrative Trust in each case in accordance with the Wind-down Budget, or as otherwise agreed to by the Committee or determined by the Bankruptcy Court; the power to dispose of, and deliver title to others of, or otherwise realize the value of all the Remaining Assets; the power to compromise and settle claims and causes of actions; the authority to act on behalf of the Debtors in all adversary proceedings and contested matters (including, without limitation, Avoidance Actions) pending in the Court and in all actions and proceedings pending elsewhere, and, with the consent of the Committee, to settle, retain, enforce, dispute or adjust any Claim or Interest and otherwise pursue actions involving assets of the Debtors that could arise or be asserted at any time under the Bankruptcy Code, unless otherwise waived or relinquished in this Plan; the power to file a motion requesting that the Bankruptcy Court convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, subject to the rights of all parties in interest to oppose such motion; and such other powers as may be vested in or assumed by the Administrative Trustee pursuant to this Plan, the Administrative Trust Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of this Plan. The Administrative Trustee shall exercise such powers in accordance with the provisions of this Plan and the Administrative Trust Agreement. The Administrative Trustee shall consult with the Committee concerning any matter involving an amount equal to or exceeding $100,000 and shall provide the Committee with such financial and accounting information as the Committee may reasonably request.

          7.7.6 COMPENSATION. In addition to reimbursement for the actual out-of-pocket expenses incurred, the Administrative Trustee, and any employees or professionals engaged or retained by the Administrative Trustee, shall be entitled to reasonable compensation for services rendered in connection with the preparation and implementation of this Plan. Subject to the terms and provisions of the Wind-down Budget, with respect to the Administrative Trustee, the terms of his compensation shall be as set forth in the Administrative Trust Agreement. Subject to the terms and provisions of the Wind-down Budget, with respect to any employees engaged and professionals retained, such compensation shall be in an amount and on such terms as may be agreed to by the Administrative Trustee and such employees or professionals with the consent of the Committee, including in accordance with the Employment Agreements. Any dispute with respect to such compensation shall be resolved by agreement among the parties or, if the parties are unable to agree, as determined by the Bankruptcy Court.

          7.7.7 TERMINATION. The duties, responsibilities and powers of the Administrative Trustee shall terminate after the cash, New Anchor Securities and other Remaining Assets have been distributed to the Creditors on the Final Distribution Date in accordance with this Plan.

          7.7.8 TAX TREATMENT OF THE ADMINISTRATIVE TRUST. It is intended that the Administrative Trust will be treated as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d).

          7.8 REMAINING ASSETS. Transfers of the Remaining Assets on the Effective Date shall be made pursuant to the terms of this Plan and, accordingly, to the fullest extent permitted by law, shall be exempt from all stamp taxes and similar taxes within the meaning of Section 1146(c) of the Bankruptcy Code.

                                  ARTICLE VIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          8.1 ASSUMPTION/REJECTION. Effective on and as of the Effective Date, all executory contracts and unexpired leases that exist between the Debtors and any Person which have not previously been assumed and assigned or rejected and are not specified in the list of executory contracts and unexpired leases to be assumed pursuant to this Plan attached to this Plan as Exhibit 4 are hereby specifically rejected.

          8.2 CLAIMS FOR REJECTION DAMAGES. Proofs of claims for damages allegedly arising from the rejection pursuant to this Plan or the Confirmation Order of any executory contract or any unexpired lease to which such Person is a party must be filed with the Bankruptcy Court no later than twenty-five (25) days after entry of the Confirmation Order. Any such proofs of claims not filed within such time shall be forever barred from assertion against the Debtors, the Administrative Trust and the Remaining Assets.

          Objections to any such proof of claim shall be filed not later than sixty (60) days after such proof of claim is filed, and the Bankruptcy Court shall determine any such objection. Unsecured claims arising out of the rejection of executory contracts and unexpired leases shall be Class 9 Other Unsecured Claims entitled to treatment pursuant to Section 4.10 of this Plan.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT


          9.1 CONDITIONS PRECEDENT TO CONFIRMATION. This Plan shall not be confirmed unless and until the following conditions have occurred or been waived by both the Debtors and the Committee:

                  (a) The Bankruptcy Court shall have entered a Final Order in form and substance satisfactory to the Debtors and the Committee, approving the substantive consolidation of the Debtors unless such consolidation is authorized by the Confirmation Order;

                  (b) The form and substance of the Confirmation Order shall be satisfactory to the Debtors and the Committee; and

                  (c) The Bankruptcy Court shall have approved the identity and appointment of the Administrative Trustee and the form of the Administrative Trust Agreement and shall have determined that the Administrative Trustee is duly authorized to take the action contemplated to be taken pursuant to the Plan and the Administrative Trust Agreement effective on the Effective Date, unless such approval and appointment are contained in the Confirmation Order.

                  (d) The Bankruptcy Court shall have entered a Final Order in form and substance satisfactory to the Debtors, the Administrative Trustee and the Committee, decreeing that on the Effective Date the transfers of assets by the Debtors contemplated by the Plan (i) are or will be legal, valid and effective transfers of property, (ii) vest or will vest in the transferee good title to such property free and clear of all Claims and Liens, except those provided for in the Plan, Confirmation Order and Administrative Trust Agreement, (iii) do not or will not constitute fraudulent conveyances under any applicable law and (iv) do not and will not, except as contemplated by the Administrative Trust Agreement, subject the Administrative Trust, the Administrative Trustee, or the property so transferred to any liability by reason of such transfer under applicable law or any theory of law including, without limitation, any theory of successor or transferee liability.

          9.2 CONDITIONS PRECEDENT TO EFFECTIVE DATE. The Effective Date shall occur after the following conditions have been satisfied or waived by the Debtors and the Committee:

                  (a)      The Confirmation Order and other orders specified in
                           Section 9.1 of this Plan shall either have become Final Orders or such orders shall not have been stayed, enjoined or restrained by order of
                           a court of competent  jurisdiction;

                  (b) The Administrative Trustee shall have executed the Administrative Trust Agreement evidencing the Administrative Trustee's agreement to serve in that capacity;

                  (c) The Distribution Reserve shall have been fully funded in accordance with the Plan and any applicable orders of the Bankruptcy Court relating thereto; and

                  (d) The merger(s)/dissolution(s) of corporate entities described in Section 7.2 of this Plan and the transfers and revesting of assets to the Administrative Trust pursuant to Sections 7.6 and
                           7.8.2 of this Plan shall have occurred.

                  (e) The Confirmation Order shall provide that the distribution of New Anchor Securities provided herein shall be exempt from registration to the extent provided by Section 1145 of the Bankruptcy Code.

                  (f) The Confirmation Order shall provide that the subordination of Claims effected by this Plan is valid and enforceable, and shall approve the subordination provided for in this Plan.

                                    ARTICLE X

                          EFFECTS OF PLAN CONFIRMATION

          10.1 EXTENT OF RELEASE. Except for the provisions of this Article X, nothing contained in this Plan shall affect any right of any Person to assert or pursue any claim or cause of action against any entity other than the Debtors.

          10.2 RELEASE BY DEBTORS. On the Effective Date, each of the Debtors and each of their shareholders derivatively is hereby deemed to have forever waived and released unconditionally (a) each of the Debtors' present and former directors employed during the course of the Chapter 11 Cases, officers, employees, agents, consultants, advisors, attorneys, accountants and other representatives and their respective successors and assigns, and the holders of Interests, and (b) the Committee and, solely in their capacity as members or representatives of the Committee, each member, consultant, advisor, attorney, accountant or other representative of the Committee (the Persons specified in clauses (a) and (b) referred to collectively as the "RELEASEES"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission by, or any transaction, agreement, event or other occurrence in any way relating to the Debtors, any of the Releasees, or any of their respective affiliates (as such term is defined in Section 101(2) of the Bankruptcy Code), taking place on or prior to the Effective Date in any way relating to the Chapter 11 Cases or this Plan; PROVIDED, HOWEVER, that notwithstanding anything to the contrary herein, with respect to holders of Interests, including Vitro, S.A. and any of its subsidiaries, affiliates, officers, employees or agents, this release shall not constitute a release of any defenses, offsets or counterclaims of any kind or nature whatsoever which the Debtors or the Committee may have or assert in respect of any Claim which Vitro, S.A. and/or such other holders of Interests may assert in the Chapter 11 Cases. Persons deemed to have released claims pursuant to this Section 10.2 shall be forever precluded from asserting whether directly, derivatively or otherwise, any such claims against any Releasee.

          10.3 RELEASE BY CREDITORS AND HOLDERS OF INTERESTS. On the Effective Date, each holder (or representative thereof) of a Claim or Interest (a) who has accepted this Plan, (b) whose Claim or Interest is in a class that has accepted or is deemed to have accepted this Plan pursuant to Section 1126 of the Bankruptcy Code or (c) who may be entitled to receive a distribution of property pursuant to this Plan, shall be deemed to have forever waived and released unconditionally the Debtors, and the Releasees from, any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence in any way relating to the Debtors, the creation of the Administrative Trust, any of the Releasees, or any of their respective affiliates (as such term is defined in Section 101(2) of the Bankruptcy Code), the Chapter 11 Cases or this Plan; PROVIDED, HOWEVER, that notwithstanding anything to the contrary herein, with respect to holders of Interests, including Vitro, S.A. and any of its subsidiaries, affiliates, officers, employees or agents, this release shall not constitute a release of any defenses, offsets or counterclaims of any kind or nature whatsoever which the Debtors or the Committee may have or assert in respect of any Claim which Vitro, S.A. and/or such other holders of Interests may assert in the Chapter 11 Cases. Persons deemed to have released claims pursuant to this Section 10.3 shall be forever precluded from asserting any such claims against any Releasee.

          10.4 INJUNCTION. Except as otherwise expressly provided herein, in the Administrative Trust Agreement or the Confirmation Order, the entry of the Confirmation Order shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold or may hold a Claim or other debt or liability that is subject to this Plan or who have held, currently hold or may hold an Interest terminated pursuant to this Plan from taking any of the following actions in respect of such Claim, debt or liability or such terminated
Interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Debtors, the Administrative Trust, the Releasees or the Remaining Assets; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Administrative Trust, the Releasees or the Remaining Assets; (c) creating, perfecting or enforcing in any manner directly or indirectly, any Lien or encumbrance of any kind against the Debtors, the Administrative Trust, the Releasees or the Remaining Assets; (d) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors, the Administrative Trust, the Releasees, or the Remaining Assets; and (e) proceeding in any manner in any place whatsoever that does not conform to or comply with or is inconsistent with the provisions of this Plan; PROVIDED, HOWEVER, that notwithstanding anything to the contrary herein, with respect to the holders of Interests, including Vitro, S.A. and any of its subsidiaries, affiliates, officers, employees or agents, if any such Person asserts a Claim in the Chapter 11 Cases, this injunction shall not apply to any defenses, offsets or counterclaims of any kind or nature whatsoever which the Debtors or the Committee may have or assert in respect of any such Claim which Vitro, S.A. and/or such other holders of Interests assert in the Chapter 11 Cases.

          10.5 NO LIABILITY FOR SOLICITATION OR PARTICIPATION. As specified in
Section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of this Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under this Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale, or purchase of securities.

          10.6 LIMITATION OF LIABILITY. None of the Debtors, holders of Interests, the Committee and solely in their capacity as members of the Committee, its members, the Administrative Trustee, any of their respective affiliates or any of their respective officers, directors, employees, members or agents, or any Professional employed by any of them (collectively, the "EXCULPATED PERSONS"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or in any way related to negotiating, formulating, implementing, confirming or consummating this Plan, the Disclosure Statement, the Asset Purchase Agreement, the Administrative Trust Agreement, or any contract, instrument, release or other agreement or document created in connection with or related to this Plan or the administration of the Chapter 11 Cases. The Exculpated Persons shall have no liability to any Creditor or holder of any Interest for actions taken under this Plan, in connection therewith or with respect thereto, in good faith, including, without limitation, failure to obtain confirmation of this Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions precedent to confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party- in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of this Plan or the property to be distributed under this Plan or the operations or activities of the Administrative Trust, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and the Exculpated Persons are entitled to rely on, and act or refrain from acting on, all information provided by other Exculpated Persons without any duty to investigate the veracity or accuracy of such information.

          10.7 INDEMNIFICATION. The Administrative Trust will indemnify, hold harmless and reimburse (a) the Administrative Trustee and each of its consultants, advisors, attorneys, accountants or other representatives and (b) the Committee and, solely in their capacity as members or representatives of the Committee, each member, consultant, advisor, attorney, accountant or other representative of the Committee from and against any and all losses, claims, causes of action, damages, fees, expenses, liabilities and actions (i) for any act taken or omission made in good faith in connection with or in any way related to negotiating, formulating, implementing, confirming or consummating this Plan, the Disclosure Statement, the Asset Purchase Agreement, the Administrative Trust Agreement or any contract, instrument, release or other agreement or document created in connection with this Plan, the administration of the Chapter 11 Cases or (ii) for any act or omission in connection with or arising out of the administration of this Plan or the property to be distributed under this Plan or the operations or activities of the Administrative Trust, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court. All rights of the Persons indemnified pursuant hereto shall survive confirmation of this Plan.

          10.8 OTHER DOCUMENTS AND ACTIONS. The Debtors, and the Administrative Trustee may execute such documents and take such other action as is necessary to effectuate the transactions provided for in this Plan.

          10.9 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Section 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

                                   ARTICLE XI

               MODIFICATION, REVOCATION OR WITHDRAWAL OF THIS PLAN

          11.1 MODIFICATION OF THIS PLAN. The Debtors, with the consent of the Committee, may alter, amend or modify this Plan under Section 1127 of the Bankruptcy Code or as otherwise permitted at any time prior to the Confirmation Date. After the Confirmation Date and prior to the substantial consummation of this Plan, the Debtors and any party in interest may, so long as the treatment of holders of Claims or Interests under this Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of this Plan; PROVIDED, HOWEVER, prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

          11.2 REVOCATION OR WITHDRAWAL OF THIS PLAN.

          (a) The Debtors reserve the right, with the consent of the Committee, to revoke or withdraw this Plan at any time prior to the Confirmation Date.

          (b) If the Debtors revoke or withdraw this Plan prior to the Confirmation Date in accordance with Section 12.2(a) hereof, then this Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

                                   ARTICLE XII

                            RETENTION OF JURISDICTION

          12.1 JURISDICTION OF BANKRUPTCY COURT.

          (a) Following the Effective Date, and notwithstanding the entry of the Confirmation Order, the Bankruptcy Court will retain exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Cases for the following purposes:

                              (i) To hear and determine any and all pending applications for the rejection, assumption or assignment of any executory contract or unexpired lease, any objection to any Claim resulting therefrom, and the allowance, reduction, expungement or compromise of any Claim resulting therefrom;

                              (ii)    To hear and determine motions,
         applications, adversary proceedings, applications, contested matters and other litigated matters pending on, filed or commenced after the Effective Date;

                              (iii) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

                              (iv)    To hear and determine objections to
         (whether filed before or after the Effective Date) or requests for estimation of Claims and Interests, to allow, disallow and/or estimate any Claim or Disputed Claim in whole or in part and to hear and determine any other issue presented hereby or arising hereunder;

                              (v) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                              (vi) To construe and to take any action to enforce this Plan or the Confirmation Order and to issue such orders as may be necessary for the implementation, execution and consummation of this Plan;

                              (vii)   To hear and determine any applications
         to modify this Plan, to cure any defect or omission or to reconcile any inconsistency in this Plan, the Disclosure Statement or in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                              (viii) To hear and determine all applications for compensation and reimbursement of expenses of Professionals under Sections 330, 331 and 503(b) of the Bankruptcy Code;

                              (ix) To hear and determine all disputes or controversies arising under the Asset Purchase Agreement, or in connection with the interpretation, implementation or enforcement of rights under that Agreement;

                              (x) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Plan or the Administrative Trust Agreement;

                              (xi)    To hear and determine other issues
         presented or arising under this Plan, including disputes among holders and arising under agreements, documents or instruments executed in connection with this Plan;

                              (xii)   To construe, to take any action and
         issue such orders, prior to and following the Confirmation Date, as may be necessary for the enforcement, implementation, execution and consummation of this Plan or for the maintenance of the integrity of this Plan following consummation;

                              (xiii) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                              (xiv) To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code; and

                              (xv)    To enter a final decree closing the
         Chapter 11 Cases or converting them into chapter 7 cases.

          (b) Following the Effective Date, the Bankruptcy Court will retain non-exclusive jurisdiction of the Chapter 11 Cases for the following purposes:

                              (i) To recover all assets of the Debtors and property of the Estate, wherever located;

                              (ii)  To hear and determine any motions or
         contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters with respect to the Debtors or the Estate arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Cases, including, without limitation, matters concerning federal, state and local taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code; and

                              (iii)  To hear any other matter not
         inconsistent with the Bankruptcy Code.

          12.2 FAILURE OF BANKRUPTCY COURT TO EXERCISE JURISDICTION. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Chapter 11 Cases, including with respect to the matters set forth above in Sections 12.1(a) and
(b) hereof, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

          13.1 PAYMENT OF STATUTORY FEES. All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

          13.2 AMOUNTS OF AND OBJECTIONS TO CLAIMS. All references to Claims and amounts of Claims refer to the amount of the Claim Allowed by operation of law, Final Order of the Bankruptcy Court or this Plan; PROVIDED, HOWEVER, that Claims which have been objected to prior to the Voting Record Date and which have not been Allowed or disallowed prior to the Confirmation Hearing shall be voted and counted only to the extent and in such amount determined by the Bankruptcy Court upon a request for such determination made by a holder of the Claim or any other party. The Debtors and other interested parties reserve the right, both before and after confirmation, to object to Claims so as to have the Court determine the Allowed Amount of such Claim to be paid under this Plan. The Debtors and any other objector shall serve a copy of each such objection upon the holder of the Claim or Interest to which it pertains.

          13.3 NO INTEREST. No interest, penalty or late charge is to be allowed on any Claim or Interest subsequent to the Petition Date except as expressly stated in this Plan, or Allowed by a Final Order of the Bankruptcy Court.

          13.4 NO ATTORNEYS' FEES. No attorneys' fees will be paid by any Debtor with respect to any Claim or Interest except as expressly specified herein or Allowed by a Final Order of the Bankruptcy Court.

          13.5 RIGHTS OF ACTION. Except as otherwise provided herein, any and all rights and causes of action accruing to any of the Debtors, including the Avoidance Actions and all rights and causes of action under the Asset Purchase Agreement, shall become assets of the Administrative Trust. The Administrative Trustee may pursue those rights and causes of action, as appropriate, in accordance with what is in the best interests, and for the benefit of, the Debtors and the Estate.

          13.6 COMMITTEE. The Committee shall continue after the Effective Date. The Administrative Trustee shall pay the reasonable fees and expenses of the Committee and its professionals without further order of the Court. The appointment of the Committee and its professionals shall terminate on the earlier of the following dates: (i) when all or substantially all of the amounts of Available Cash and Distribution Reserve have been distributed and all or substantially all the Remaining Assets have been sold, disposed of, collected, or value otherwise realized or (ii) the date that the Committee or its counsel indicate in writing that the Committee is being terminated. Each member of the Committee and each of its professionals has the right to resign at any time upon five (5) days' notice to the Administrative Trustee, and, after such date, all obligations and responsibilities of the members and professionals for the Committee shall terminate; PROVIDED, HOWEVER, that the indemnification obligation of the Administrative Trust shall continue to survive after such resignation.

          13.7 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in this Plan (i) shall be deemed an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of any classification of any Claim or Interest, or (ii) constitutes an acknowledgment by the Debtors that they have liability for liabilities that were assumed by Consumers and Owens-Brockway pursuant to the Asset Purchase Agreement.

          13.8 CONSTRUCTION. The rules of construction set forth in Bankruptcy Code Section 102 shall apply to the construction of this Plan.

          13.9 TIME. In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein, the provisions of Bankruptcy Rule 9006 shall apply.

          13.10 GOVERNING LAW. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal laws are applicable, the laws of the State of Delaware shall govern the construction, implementation and enforcement of this Plan and all rights and obligations arising under this Plan, without giving effect to the principles of conflicts.

          13.11 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any Person named or referred to in this Plan will be binding upon, and will inure to the benefit of, the heir, executor, administrator, representative, successor or assign of such Person.

          13.12 SEVERABILITY. Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of this Plan is either illegal on its face or illegal as applied to any Claim or Interest, such provision shall be unenforceable as to all holders of Claims or Interests or to the specific holder of such Claim or Interest, as the case may be, as to which the provision is illegal. Such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan.

          13.13 NOTICES. All notices, requests, elections or demands in connection with this Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to:

                  Anchor Resolution Corp.
                  2701 N. Rocky Point Drive
                  Suite 1120
                  Tampa, Florida 33607
                  Attention:  Mr. Robert D. McGrew
                              Chief Executive Officer

         With copies to:
                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York 10038
                  Attention:  Robin E. Keller, Esq.

                                       and

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Chaim J. Fortgang, Esq.
                              Scott K. Charles, Esq.


          13.14 WITHHOLDING AND REPORTING. In connection with this Plan and all instruments issued in connection therewith and distributions thereon, the Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall, to the extent applicable, be subject to any such withholding and reporting requirements.

                              CONFIRMATION REQUEST

          The Debtors hereby request confirmation of this Plan pursuant to
Section 1129(a) or, in the event that this Plan is not accepted by each of those Classes of Claims and Interests entitled to vote, Section 1129(b) of the Bankruptcy Code.

Dated:  Tampa, Florida
        May 20, 1997

                                             Respectfully submitted,

                                             ANCHOR RESOLUTION CORP.,
                                             Debtor and Debtor-in-Possession

                                             By /s/ Robert D. McGrew  5/20/97
                                                President & CEO


                                             ANCHOR RECYCLING CORP.,
                                             Debtor and Debtor-in-Possession

                                             By /s/ Robert D. McGrew  5/20/972
                                                President & CEO

                    Exhibit 1: Administrative Trust Agreement

                               ANCHOR LIQUIDATING
                         ADMINISTRATIVE TRUST AGREEMENT


                          DATED AS OF ________ __, 1997

                                 Established by

                             ANCHOR RESOLUTION CORP.
                                       AND
                          ANCHOR RECYCLING CORPORATION

                                       and


                                   Accepted by

                                -----------------

                                       as

                             Administrative Trustee

                                TABLE OF CONTENTS
                                                                 PAGE NUMBER

I.  DEFINITIONS........................................................2
   1.1 General.........................................................2
   1.2 Certain Definitions.............................................2

II.  CREATION OF THE TRUST.............................................5
   2.1 Purpose of the Trust............................................5
   2.2 Appointment and Acceptance of Administrative Trustee............5
   2.3 Name of the Trust...............................................5
   2.4  Transfer of Remaining Assets to the Trust......................5
   2.5 Causes of Action................................................6
   2.6 Exemption from Registration.....................................6
   2.7 Termination of The Trust........................................6

III.  RIGHTS, POWERS AND DUTIES OF ADMINISTRATIVE TRUSTEE..............7
   3.1 Declaration Acknowledged in Beneficial Interest.................7
   3.2 Responsibilities................................................7
   3.3 Powers..........................................................7
   3.4 Management of Trust.............................................8
   3.5 Recovery on Causes of Action....................................9
   3.6 Distribution Reserve............................................9
   3.7 Distribution of Available Cash and New Anchor Securities........9
   3.8 Disposition of Assets to Debtors and Other Interested
   Parties.............................................................9
   3.9 Assets Distributable to Unlocated Beneficiaries................10
   3.10 Investments...................................................10
   3.11 Selection of Agents...........................................10
   3.12 Records and Reporting.........................................10
      3.12.1 Records..................................................10
      3.12.2 Periodic Reports.........................................10
      3.12.3 Tax Information..........................................11
      3.12.4 Additional Reports and Filings...........................11

IV.  ADMINISTRATIVE TRUSTEE...........................................11
   4.1 The Administrative Trustee.....................................11
      4.1.1 Independent Administrative Trustee........................11
      4.1.2 Administrative Trustee's Compensation and Reimbursement...12
      4.1.3 Resignation...............................................12
      4.1.4 Removal...................................................12
      4.1.5 Appointment of Successor Administrative Trustee...........12
      4.1.6 Trust Continuance.........................................12
   4.2 Reliance by Administrative Trustee.............................13
   4.3 Administrative Trustee's Standard of Care; Exculpation.........13
   4.4 Indemnification................................................13
   4.5 Insurance......................................................14
   4.6 No Liability for Acts of Predecessors..........................14
   4.7 No Implied Obligations.........................................14
   4.8 No Personal Obligation for Trust Liabilities...................14
   4.9 Bond Requirement; Exercise of Powers...........................14
   4.10 Effect of Trust on Third Parties..............................14
   4.11 Instructions and Exculpatory Provisions.......................14

V.  MISCELLANEOUS.....................................................15
   5.1 Applicable Law.................................................15
   5.2 Relationship Created...........................................15
   5.3 Interpretation.................................................16
   5.4 Partial Invalidity.............................................16
   5.5 Entire Agreement...............................................16
   5.6 Counterparts...................................................16
   5.7 Notices........................................................16
   5.8 Effective Date.................................................17
   5.9 Tax Provisions.................................................17
      5.9.1 Income Tax Status.........................................17
      5.9.2 Tax Returns and Reports...................................17
      5.9.3 Withholding...............................................17
      5.9.4 Tax Identification Numbers................................18
      5.9.5 Tax Year..................................................18
   5.10 Amendment of Trust............................................18

VI.  RETENTION OF JURISDICTION........................................18
   6.1 Retention Of Jurisdiction......................................18

                               ANCHOR LIQUIDATING
                         ADMINISTRATIVE TRUST AGREEMENT


          This Anchor Liquidating Administrative Trust Agreement (the "Agreement"), dated as of __________ __, 1997, is established by Anchor Resolution Corp. (formerly known as Anchor Glass Container Corporation) ("Old Anchor") and Anchor Recycling Corporation (collectively, the "Debtors") pursuant to the Debtors' Joint Chapter 11 Liquidating Plan of Reorganization (the "Plan") in the Chapter 11 case styled In re Anchor Resolution Corp., (formerly known as Anchor Glass Container Corporation) ("Old Anchor") and Anchor Recycling Corporation ("Recycling"), Case No. 96-1434 (PJW) and Case No. 96-1516 (PJW) (Jointly Administered), in the United States Bankruptcy Court for the District of Delaware (the "Court"), and is accepted by the Administrative Trustee (as defined in Section 1.2 hereof) for the benefit of the Trust Beneficiaries (as defined in Section 1.2 hereof).

          WHEREAS, on September 13, 1996, Old Anchor filed its voluntary petition pursuant to Chapter 11 of the Bankruptcy Code with the Court, and on September 30, 1996, Recycling filed its voluntary petition pursuant to Chapter 11 of the Bankruptcy Code with the Court;

          WHEREAS, on February 5, 1997, Old Anchor consummated the sale of substantially all of its assets and business (the "Asset Sale") to Consumers Packaging Inc., a corporation organized under the federal laws of Canada and now known as Anchor Glass Container Corporation ("New Anchor") and its assignee, and Owens-Brockway Glass Container Inc. ("Owens") pursuant to the Asset Purchase Agreement (as defined in Section 1.2 hereof) for consideration consisting of cash and shares of New Anchor Common Stock (as defined in Section 1.2 hereof) and New Anchor Preferred Stock (as defined in Section 1.2 hereof) (collectively, the "New Anchor Securities");

          WHEREAS, the Court confirmed the Plan by entering the Confirmation Order (as defined in Section 1.2 hereof) on ________ __, 1997;

          WHEREAS, the Plan provides for the creation of the Trust (as defined in Section 1.2 hereof) and for the transfer of the Remaining Assets (as defined in Section 1.2 hereof) to the Trust for the purposes described herein and in the Plan;

          WHEREAS, the Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations Section 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Internal Revenue Code of 1986, as amended (the "Tax Code"), owned by the Trust Beneficiaries (as defined in Section 1.2 hereof) as grantors;

          WHEREAS, the Plan provides for and requires the appointment of the Administrative Trustee for the purposes outlined herein and the Administrative Trustee has been appointed and approved and has agreed to serve in such capacity under the terms and conditions hereinafter set forth; and

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                                 I. DEFINITIONS

          1.1 GENERAL. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Plan, or, if not defined in the Plan and defined in the Bankruptcy Code shall have the meanings assigned thereto in the Bankruptcy Code unless the context clearly requires otherwise.

          1.2 CERTAIN DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.2 shall have the meaning assigned to them in this
Section 1.2, and shall include the plural as well as the singular, and the masculine as well as the feminine.

          "ADMINISTRATIVE TRUSTEE" means _____________, or any successor thereto appointed pursuant to the terms of this Agreement.

          "AGREEMENT" shall mean this Anchor Liquidating Trust Agreement dated as of ______ __, 1997.

          "ALLOWED" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "ASSET PURCHASE AGREEMENT" shall have the meaning assigned to it in
Section 1.1 of the Plan.

          "ASSET SALE" shall have the meaning given to such term in the third paragraph of this Agreement.

          "AVAILABLE CASH" shall mean all cash of the Debtors, the Estate and the Trust including, without limitation or duplication, (i) the cash in the Escrow Account (including interest earned thereon) (as defined below); (ii) cash in the Operating Account; (iii) the cash proceeds realized from the sale, disposition, collection or other realization of value of any kind whatsoever in respect of the Remaining Assets (including interest earned thereon, if any) after providing for the satisfaction of all Allowed Claims (as defined below) and Disputed Claims (as defined below) in Classes (as defined below) 1, 2, 3, 4, 5 and 6 of the Plan and (iv) any interest, income or investment income earned on any of the Remaining Assets.

          "AVOIDANCE ACTION" shall have the meaning assigned to it in Section
1.1 of the Plan.

          "CLAIM" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "CLASS" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "CREDITOR" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "COMMITTEE" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "CONFIRMATION ORDER" shall have the meaning assigned to it in Section
1.1 of the Plan.

          "COURT" shall have the meaning given to such term in the introductory paragraph of this Agreement.

          "DEBTORS" shall have the meaning given to such term in the introductory paragraph of this Agreement.

          "DISBURSING AGENT" shall have the meaning assigned to it in Section
1.1 of the Plan.

          "DISPUTED CLAIM" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "DISTRIBUTION DATE" shall have the meaning assigned to it in Section
1.1 of the Plan.

          "DISTRIBUTION RESERVE" shall have the meaning assigned to it in
Section 1.1 of the Plan.

          "DISTRIBUTION RESERVE SURPLUS" shall have the meaning for each Class as assigned to it in Section 1.1 of the Plan.

          "EARNED INTEREST" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "EFFECTIVE DATE" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "ESCROW ACCOUNT" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "ESCROW ACCOUNT ORDER" shall have the meaning assigned to it in
Section 1.1 of the Plan.

          "ESTATE" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "FINAL DISTRIBUTION DATE" shall have the meaning assigned to it in
Section 1.1 of the Plan.

          "FINAL ORDER" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "INTEREST" shall have the meaning assigned to it in Section 1.1 of the Plan.

          "NEW ANCHOR" shall have the meaning given to such term in the third paragraph of this Agreement.

          "NEW ANCHOR COMMON STOCK" shall have the meaning assigned to it in
Section 1.1 of the Plan.

          "NEW ANCHOR PREFERRED STOCK" shall have the meaning assigned to it in
Section 1.1 of the Plan.

          "NEW ANCHOR SECURITIES" shall have the meaning given to such term in the third paragraph of this Agreement.

          "OLD ANCHOR" shall have the meaning given to such term in the introductory paragraph of this Agreement.

          "OPERATING ACCOUNT" shall have the meaning assigned to it in Section
1.1 of the Plan.

          "OWENS" shall have the meaning given to such term in the third paragraph of this Agreement.

          "PERMITTED INVESTMENTS" shall mean the investments permitted under
Section 6.3.9 of the Plan.

          "PLAN" shall have the meaning given to such term in the introductory paragraph of this Agreement.

          "REMAINING ASSETS" means any and all cash, assets and other property of the Debtors, the Estate and the Trust of every kind and character including, without limitation, (i) the property listed in Appendix 1 to the Plan, (ii) the cash and New Anchor Securities in the Escrow Account, the Distribution Reserve and the Operating Account, (iii) the Avoidance Actions, and (iv) all rights in, to and under the Asset Purchase Agreement, including any claims or causes of action against New Anchor and/or Owens-Brockway pursuant to the terms and provisions of the Asset Purchase Agreement or otherwise.

          "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "TERMINATION DATE" shall have the meaning given to such term in
Section 2.7 hereof.

          "TRUST" shall mean the Anchor Liquidating Trust created pursuant to this Agreement on the Effective Date to wind-up the Debtors' Estates in accordance with the Plan, the Confirmation Order and this Agreement.

          "TRUST ASSETS" shall mean all (i) funds, assets and properties of the Debtors and their Estates of any kind and character, including without limitation the Remaining Assets, as the same exist as of the date hereof, and
(ii) all other funds, assets and properties of every kind and nature acquired or received by the Trust (including those held in the Escrow Account) after the date hereof, including, without limitation, the proceeds realized from the sale or other disposition of or collections from the Remaining Assets and all interest income and investment income earned on the Remaining Assets and such other funds, assets and properties of the Trust, including those held in the Escrow Account, the Distribution Reserve and the Operating Account.

          "TRUST BENEFICIARY" shall mean each holder of an Allowed Claim in accordance with the Plan.

          "WIND-DOWN BUDGET" shall have the meaning assigned to it in Section
1.1 of the Plan.

                            II. CREATION OF THE TRUST

          2.1 PURPOSE OF THE TRUST. The Debtors, the Trust Beneficiaries and the Administrative Trustee, in compliance with the Plan, hereby constitute and create the Trust to receive the Remaining Assets on behalf and for the benefit of the holders of Allowed Claims and to perform such acts as are required with respect to the Remaining Assets in accordance with the Plan, the Confirmation Order and this Agreement, including, without limitation, (i) the sale, disposition, collection, or other realization of value of any kind whatsoever in respect of the Remaining Assets, (ii) the holding and investing of Trust Assets and the distribution of the consideration to be distributed to holders of Allowed Claims pursuant to the Plan, this Agreement, the Confirmation Order, or such other Order as may be entered by the Court, (iii) the completion of the process of prosecution or settlement of objections to Disputed Claims asserted by the Debtors or other parties, (iv) prosecuting retained causes of action, including Avoidance Actions and claims arising under the Asset Purchase Agreement, and (v) the completion of all other obligations pursuant to the Plan, this Agreement, the Asset Purchase Agreement, and any other orders entered by the Court.

          2.2 APPOINTMENT AND ACCEPTANCE OF ADMINISTRATIVE TRUSTEE. In accordance with the provisions of the Plan, ___________ is hereby named, constituted, and appointed as Administrative Trustee, to act and serve as Administrative Trustee of the Trust upon and subject to the terms and conditions set forth herein and in the Plan. The Administrative Trustee is willing, and does hereby accept the appointment, to act and serve as Administrative Trustee of the Trust, and to hold the Trust Assets and administer the Trust pursuant to the terms and conditions of this Agreement and the Plan.

          2.3 NAME OF THE TRUST. The Trust established hereby shall bear the name "Anchor Liquidating Trust." In connection with the exercise of his power as Administrative Trustee hereunder, the Administrative Trustee may use this name or such variation thereon as the Administrative Trustee sees fit, or may use his own name, as Administrative Trustee, as applicable.

          2.4 TRANSFER OF REMAINING ASSETS TO THE TRUST. In accordance with the provisions of the Plan, all right, title, and interests of the Debtors and their Estates in and to the Remaining Assets are hereby transferred, on behalf and for the benefit of the holders of the Allowed Claims, to and vested in the Trust. From and after the Effective Date, all Remaining Assets, including the Available Cash, the New Anchor Securities and the Retained Properties, shall be administered by the Administrative Trustee on behalf of the Trust Beneficiaries. Prior to the creation of the Trust, the Debtors shall have executed or caused to be executed, and simultaneously with the creation of the Trust shall deliver or cause to be delivered to, or upon the order of, the Administrative Trustee, any and all documents and other instruments as may be necessary or useful to convey and to confirm title to the Remaining Assets to the Trust, [including those listed or described on Exhibit A hereto]. The Debtors (and any successor entity thereto) will, upon the reasonable request of the Administrative Trustee, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Administrative Trustee any portion of the Remaining Assets intended to be conveyed hereby in the form and manner provided for in the Plan and to vest in the Administrative Trustee the powers, instruments or funds in trust hereunder. The Debtors, for themselves and any predecessor or successor entity, hereby disclaim and waive any and all right to any reversionary interest in any of the Remaining Assets.

          2.5 CAUSES OF ACTION. All claims and causes of action which are Remaining Assets, are hereby transferred to and vested in the Trust and preserved for enforcement by the Administrative Trustee for the benefit of the Trust Beneficiaries. To the extent permitted by law, all rights under Sections 363(h) and 553 of the Bankruptcy Code are also preserved for the benefit of the Estates, and the Administrative Trustee shall have the right to exercise same.

          2.6 EXEMPTION FROM REGISTRATION. The parties hereto intend that the rights of the Trust Beneficiaries arising under this Trust shall not be "securities" under applicable laws, but none of the parties hereto represent or warrant that such rights shall not be securities or shall be entitled to exemption from registration under applicable securities laws. If such rights constitute securities, the parties hereto intend for the exemption from registration provided by Section 1145 of the Bankruptcy Code to apply to their issuance under the Plan.

          2.7 TERMINATION OF THE TRUST. The Trust shall terminate (the "Termination Date") upon the earlier to occur of: (A) the fulfillment of the Trust's purpose by the liquidation of all of the Trust Assets and the distribution of the Available Cash, New Anchor Securities and other Remaining Assets to the Creditors on the Final Distribution Date in accordance with the Plan or (B) three (3) years after the Effective Date. In order to terminate the Trust prior to three (3) years after the Effective Date, the Administrative Trustee shall deliver a notice to all Trust Beneficiaries setting forth the date on which the Trust will terminate, and if no Trust Beneficiary files an objection with the Court within forty-five (45) days after the date of such notice the Trust shall terminate on the date set forth in the notice. Notwithstanding the foregoing, in the event the Administrative Trustee shall have been unable after continuing reasonable efforts to sell or otherwise dispose of and realize upon the Trust Assets in the initial three (3) year term of the Trust or if other circumstances require such extension, the Administrative Trustee shall have the right to apply to the Court to extend the term of the Trust for additional periods of time, provided that each such extension must be approved by the Court by no later than six (6) months after the beginning of the extended term.

            III. RIGHTS, POWERS AND DUTIES OF ADMINISTRATIVE TRUSTEE

          3.1 DECLARATION ACKNOWLEDGED IN BENEFICIAL INTEREST. The Administrative Trustee hereby acknowledges that, on and after the Effective Date, the Trust Beneficiaries, as their interests may appear, will have a beneficial interest in all Trust Assets.

          3.2 RESPONSIBILITIES. The responsibilities of the Administrative Trustee under this Agreement and the Plan shall include: (i) the receipt of the assets of the Debtors' Estate on behalf of and for the benefit of the holders of Claims under the Plan; (ii) maintaining the Operating Account, the Distribution Reserve and the Escrow Account; (iii) investing the cash held in the Distribution Reserve and the Escrow Account in Permitted Investments in accordance with Section 6.3.9 of the Plan; (iv) pursuing objections to, estimations and settlements of Claims; (v) prosecuting retained causes of action including Avoidance Actions and claims arising under the Asset Purchase Agreement; (vi) calculating and implementing all distributions to be made under the Plan to the Trust Beneficiaries; (vii) marketing, selling, leasing or otherwise disposing of or realizing the value of all the Remaining Assets;
(viii) filing all required tax returns and paying taxes and all other obligations on behalf of the Trust and the Trust Beneficiaries from funds in the Distribution Reserve and the Escrow Account; (ix) periodic reporting to the Committee of the status of the Distribution Reserve, the Escrow Account and Claims resolution process until such time as (a) the purposes of the Trust are substantially consummated and (b) the Claims resolution process is complete; and
(x) such other responsibilities as may be vested in the Administrative Trustee pursuant to the Plan, this Agreement or Court order or as may be necessary and proper to carry out the provisions of the Plan.

          3.3 POWERS. The powers of the Administrative Trustee shall, without Court approval in each of the following cases, include: (i) the power to invest funds, and withdraw, make distributions and pay taxes and other obligations owed by the Debtors or incurred by the Administrative Trustee in connection with the wind-down of the Estates, from the Distribution Reserve, including from the Operating Account, and the Escrow Account, all as set forth in and in accordance with the Plan; (ii) the power to engage employees and professional persons to assist the Administrative Trustee with respect to its responsibilities; (iii) the power to retain the services of experienced auctioneers, brokers, and/or marketing agents to assist and/or advise in the sale or other disposition of the Remaining Assets; (iv) the authority to pay the fees and expenses of the professional persons, agents and employees engaged by the Administrative Trustee and to pay all other expenses for winding down the affairs of the Debtors and the Trust in each case in accordance with the Wind-down Budget, or as otherwise agreed to by the Committee or determined by the Court; (v) the power to dispose of, and deliver title to others of, or otherwise realize the value of all the Remaining Assets; (vi) the power to compromise and settle claims and causes of actions; (vii) the authority to act on behalf of the Debtors in all adversary proceedings and contested matters (including, without limitation, Avoidance Actions) pending in the Court and in all actions and proceedings pending elsewhere, and, with the consent of the Committee, to settle, retain, enforce, dispute or adjust any Claim or Interest and otherwise pursue actions involving assets of the Debtors that could arise or be asserted at any time under the Bankruptcy Code, unless otherwise waived or relinquished in the Plan; (viii) the power to file a motion requesting that the Court convert the Chapter 11 cases to cases under chapter 7 of the Bankruptcy Code, subject to the rights of all parties in interest to oppose such motion; and (ix) such other powers as may be vested in or assumed by the Administrative Trustee pursuant to the Plan, this Agreement or Court order or as may be necessary and proper to carry out the provisions of the Plan. The Administrative Trustee shall exercise such powers in accordance with the provisions of the Plan and this Agreement. The Administrative Trustee shall consult with the Committee concerning any matter involving an amount equal to or exceeding $100,000 and shall provide the Committee with such financial and accounting information as the Committee may reasonably request.

          3.4 MANAGEMENT OF TRUST. Subject to the terms hereof and the Plan, the Administrative Trustee shall take charge of the Trust Assets and shall endeavor to collect, conserve, protect, and liquidate, or otherwise convert into cash, marketable securities or other cash equivalents, all claims, causes of action, and other assets which constitute the Trust Assets and all such other property incidental thereto as may hereafter be acquired from time to time under this Trust. The Administrative Trustee shall manage the affairs of the Trust, negotiate and consummate sales of the Trust Assets, enter into agreements binding the Trust, and execute, acknowledge, and deliver any and all instruments which are necessary, required, or deemed by the Administrative Trustee to be advisable in connection with the performance of the Administrative Trustee's duties hereunder and shall have full power and authority to take any action consistent with the purpose and provisions of the Plan. Except as otherwise provided in this Agreement, and without prior or further authorization of the Court, the Administrative Trustee may control and exercise authority over the Trust Assets, the acquisition, management, and disposition thereof, and the management and conduct of the business of the Trust to the same extent as if the Administrative Trustee were the sole legal and beneficial owner thereof in his own right. No person dealing with the Trust shall be obligated to inquire into the authority of the Administrative Trustee in connection with the acquisition, management, or disposition of Trust Assets. In connection with the management and use of the Trust Assets, the Administrative Trustee, without limitation of his power and authority, may do the following:

         (i) accept the assets transferred and provided to the Trust pursuant to this Agreement and the Plan;

         (ii) distribute Available Cash and other assets to the Trust Beneficiaries in accordance with the terms of this Trust and the Plan;

         (iii) endorse the payment of notes or other obligations of any person or make contracts with respect thereto;

         (iv) engage in all acts that would constitute ordinary course of business in performing the obligations of an administrative trustee under a trust of this type;

         (v) invest Trust Assets in Permitted Investments in accordance with Section 6.3.9 of the Plan;

         (vi) continue the Escrow Account in accordance with the Escrow Account Order and the Plan;

         (vii)    execute deeds, bills of sale and other
                  instruments of transfer in connection with the sale, assignment or transfer of the Trust Assets; and

         (viii) establish such bank accounts as he may deem necessary or appropriate, draw checks on such bank accounts and perform such other necessary and appropriate duties with respect to such accounts, or designate individuals as signatories to draw checks on such bank accounts and to perform such other duties as he may direct and authorize.

          3.5 RECOVERY ON CAUSES OF ACTION. The Administrative Trustee shall investigate all claims and causes of action that are Trust Assets and may sue upon, mediate, arbitrate, and/or compromise and settle all such claims and causes of action.

          3.6 DISTRIBUTION RESERVE. On the Effective Date, the Administrative Trustee shall establish and fund the Distribution Reserve with cash and New Anchor Securities in accordance with Section 6.1 of the Plan. Except as otherwise provided in the Plan, each distribution of cash, New Senior Secured Notes and New Anchor Securities in respect of a Disputed Claim which becomes an Allowed Claim shall be made in accordance with the applicable provisions of the Plan, including Section 6.2 of the Plan, together with Earned Interest on the cash reserved for such Disputed Claim as provided in the Plan. Any Distribution Reserve Surpluses arising as a result of the disallowance of all or a portion of a Disputed Claim shall, in accordance with the Plan, be transferred to the Distribution Reserve for Class 7, Class 8 and Class 9 Allowed Claims, unless such funds are required to pay senior class distributions or pay expenses incurred in connection with the Wind-down Budget.

          3.7 DISTRIBUTION OF AVAILABLE CASH AND NEW ANCHOR SECURITIES. Pursuant to the terms of the Plan, on the Distribution Dates provided for in the Plan the Administrative Trustee shall distribute from the Trust Assets the amounts of Available Cash and New Anchor Securities required in Articles IV and VI of the Plan to holders of record of Allowed Claims in accordance with the treatment of Claims provided in the Plan. In determining whether there is any Available Cash available for distribution, the Administrative Trustee may, in his discretion, give due consideration to the possibility that there may exist unasserted Claims against the Trust or Disputed Claims which are not yet Allowed Claims or otherwise not yet due and payable and shall establish the Distribution Reserve therefor in accordance with Section 3.6 hereof. The Administrative Trustee shall make vigorous and continuing efforts to dispose of the Trust Assets, to make prompt and timely distributions, and to avoid undue prolongation of the duration of the Trust.

          3.8 DISPOSITION OF ASSETS TO DEBTORS AND OTHER INTERESTED PARTIES. The Administrative Trustee is specifically authorized and empowered to negotiate at arms length and enter into agreements with the Debtors' affiliates, the Trust Beneficiaries and other interested parties for the sale of any portion of the Trust Assets.

          3.9 ASSETS DISTRIBUTABLE TO UNLOCATED BENEFICIARIES. The Administrative Trustee shall, or shall appoint the Disbursing Agent to, hold any unclaimed distributions or other payments to any Trust Beneficiaries or other person entitled thereto who cannot be located. The Administrative Trustee shall, and shall instruct the Disbursing Agent to, make disposition of any such distributions or payments in accordance with Section 6.3.8 of the Plan.

          3.10 INVESTMENTS. Pending distribution, the Administrative Trustee shall invest the Trust Assets in Permitted Investments.

          3.11 SELECTION OF AGENTS. The Administrative Trustee may select and employ brokers, banks, custodians, investment advisors, attorneys, accountants, auditors, and other agents on behalf of the Trust. Except as otherwise required to fulfill the terms hereof, such agents may be employed without regard to prior employment of such agents by any Trust Beneficiary or by the Creditors' Committee. The Administrative Trustee may retain as a consultant to the Trust any person or persons having particular knowledge of the Debtors' affairs (including, without limitation, any officer or director or former officer or director of any Debtor or any entity owned by a Debtor), and may place reliance upon the advice of any such person. The Administrative Trustee may pay the salaries, fees, and expenses of agents and consultants engaged by the Administrative Trustee out of the Trust Assets. No Administrative Trustee shall be liable for any loss to the Trust or any person interested therein by reason of any mistake or default of any such agent or consultant as shall be selected and employed or retained without fraud, willful misconduct or gross negligence.

          3.12 RECORDS AND REPORTING.

                  3.12.1 RECORDS. The Administrative Trustee shall maintain good and sufficient books and records of account relating to the Trust Assets, the Available Cash, the management thereof, all transactions undertaken by the Administrative Trustee, all expenses incurred by or on behalf of the Trust, all distributions either contemplated or effectuated under the Plan or this Agreement.

                  3.12.2 PERIODIC REPORTS. The Administrative Trustee shall prepare the following reports and shall distribute such reports to any Trust Beneficiary who requests a copy:

                                   (A) on a quarterly basis commencing with the
                 first calendar quarter ending after the Effective Date, within forty-five (45) days after the end of such calendar quarter, a report of the activities of the Trust detailing for the preceding quarterly period the activities of the Trust including:

                                    (i) an unaudited operating statement
                           (prepared on a cash basis) showing all revenues received by the Trust and all expenses of operations of the Trust (including all expenses associated with the sale of any Trust Assets paid by the Trust);

                                    (ii) an unaudited written report and
                           accounting showing (a) the assets and liabilities of the Trust at the end of such period, (b) any changes in the Trust Assets, (c) the amount of any reserves or escrows of the Trust, (d) any material action taken by the Administrative Trustee in the performance of his duties under the Plan and this Agreement; and

                                    (iii) an overall status report of the
                           Trust for the next quarterly  period;

                  and

                           (B) to the extent required by the Court or by
                  applicable law (or to gain an exemption from applicable law), within 90 days after the end of each calendar year, beginning with the first year end occurring after the Effective Date, the Trust will prepare reports for the prior year as described in clause (i) and (ii) above, except that such reports shall be for a full year (or portion thereof in which the Trust has been in existence); the financial statements included in such reports need not be audited unless otherwise required by law.

                  All quarterly and, if prepared, annual reports shall be filed with the Court. In addition, all monthly, quarterly and, if prepared, annual reports may be filed with the Securities and Exchange Commission (the "Commission") to the extent the Administrative Trustee deems such action to be in the best interest of the Trust or to the extent required by applicable law or in order to gain an exemption from compliance with applicable law.

                  3.12.3 TAX INFORMATION. The Administrative Trustee shall furnish to the Trust Beneficiaries and other recipients of distributions from the Trust such information and returns with respect to any federal or state tax as shall be required by law.

                  3.12.4 ADDITIONAL REPORTS AND FILINGS. The Administrative Trustee shall (i) prepare, file and distribute such additional statements, reports and submissions as may be necessary to cause the Trust and the Administrative Trustee to be in compliance with applicable law and (ii) prepare and file with the Court such reports and submissions as are required by the Plan. Copies of any such reports, statements and submissions, in the discretion of the Administrative Trustee, shall be filed with the Commission.

                           IV. ADMINISTRATIVE TRUSTEE

         4.1      THE ADMINISTRATIVE TRUSTEE.

                  4.1.1  INDEPENDENT ADMINISTRATIVE TRUSTEE.  The
         Administrative Trustee may not  be a Trust Beneficiary.

                  4.1.2 ADMINISTRATIVE TRUSTEE'S COMPENSATION AND REIMBURSEMENT. In addition to reimbursement for the actual out-of-pocket expenses incurred, the Administrative Trustee, and any employees or professionals engaged or retained by the Administrative Trustee, shall be entitled to reasonable compensation for services rendered in connection with the preparation and implementation of the Plan. Subject to the terms and provisions of the Wind-down Budget, with respect to the Administrative Trustee, the terms of his compensation shall be as set forth on Exhibit A hereto. Subject to the terms and provisions of the Wind-down Budget, with respect to any employees engaged and professionals retained, such compensation shall be in an amount and on such terms as may be agreed to by the Administrative Trustee and such employees or professionals. Any dispute with respect to such compensation shall be resolved by agreement among the parties or, if the parties are unable to agree, as determined by the Court.

                  4.1.3 RESIGNATION. The Administrative Trustee may resign as Administrative Trustee hereunder by an instrument in writing signed by the Administrative Trustee and filed with the Court. Such resignation shall become effective 90 days following the giving of such notice or upon the earlier appointment of a successor Administrative Trustee.

                  4.1.4 REMOVAL. The Administrative Trustee or any successor Administrative Trustee may be removed at any time, with or without cause, by the Court. Any Trust Beneficiary may apply to the Court for an order removing the Administrative Trustee or any successor Administrative Trustee for cause. Such removal shall be effective at the time of the docketing of the Final Order removing the Administrative Trustee or successor Administrative Trustee.

                  4.1.5 APPOINTMENT OF SUCCESSOR ADMINISTRATIVE TRUSTEE. In the event of the resignation or removal of the Administrative Trustee the Court shall appoint a successor Administrative Trustee. Written notice of such appointment shall be given to the Committee immediately upon such appointment. Any successor Administrative Trustee appointed hereunder shall execute, acknowledge and deliver to the Court and to the retiring Administrative Trustee an instrument duly accepting such appointment and agreeing to be bound by the terms of this Agreement and thereupon such successor Administrative Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Administrative Trustee under this Agreement.

                  4.1.6 TRUST CONTINUANCE. The resignation or removal of the Administrative Trustee shall not operate to terminate the Trust created by this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement or invalidate any action theretofore taken by the Administrative Trustee or any prior Administrative Trustee. In the event of the resignation or removal of the Administrative Trustee, such Administrative Trustee shall promptly execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Administrative Trustee to effect the termination of the Administrative Trustee's capacity under this Agreement and the conveyance of the Trust Assets then held by the Administrative Trustee to such Administrative Trustee's successor; deliver to the successor Administrative Trustee all documents, instruments, records and other writings related to the Trust as may be in the possession of the Administrative Trustee; and otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Administrative Trustee. In the event that there shall not have been appointed a successor Administrative Trustee pursuant to the terms of the Trust Agreement on or before the effective date of the resignation or removal of the Administrative Trustee, the Court shall appoint an interim Administrative Trustee hereunder until such successor Administrative Trustee shall have been appointed and shall have taken office.

          4.2 RELIANCE BY ADMINISTRATIVE TRUSTEE. The Administrative Trustee may rely, and shall be fully protected personally in acting upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document which the Administrative Trustee has no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy himself or herself that the same was given in good faith and without responsibility for errors in delivery, transmission, or receipt. In the absence of fraud, willful misconduct or gross negligence, the Administrative Trustee may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Administrative Trustee may consult with and rely on the advice of legal counsel and such other experts, advisors, consultants or other professionals as shall have been retained pursuant to this Agreement and shall be fully protected in respect of any action taken or suffered by them in accordance with the written opinion of legal counsel.

          4.3 ADMINISTRATIVE TRUSTEE'S STANDARD OF CARE; Exculpation. Neither the Administrative Trustee, nor any director, officer, affiliate, employee, employer, agent or representative of any Administrative Trustee shall be personally liable in connection with the affairs of the Trust to any Trust Beneficiary, or the Trust, or any other person, except for such of the Administrative Trustee's acts or omissions as shall constitute fraud, willful misconduct or gross negligence.

          4.4 INDEMNIFICATION. Except in those situations in which the Administrative Trustee is not exonerated of personal liability as aforesaid, the Administrative Trustee (including, each former Administrative Trustee or estate of a decedent Administrative Trustee) shall be defended, held harmless and indemnified from time to time from the Trust Assets against any and all losses, claims, costs, expenses and liabilities (including legal fees and expenses) and any costs of defending any action to which the Administrative Trustee may be subject in connection with any action, suit, proceeding or investigation brought or threatened against such Administrative Trustee in such Administrative Trustee's capacity as Administrative Trustee or in any other capacity contemplated by this Agreement, the Plan or in any matter arising out of or related to this Agreement or the affairs of the Trust. The Trust may indemnify and hold harmless employees and agents of the Trust to the same extent as is provided in this Section 4.4 for the Administrative Trustee.

          4.5 INSURANCE. If the Administrative Trustee so desires, and if available on commercially reasonably terms, the Administrative Trustee shall endeavor to obtain insurance covering liabilities of the Administrative Trustee (and such insurance coverage may extend beyond the term of the Trust for a reasonable period), or employees or agents of the Trust incurred in connection with their services to the Trust and with such coverages and limits as the Administrative Trustee deems desirable.

          4.6 NO LIABILITY FOR ACTS OF PREDECESSORS. No successor Administrative Trustee shall be in any way responsible for the acts or omissions of the Debtors, or officers, directors, agents, predecessors or successors thereof; or of the Administrative Trustee in office prior to the date on which such person becomes Administrative Trustee, unless a successor Administrative Trustee expressly assumes such responsibility.

          4.7 NO IMPLIED OBLIGATIONS. No Administrative Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Trust.

          4.8 NO PERSONAL OBLIGATION FOR TRUST LIABILITIES. Persons dealing with the Administrative Trustee, or seeking to assert claims against the Debtor, shall look only to the Trust Assets to satisfy any liability incurred by the Administrative Trustee to such person in carrying out the terms of this Trust, and the Administrative Trustee shall have no personal, individual obligation to satisfy any such liability.

          4.9 BOND REQUIREMENT; EXERCISE OF POWERS. The Administrative Trustee shall not be required to furnish a bond to secure the proper performance of his duties hereunder. Except as otherwise expressly provided in this Agreement, the Administrative Trustee shall not be required to procure authorization by any court in the exercise of any power conferred upon the Administrative Trustee by this Trust.

          4.10 EFFECT OF TRUST ON THIRD PARTIES. There is no obligation on the part of any purchaser or purchasers from the Trust or any agent of the Trust, or on the part of any other persons dealing with the Trust or any agent of the Trust, to see to the application of the purchase money or other consideration passing to the Trust or any agent of the Trust, or to inquire into the validity, expediency, or propriety of any such transaction by the Trust or any agent of the Administrative Trustee.

          4.11 INSTRUCTIONS AND EXCULPATORY PROVISIONS.

                  (A) If (i) in performing the Administrative Trustee's duties under this Agreement the Administrative Trustee is required to decide between alternative courses of action, or (ii) the Administrative Trustee is unsure of the application of any provision of this Agreement or the Plan, then the Administrative Trustee may, promptly deliver a notice to the Court requesting written instructions as to the course of action desired by the Court. The Court shall make any determination required pursuant to this section. If the Administrative Trustee does not receive such written directions within 10 business days after it has delivered such notice, or such shorter period of time set forth in such notice, the Administrative Trustee may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement as the Administrative Trustee shall deem advisable.

                  (B) The Administrative Trustee shall not have any obligation, responsibility or liability for:

                           (i)  any representations as to the value or
                  condition of the Trust Assets or any part thereof or as to the title of the Debtors thereto;

                           (ii) the validity, execution (except the
                  Administrative Trustee's own execution), enforceability, legality, or sufficiency of this Agreement;

                           (iii) taking any action under this Agreement or the
                  Plan if taking such action (x) would subject the Administrative Trustee to a tax in any jurisdiction where the Administrative Trustee is not then subject to a tax or (y) would require the Administrative Trustee to qualify to do business in any jurisdiction where the Administrative Trustee is not then so qualified, unless the Administrative Trustee receives an indemnity (payable from the Distribution Reserve) satisfactory to the Administrative Trustee against such tax (or equivalent liability), or any liability resulting from such qualification; and

                           (iv) expending the Administrative Trustee's personal
                  funds or otherwise incurring any financial liability in the performance of the Administrative Trustee's rights or powers hereunder if the Administrative Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to the Administrative Trustee.

                                V. MISCELLANEOUS

          5.1 APPLICABLE LAW. The Trust created herein shall be construed, regulated, and administered under the laws of the State of New York without regard to principles of conflicts of law; provided that the Trust and any interpretation or enforcement of the provisions of this Agreement shall be subject to the jurisdiction of the Court as contemplated by Section 6.l hereof.

          5.2 RELATIONSHIP CREATED. The only relationship created by this Trust is the trustee- beneficiary relationship between the Administrative Trustee and the Trust Beneficiaries. No other relationship or liability is created. Nothing contained herein shall be construed so as to constitute the Administrative Trustee and the Trust Beneficiaries or their successors in interest as creating any association, partnership, or joint venture of any kind.

          5.3 INTERPRETATION. The enumeration and headings contained in this Trust are for convenience of reference only and are not intended to have any substantive significance in interpreting the same.

          5.4 PARTIAL INVALIDITY. If any term or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining terms and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement and this Agreement shall be construed so as to limit any term or provision so as to make it legal, valid and enforceable within the requirements of applicable law, in lieu of such illegal, invalid or unenforceable provision, provided that such construction, to the maximum extent possible, shall give effect to the purposes of the Plan.

          5.5 ENTIRE AGREEMENT. This Agreement (including the recitals hereof) and the Plan constitute the entire agreement by and among the parties, and there are no representations, warranties, covenants, or obligations except as set forth herein and in the Plan. This Agreement and the Plan supersede all prior and contemporaneous agreements, understandings negotiations, and discussions, written or oral, if any, of the parties hereto relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein or in the Plan, nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Trust Beneficiaries any rights or remedies under or by reason of this Agreement.

          5.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

          5.7 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be addressed (i) if to the Administrative Trustee, to ___________, Administrative Trustee, [address], telephone number: __________ and facsimile number: ___________, or such other address as such Administrative Trustee will have furnished to the Administrative Trustee and set forth in the quarterly report prepared under Section 3.12.2(A) hereof, (ii) if to any Trust Beneficiary, to such Trust Beneficiary at the address set forth in the books and records of the Debtor as of the Effective Date, (iii) if to the Debtors, to [Chief Executive Officer], Anchor Resolution Corp., [address], telephone number: __________ and facsimile number:
____________, or such other address as the Debtors will have furnished to the Administrative Trustee in writing in accordance with this Section 5.7 or (iv) if to the Committee, to the Committee, [address], telephone number: __________ and facsimile number: ____________, Attention: _______________ ,or such other address as the Committee will have furnished to the Administrative Trustee in writing in accordance with this Section 5.7. All such notices, requests, consents and other communications shall be given by facsimile, hand delivery, overnight delivery or, to a Trust Beneficiary only, first class mail, postage prepaid, and shall be deemed given when actually delivered or, with respect to a Trust Beneficiary only, if mailed, three (3) business days after deposit in the U.S. Mail.

          5.8 EFFECTIVE DATE. This Trust, and the transfer of Trust Assets to the Administrative Trustee, shall become effective on the Effective Date of the Plan.

          5.9 TAX PROVISIONS.

                  5.9.1 INCOME TAX STATUS. For all purposes of the Tax Code, the Debtor shall be deemed to have transferred the Trust Assets to the Trust Beneficiaries and the other recipients of distributions hereunder pursuant to the Plan and thereupon the Trust Beneficiaries shall be deemed to have transferred their share of the Trust Assets to the Trust. For all federal income tax purposes consistent valuations shall be used by the Trust and the Trust Beneficiaries for the transferred Trust Assets. The Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations Section 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Tax Code, owned by the Trust Beneficiaries as grantors. Any items of income, deduction, credit, or loss of the Trust shall be allocated for federal, state and local income tax purposes among the Trust Beneficiaries pro rata on the basis of their beneficial interests; provided, however that to the extent that any item of income cannot be allocated in the taxable year in which it arises, the Trust shall pay the federal, state and local taxes attributable to such income (net of related deductions) and the amount of such taxes shall be treated as having been received by, and paid on behalf of, the Trust Beneficiaries when such allocations are ultimately made. The Administrative Trustee is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Trust Beneficiaries arising out of the operations of the Trust.

          5.9.2 TAX RETURNS AND REPORTS. In accordance with Treasury Regulation
Section 1.671-4(a), the Administrative Trustee shall cause to be prepared and filed, at the cost and expense of the Trust, an annual information tax return (Form 1041) with the Internal Revenue Service, with a schedule attached showing the item of income, deduction, and credit attributable to the Trust and detailing the allocation of such items of income, deduction, and credit among the Trust Beneficiaries as required pursuant to the Form 1041 instructions for grantor trusts. Copies of such Form 1041 and attached schedules will be delivered promptly to each Trust Beneficiary. In addition, the Administrative Trustee shall cause to be prepared and filed in a timely manner, such other state or local tax returns as are required by applicable law by virtue of the existence and operation of the Trust and shall pay any taxes shown as due thereon. Within thirty (30) days after the end of each calendar year, the Administrative Trustee shall cause to be prepared and mailed to a Trust Beneficiary such other information as may be requested by such Trust Beneficiary in writing to enable such Trust Beneficiary to complete and file his, her, or its federal, state and local income and other tax returns.

                  5.9.3 WITHHOLDING. The Administrative Trustee may withhold from the amount distributable from the Trust at any time such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on the distributee or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for any law, regulation, rule, ruling, directive, or other governmental requirement.

                  5.9.4 TAX IDENTIFICATION NUMBERS. The Administrative Trustee may require any Trust Beneficiary or other distributee to furnish to the Administrative Trustee its Employer or Taxpayer Identification Number as assigned by the Internal Revenue Service and the Administrative Trustee may condition any distribution to any Trust Beneficiary or other distributee upon receipt of such identification number.

                  5.9.5 TAX YEAR. The taxable year of the Trust shall, unless otherwise required by the Internal Revenue Code, be the calendar year.

          5.10 AMENDMENT OF TRUST. This Agreement may be amended, modified or altered only upon the recommendation of the Administrative Trustee and subject to Court approval.

                          VI. RETENTION OF JURISDICTION

          6.1 RETENTION OF JURISDICTION. As provided in the Plan, the Court has retained jurisdiction over the Trust, the Administrative Trustee, and the Trust Assets, including, without limitation, the determination of all controversies and disputes arising under or in connection with this Trust.


                            (Signature page follows)

          IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first above written.


                                   ANCHOR RESOLUTION CORP.


                                   By:_____________________________


                                   ANCHOR RECYCLING CORPORATION


                                   By:_____________________________


                                   ADMINISTRATIVE TRUSTEE


                                   By:_____________________________

                                    Exhibit 2:  Asset Purchase Agreement

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                       ANCHOR GLASS CONTAINER CORPORATION

                                       AND

                            CONSUMERS PACKAGING INC.

                                       AND

                       OWENS-BROCKWAY GLASS CONTAINER INC.

                                TABLE OF CONTENTS

                                    ARTICLE 1

DEFINITIONS  ...................................................- 2 -

                                    ARTICLE 2

PURCHASE AND SALE  .............................................- 7 -
         2.01.  PURCHASE AND SALE...............................- 7 -
         2.02.  EXCLUDED ASSETS.................................- 9 -
         2.03.  ASSUMPTION OF LIABILITIES.......................- 9 -
         2.04.  EXCLUDED LIABILITIES...........................- 11 -
         2.05.  ASSIGNMENT OF CONTRACTS AND RIGHTS.............- 11 -
         2.06.  PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE...- 12 -
         2.07.  CLOSING........................................- 14 -
         2.08.  CLOSING BALANCE SHEET..........................- 15 -
         2.09.  ADJUSTMENT OF PURCHASE PRICE...................- 17 -

                                    ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER ......................- 18 -
         3.01.  AUTHORITY......................................- 18 -
         3.02.  NO CONFLICTS; CONSENTS.........................- 18 -
         3.03.  SUFFICIENCY OF AND TITLE TO THE PURCHASED
                  ASSETS.......................................- 19 -
         3.04.  ORGANIZATION AND STANDING; BOOKS AND
                  RECORDS......................................- 19 -
         3.05.  SEC DOCUMENTS; FINANCIAL STATEMENTS;
                  UNDISCLOSED LIABILITIES......................- 20 -
         3.06.  CONTRACTS......................................- 21 -
         3.07.  ABSENCE OF CHANGES OR EVENTS...................- 23 -
         3.08.  LITIGATION.....................................- 25 -
         3.09.  COMPLIANCE WITH LAWS AND COURT ORDERS..........- 25 -
         3.10.  EMPLOYEES......................................- 25 -
         3.11.  PROPERTIES.....................................- 26 -
         3.12.  ENVIRONMENTAL MATTERS..........................- 29 -
         3.13.  EMPLOYEE BENEFIT PLANS.........................- 31 -
         3.14.  LICENSES AND PERMITS...........................- 35 -
         3.15.  INSURANCE COVERAGE.............................- 35 -
         3.16.  INTELLECTUAL PROPERTY..........................- 35 -
         3.17.  CUSTOMERS......................................- 36 -

                                    ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYERS ......................- 36 -
         4.01.  AUTHORITY-CONSUMERS............................- 36 -
         4.02.  NO CONFLICTS; CONSENTS-CONSUMERS...............- 37 -
         4.03.  ACTIONS AND PROCEEDINGS, ETC...................- 37 -
         4.04.  AVAILABILITY OF FUNDS..........................- 38 -
         4.06.  AUTHORITY-OI...................................- 41 -
         4.07.  NO CONFLICTS; CONSENTS-OI......................- 41 -
         4.08.  ACTIONS AND PROCEEDINGS, ETC.-OI...............- 42 -
         4.09.  AVAILABILITY OF FUNDS-OI.......................- 42 -

                                    ARTICLE 5

COVENANTS OF SELLER ...........................................- 43 -
         5.01.  CONDUCT OF THE BUSINESS........................- 43 -
         5.02.  ACCESS TO INFORMATION..........................- 43 -
         5.03.  NOTICES OF CERTAIN EVENTS......................- 45 -
         5.04.  ENVIRONMENTAL COVENANTS........................- 46 -
         5.05.  BANKRUPTCY COURT APPROVAL......................- 46 -
         5.06.  USE OF THE ANCHOR NAME.........................- 46 -

                                    ARTICLE 6

COVENANTS OF BUYERS ...........................................- 47 -
         6.01.  CONFIDENTIALITY................................- 47 -
         6.02.  NO ADDITIONAL REPRESENTATIONS..................- 47 -
         6.03.  SUPPLEMENTAL DISCLOSURE........................- 47 -
         6.04.  ACCESS.........................................- 47 -
         6.05.  ASSIGNMENT TO NEW ANCHOR.......................- 48 -
         6.06.  FINANCINGS.....................................- 48 -
         6.07.  COMPOSITION OF NEW ANCHOR BOARD................- 48 -
         6.08.  STOCK MARKET LISTING...........................- 48 -
         6.09.  EXCHANGE ACT REGISTRATION......................- 49 -
         6.10.  AFFILIATE TRANSACTIONS.........................- 49 -

                                    ARTICLE 7

COVENANTS OF ALL PARTIES .....................................- 49 -
         7.01.  BEST EFFORTS; FURTHER ASSURANCES..............- 49 -
         7.02.  CERTAIN FILINGS...............................- 50 -
         7.03.  PUBLIC ANNOUNCEMENTS..........................- 50 -
         7.04.  WARN ACT......................................- 50 -

                                    ARTICLE 8

TAX MATTERS ..................................................- 51 -
         8.01.  TAX DEFINITIONS...............................- 51 -
         8.02.  TAX MATTERS...................................- 51 -
         8.03.  TAX COOPERATION; ALLOCATION OF TAXES..........- 52 -

                                    ARTICLE 9

EMPLOYEES ...................................................- 53 -
         9.01.  RETIREMENT PLANS.............................- 53 -
         9.02.  OTHER EMPLOYEE PLANS AND BENEFIT
                  ARRANGEMENTS...............................- 55 -
         9.03.  EMPLOYEE COMMUNICATIONS......................- 56 -
         9.04.  THIRD PARTY BENEFICIARIES....................- 56 -
         9.05.  UNION EMPLOYEES..............................- 56 -
         9.06.  NON-UNION EMPLOYEES..........................- 57 -

                                   ARTICLE 10

CONDITIONS TO CLOSING ......................................- 57 -
         10.01.  CONDITIONS TO BUYERS' OBLIGATIONS..........- 57 -
         10.02.  CONDITIONS TO OBLIGATIONS OF SELLER........- 63 -
         10.03.  FRUSTRATION OF CONDITIONS..................- 65 -

                                   ARTICLE 11

SURVIVAL ...................................................- 65 -
         11.01.  SURVIVAL...................................- 65 -

                                   ARTICLE 12

TERMINATION ................................................- 65 -
         12.01.  GROUNDS FOR TERMINATION....................- 65 -
         12.02.  EFFECT OF TERMINATION......................- 66 -

                                   ARTICLE 13

MISCELLANEOUS ..............................................- 66 -
         13.01.  NOTICES....................................- 66 -
         13.02.  AMENDMENTS AND WAIVERS.....................- 68 -
         13.03.  FEES AND EXPENSES..........................- 68 -
         13.04.  SUCCESSORS AND ASSIGNS.....................- 69 -
         13.05.  GOVERNING LAW..............................- 69 -
         13.06.  COUNTERPARTS; EFFECTIVENESS................- 69 -
         13.07.  ENTIRE AGREEMENT; THIRD PARTY
                  BENEFICIARIES.............................- 69 -
         13.08.  BULK SALES LAWS............................- 69 -
         13.09.  CAPTIONS...................................- 69 -
         13.10.  SEVERABILITY...............................- 70 -
         13.11.  CONSENT TO JURISDICTION....................- 70 -
         13.12.  WAIVER OF JURY TRIAL.......................- 71 -

                            ASSET PURCHASE AGREEMENT


         AGREEMENT dated as of December 18, 1996 among Anchor Glass Container Corporation, a Delaware corporation ("Seller"), Consumers Packaging Inc., a corporation organized under the federal laws of Canada ("Consumers"), and Owens-Brockway Glass Container Inc., a Delaware corporation ("OI"), Consumers and OI being sometimes collectively referred to as the "Buyers."

                               W I T N E S E T H:

         WHEREAS, Seller and its subsidiaries conduct a business which manufactures, sells and distributes a diverse line of glass containers of various types, designs and sizes, which are sold principally to customers in the food and beverage industries (the "Business");

         WHEREAS, OI desires to purchase from Seller certain of the assets of the Business described on Appendix A (the "OI Assets"), and Seller desires to sell the OI Assets to OI, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, Consumers desires to purchase substantially all of the assets of the Business (other than the OI Assets) and Seller desires to sell substantially all of the assets of the Business to Consumers (other than the OI Assets) upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, on September 13, 1996, Seller filed a voluntary petition (the "Petition") for reorganization relief pursuant to Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 301 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware and such case is presently pending under Case No. 96-1434 PJW;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          Section 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

          "Balance Sheet Date" means June 30, 1996.

          "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

          "Citicorp" means Citicorp Leasing, Inc., a Delaware corporation and the current holder of the Citicorp Loan.

          "Citicorp Loan" means the loan evidenced and secured by the Renewal First Mortgage Note dated as of June 16, 1992 by Landlord to Citicorp, the Amended and Restated Mortgage and Security Agreement dated as of June 16, 1992 by Landlord to Citicorp and the Amended Assignment of Leases and Rents dated as of June 16, 1992 by Landlord to Citicorp.

          "Closing Balance Sheet" means a statement of the Purchased Assets and the Assumed Liabilities as at the close of business on the Closing Date (or on the date otherwise specified in Section 2.08(a)), together with the notes thereto, prepared in accordance with the provisions of Section 2.08 and Exhibit A hereto.

          "Closing Date" means the date of the Closing.

          "Closing Net Assets" means the excess of the value of the Purchased Assets over the amount of the Assumed Liabilities as reflected on the Closing Balance Sheet.

          "Excluded Contracts" means (i) (A) all purchase or supply agreements of Seller or any of its subsidiaries, (B) all agreements relating to the disposition of assets of Seller or any of its subsidiaries, the consummation of which has occurred prior to the date hereof, and (C) all agreements of Seller or any of its subsidiaries relating to indebtedness for borrowed money, in each case, other than those designated in writing by Buyers to Seller within 10 days of the date hereof and (ii) all other contracts, agreements or instruments of Seller or any of its subsidiaries that are designated in writing by Buyers to Seller within 10 days of the date hereof as "Excluded Contracts" pursuant to
Section 2.01(iv).

          "Final June 30 Net Assets" means the June 30 Net Assets as the same may be adjusted and finally determined pursuant to Section 2.08.

          "Final Post-Filing Trade Payables" means the trade payables of Seller incurred subsequent to the filing of the Petition and in existence on the Closing Date, as the same is finally determined pursuant to Section 2.08.

          "Final Net Assets" means Closing Net Assets (i) as shown in Buyers' calculation delivered pursuant to Section 2.08(a) if no notice of disagreement with respect thereto is delivered pursuant to Section 2.08(b) or (ii) if such a notice of disagreement is delivered, (A) as agreed by the parties pursuant to
Section 2.08(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.08(c); provided that Final Net Assets shall not in any event be less than Buyers' calculation of Closing Net Assets delivered pursuant to Section 2.08(a) nor more than Seller's calculation of Closing Net Assets delivered pursuant to Section 2.08(c).

          "Financing Letters" means the letter of Bankers Trust Company dated December 2, 1996, the letter of BT Securities Corporation dated December 2, 1996, the letter of BT Commercial Corporation dated December 2, 1996, the letter of PNC Capital Markets, Inc. dated November 22, 1996 and the letter of The Toronto-Dominion Bank dated November 26, 1996.

          "Headquarters Lease" means the Lease dated March 31, 1988 between Landlord and Seller, as modified by the First Amendment to Lease dated June 16, 1992, the Letter Agreement dated as of April 27, 1992 attached as Schedule 1 to said First Amendment to Lease, the Agreement dated as of June 16, 1992 attached as Schedule 1 to the First Amendment to Building Option Agreement, the Second Amendment to Lease dated as of September 30, 1993 and the Third Amendment to Lease dated as of February 22, 1995, that certain Agreement dated as of March 31, 1996 among Seller, Landlord and Citicorp Leasing, Inc., which provided for the waiver of the default under the Lease pursuant to Section 9(a)(13) of the Lease (the "Lease Default") through September 15, 1996, and that certain Amended and Restated Agreement dated as of September 12, 1996 among Seller, Landlord and Citicorp Leasing, Inc., which provided for the waiver of the Lease Default through January 15, 1997, and the Memorandum of Lease, the Building Option Agreement (as modified by Amendment No. 1 to Building Option Agreement), the Memorandum of Building Option Agreement, the Land Option Agreement, the Memorandum of Land Option Agreement, the Option Agreement for Parking Easement and Memorandum of Option for Parking Agreement (referred to therein).

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Included Insurance Policies" means the policies of Seller and its subsidiaries maintained under or in connection with any Benefit Arrangement or Employee Plan, to the extent (i) the Seller's obligations under such Benefit Arrangement or Employee Plan are an Assumed Liability, (ii) such policies have been identified to Buyers pursuant to the provisions of Section 3.13(n) and
(iii) Buyers will have, within 10 days from the date hereof, expressly identified such policies as "Included Insurance Policies" by written notice to Seller.

          "June 30 Net Assets" means the excess of the value of the Purchased Assets over the amount of the Assumed Liabilities as reflected on the Reference Balance Sheet.

          "June 30 Trade Payables" means the trade payables of Seller and its subsidiaries at June 30, 1996 as agreed to by Buyers and Seller or as finally determined pursuant to Section 2.06(i).

          "Landlord" means Fountain Associates I, Ltd., a Florida limited partnership and the current holder of the landlord's interest under the Headquarters Lease.

          "Lenders" means Bankers Trust Company, BT Securities Corp., BT Commercial Corporation, PNC Capital Markets, Inc. and The Toronto-Dominion Bank, as lenders pursuant to the Financing Letters.

          "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

          "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Business, taken as a whole.

          "New Anchor" means the subsidiary of Consumers to be formed under Delaware law, to which Consumers shall assign its interest and obligations under this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Purchase Option" has the meaning assigned to it in the Headquarters Lease.

          "Reference Balance Sheet" means the pro forma adjusted statement of the Purchased Assets and Assumed Liabilities, and the notes thereto, as of June 30, 1996 and attached hereto as Exhibit A.

          "Renewal Option" has the meaning assigned to it in the Headquarters Lease.

          "Residual Value Guaranty Amount" has the meaning assigned to it in the Headquarters Lease.

          "Sale Order" means an order issued by the Bankruptcy Court substantially in the form of Exhibit B hereto, authorizing the assumption of this Agreement and approving this Agreement and all of the transactions contemplated hereby.

          "Seller Defined Benefit Plans" means the Anchor Glass Container Corporation Service Retirement Plan, the Pension Plan for Hourly Employees of Latchford Glass Company and Associated Companies, the Anchor Glass Container Corporation Retirement Plan for Salaried Employees, and the Retirement Plan for Salaried Employees of Latchford Glass Company and Associated Companies.

          "Seller Defined Contribution Plans" means the Anchor Glass Container Corporation Salaried Employees Savings Plan and the Anchor Glass Container Corporation Hourly Employees Supplemental Retirement Plan.

          "Termination Option" has the meaning assigned to it in the Headquarters Lease.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

                  TERM                                        SECTION

         Accounting Referee                                     2.06
         Actual Balance Sheet                                   3.05
         Allocation Statement                                   2.06
         Apportioned Obligations                                8.03
         Assumed Liabilities                                    2.03
         Bankruptcy Code                                    Preamble
         Benefit Arrangement                                    3.13
         Books and Records                                      5.02
         Business                                           Preamble
         Business Union Employees                               9.05
         CERCLA                                                 3.12
         Closing                                                2.07
         Code                                                   8.01
         Confidentiality Agreements                             6.01
         Contracts                                              3.06
         Coors                                                 10.01
         Employee Plan                                          3.13
         Environmental Laws                                     3.12
         ERISA                                                  3.13
         ERISA Affiliate                                        3.13
         Estimated Final Net Assets                             2.06
         Estimated Purchase Price                               2.06
         Estimated Post-Filing Trade Payables                   2.06
         Exchange Act                                           3.02
         Excluded Assets                                        2.02
         Excluded Liabilities                                   2.04
         Fee Properties                                         3.11
         Governmental Entity                                   10.01
         Hazardous Substances                                   3.12
         Headquarters Property                                  3.11
         Included Contracts                                     2.01
         Intellectual Property Rights                           3.16
         Interim Order                                          5.05
         Leased Properties                                      3.11
         Multiemployer Plan                                     3.13
         OI Assets                                          Preamble
         OI Assumed Obligations                                 2.03
         Permit                                                 3.14
         Permitted Lien                                         3.11
         Petition                                           Preamble
         Petty Cash                                             2.01
         Post-Closing Tax Period                                8.03
         Pre-Closing Tax Period                                 8.01
         Predecessor Entity                                     3.05
         Purchased Assets                                       2.01
         Purchase Price                                         2.06
         Real Properties                                        3.11
         Real Property Leases                                   3.06
         SEC                                                    3.05
         SEC Documents                                          3.05
         Securities Act                                         3.05
         Seller Products and Services                           3.17
         Shares                                                 2.06
         Strohs                                                10.01
         Tax                                                    8.01
         Vitro                                                  3.06
         Vitro Agreement                                       10.01
         WARN Act                                               7.04

                                    ARTICLE 2

                                PURCHASE AND SALE

          2.01. PURCHASE AND SALE. Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, Buyers agree (OI's undertaking being limited to the OI Assets) to purchase from Seller and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyers (OI's interest being limited to the OI Assets) at Closing, free and clear of all Liens, other than Permitted Liens, all of Seller's and its subsidiaries' right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used primarily in the conduct of the Business by Seller and its subsidiaries as the same shall exist on the Closing Date, including all assets shown on the Reference Balance Sheet and not disposed of in the ordinary course of business, and all assets of the Business thereafter acquired by Seller and its subsidiaries (the "Purchased Assets"), and including, without limitation, all right, title and interest of Seller in, to and under:

                  (i) all real property and leases of, and other interests in, real property used or owned or held for use in the conduct of the Business, in each case together with all buildings, fixtures, and improvements erected thereon, including without limitation the items listed on Schedule 3.11(b), but excluding all residential real property leases;

                  (ii) all personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property;

                  (iii) all raw materials, work-in-process, finished goods, supplies and other inventories;

                  (iv) all rights under (A) all collective bargaining agreements, employment and severance agreements, leases (other than all residential real property leases), non-governmental licenses or franchises, sales agreements, joint venture agreements, sales and purchase orders, and the Included Insurance Policies, and (B) all other contracts, agreements and instruments of Seller or any of its subsidiaries (other than Excluded Contracts) relating to the Purchased Assets or the Business, including without limitation the items listed on Schedule 3.06(a), other than those contracts, agreements or instruments in this Clause B that are designated in writing by Buyers to Seller within 10 days of the date hereof as "Excluded Contracts" (the items referred to in clauses (A) and (B), collectively, the "Included Contracts");

                  (v) all accounts, notes and other receivables;

                  (vi) all prepaid expenses, including but not limited to ad valorem taxes, leases and rentals;

                  (vii) all petty cash located at operating facilities of the Business ("Petty Cash");

                  (viii) all of Seller's and its subsidiaries' rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under manufacturers' and vendors warranties and rebates;

                  (ix) all patents, copyrights, trademarks, trade names, service marks, service names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs and other intangible property, in each case owned or licensed by Seller or any Affiliate of Seller and used or held for use in the Business, and any applications for the same, including without limitation the items listed on Schedule 3.16(a);

                  (x) all transferable licenses, permits or other governmental authorization affecting, or relating in any way to, the Business, including without limitation the transferable items listed on Schedule 3.14(a);

                  (xi) all books, records, files and papers, whether in hard copy or computer format, used in the Business, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to Tax imposed on the Purchased Assets;

                  (xii) all computer software programs and data used in connection with the Business;

                  (xiii) all goodwill associated with the Business or the Purchased Assets, together with the right to represent to third parties that Buyers are the successors to the Business;

                  (xiv) all employee salary or bonus deferrals under any employee benefit plan the obligations under which are an Assumed Liability, to the extent the amount of such deferrals have not, as of the Closing Date, been disbursed in accordance with such plan, contributed to an employee benefit trust or paid as an insurance premium; and

                  (xv) all air emissions Seller has, is entitled to or applied for, including any air emissions where Seller has credit for or has banked, applied to bank or agreed to sell or trade.

          2.02. EXCLUDED ASSETS. Notwithstanding anything to the contrary herein or otherwise, Buyers expressly understand and agree that the following assets and properties of Seller (the "Excluded Assets") shall be excluded from the Purchased Assets:

                  (i) all of Seller's cash and cash equivalents on hand and in banks except for Petty Cash;

                  (ii) insurance policies, other than the Included Insurance Policies;

                  (iii) the Excluded Contracts;

                  (iv)  capital stock of subsidiaries of Seller;

                  (v)   minute and stock books of Seller and its subsidiaries;

                  (vi) any Purchased Assets sold or otherwise disposed of in the ordinary course of business and not in violation of any provisions of this Agreement during the period from the date hereof until the Closing Date; and

                  (vii) claims and causes of action to recover preferences, fraudulent conveyances, to avoid liens and other similar rights under the Bankruptcy Code belonging to Seller and its subsidiaries.


          2.03. ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, Buyers agree, OI's obligations being limited to the assumption of the liabilities listed on Appendix B hereto (the "OI Assumed Liabilities"), effective at the time of Closing, to assume the following liabilities (the "Assumed Liabilities"):

                  (i) all liabilities of the types set forth on the Reference Balance Sheet to the extent (except as otherwise provided herein) included or reflected on the Closing Balance Sheet;

                  (ii) all liabilities and obligations of Seller arising from and after the Closing Date under all Included Contracts (other than liabilities or obligations attributable to any failure by Seller to comply with the terms thereof);

                  (iii) all liabilities and obligations under the Anchor Glass Container Corporation Executive/Key Employee Retention Plan as such Plan is in effect on the date hereof (other than liabilities and obligations arising under such Plan prior to the Closing, which shall remain liabilities and obligations of Seller);

                  (iv) all liabilities under Seller Defined Benefit Plans (but excluding any and all liabilities for excise tax or related taxes or penalties to the Internal Revenue Service arising out of the failure of Seller to contribute to Seller Defined Benefit Plans) and all liabilities to the PBGC in connection with Seller Defined Benefit Plans, which liabilities shall be paid by the applicable Buyer in full on the Closing Date to the extent due and owing on the Closing Date;

                  (v) all environmental liabilities relating to the Purchased Assets or Business (but excluding any liabilities resulting from or arising out of any (i) claim, action, suit, investigation, proceeding or judgment relating to property disposed of by Seller or any of its subsidiaries prior to the Closing Date or (ii) asbestos-related claims, actions, suits, investigations, proceedings or judgments arising out of any event or condition existing on or occurring prior to the Closing
         Date);

                  (vi) trade payables of Seller which have arisen after the filing of the Petition and which are in existence on the Closing Date;

                  (vii) accrued expenses relating to workers' compensation claims;

                  (viii) all liabilities and obligations of Seller arising under, related to or in connection with the Headquarters
Lease;
         and

                  (ix) all liabilities and expenses in the aggregate relating to insurance claims arising out of workers' compensation, general liability, products liability, and automobile liability policies issued to Seller by The Travelers Indemnity Company and its Affiliates including The Aetna Casualty and Surety Company (or any predecessor) for periods prior to January 1, 1997; provided, however, that the amount of all such liabilities and expenses in the aggregate shall not exceed the sum of all amounts shown on the Reference Balance Sheet for all such insurance liabilities and expenses.

          2.04. EXCLUDED LIABILITIES. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyers are assuming only the Assumed Liabilities (OI's obligations being limited to the OI Assumed Liabilities) and are not assuming any other liability or obligation of Seller (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence or arising hereafter, including, without limitation, except as set forth in clause (v) of Section 2.03, any liability for any claim, action, suit or proceeding pending against, or judgment against, Seller or any of its subsidiaries (including the Purchased Assets) as of the Closing Date. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities").

          2.05. ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyers or Seller thereunder. Seller and the applicable Buyer will use their best efforts (but without any payment of money by Seller or Buyers) to obtain the consent of the other parties to any such Purchased Asset or any claim or right or any benefit arising thereunder for the assignment thereof to the applicable Buyer as such Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that such Buyer would not in fact receive all such rights, Seller and such Buyer will cooperate in a mutually agreeable arrangement under which such Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to the applicable Buyer, or under which Seller would enforce for the benefit of such Buyer, with such Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay to the applicable Buyer when received all monies received by Seller under any Purchased Asset intended to be acquired hereunder by such Buyer or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

          2.06. PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE. (a) The purchase price for the Purchased Assets (the "Purchase Price") is (i) an amount in cash equal to (A) $333.6 million, of which Consumers shall pay $208.6 million and OI shall pay $125.0 million, plus (B) the June 30 Trade Payables minus (C) the Final Post-Filing Trade Payables and (ii) 490,000 shares of New Anchor common stock and 1,876,000 shares of New Anchor 10% preferred stock (collectively, the "Shares") (the terms of such 10% preferred stock being set forth on Appendix C) which Consumers shall cause New Anchor to issue and deliver to Seller. Seller and Consumers each hereby acknowledge and agree that OI has and shall have no liability or obligation with respect to the Shares. The Purchase Price shall be subject to adjustment as provided in Section 2.09, and shall be paid as provided in Section 2.07. On the Closing Date, Buyers shall pay to Seller as provided in
Section 2.07 an aggregate amount in cash (the "Estimated Purchase Price") equal to (i) $333.6 million (in the proportion specified in the first sentence of this Section 2.06(a)) plus (ii) the June 30 Trade Payables minus (iii) the Estimated Post-Filing Trade Payables plus or minus (iv) the amount set forth in Section 2.06(b) below as the adjustment to the Estimated Purchase Price, and Consumers shall cause New Anchor to issue and deliver to Seller certificates representing the Shares. If the June 30 Trade Payables exceed the Estimated Post-Filing Trade Payables, the amount of such excess shall be paid by the Buyers in such proportion as they may jointly specify to Seller; provided that if Buyers fail to so specify, Buyers shall be jointly liable for the payment of the full amount of such excess.

                  (b) Not less than three business days prior to the Closing Date, Seller shall deliver to Buyers a certificate, signed by the chief financial officer of Seller, setting forth Seller's good faith estimate of trade payables incurred subsequent to filing of the Petition and estimated to be in existence on the Closing Date (the "Estimated Post-Filing Trade Payables"), together with reasonable information supporting such estimate. Not less than three business days prior to the Closing Date, Seller shall deliver to Buyers a certificate signed by the Chief Financial Officer of Seller, setting forth Seller's good faith estimate of Final Net Assets of Seller using Seller's December 31, 1996 Balance Sheet ("Estimated Final Net Assets"). If June 30 Net Assets exceed Estimated Final Net Assets, the amount otherwise payable to Seller by Buyers at the Closing shall be reduced (to be allocated between them in accordance with their joint instructions), as an adjustment to the Estimated Purchase Price, the amount of such excess. If Estimated Final Net Assets exceed June 30 Net Assets, the applicable Buyer or Buyers (in such proportion as Buyers shall jointly specify to Seller; provided that if Buyers fail to so specify, Buyers shall be jointly liable for the full amount of such excess) shall pay to Seller, as an adjustment to the Estimated Purchase Price, the amount of such excess.

                  (c) As soon as practicable after the Closing, Buyers shall deliver to Seller a statement (the "Allocation Statement"), setting forth the value of the Purchased Assets, which shall be used for the allocation of the Purchase Price (together with the Assumed Liabilities) among the Purchased Assets; provided that prior to the Closing Date, if required as the result of transfer or similar taxes, Buyers and Seller shall agree as to the allocation for Fee Properties.

                  (d) Seller shall have a period of 45 days after the delivery of the Allocation Statement to present in writing to Buyers notice of any objections Seller may have to the allocation set forth in the Allocation Statement. Unless Seller timely objects, the Allocation Statement shall be binding on the parties without further adjustment,

                  (e) If Seller shall raise any objections within the 45 day period, Buyers and Seller shall negotiate in good faith and use their best efforts to resolve such dispute. If the parties fail to agree within 15 days after the delivery of the notice, then the disputed items shall be resolved by Price Waterhouse LLP, or if such firm declines to act in such capacity, by such other firm of independent nationally recognized accountants chosen and mutually accepted by the parties (the "Accounting Referee"). The Accounting Referee shall resolve the dispute within 30 days of having the items referred to it. The costs, fees and expenses of the Accounting Referee shall be borne equally by Seller on the one hand and Buyers on the other.

                  (f) Any adjustment made with respect to the Purchase Price pursuant to Section 2.09 of this Agreement shall be allocated in accordance with the determination mutually agreed by Seller and Buyers. In the event that an agreement is not reached within 15 days after the determination of Final Net Assets pursuant to Section 2.09(a), the disputed item(s) shall be resolved pursuant to Section 2.06(e) hereof.

                  (g) Seller and Buyers each agree to report an allocation of such Purchase Price among the Purchased Assets in a manner entirely consistent with the Allocation Statement (including any adjustment made pursuant to Section 2.06(f) hereof), and agree to act in accordance with such Allocation Statement in the filing of all tax returns (including, without limitation, filing Form 8594 with its Federal income tax return for the taxable year that includes the date of the Closing) and in the course of any tax audit, tax review or tax litigation relating thereto.

                  (h) Not later than 10 days prior to the filing of their respective Form 8594 relating to this transaction, each party shall deliver to the other parties a copy of its Form 8594.

          2.07. CLOSING. Subject to the terms and conditions of this Agreement, the sales and purchases of the Purchased Assets and the assumptions of the Assumed Liabilities contemplated hereby shall take place at a closing (the "Closing") to be held at the offices of Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York 10004 at 9:00 A.M., New York City time, on the later to occur of (i) the date on which the conditions to Closing set forth in Article 10 shall have been satisfied or waived and (ii) the first business day following the day that is ten days after the entry of the Sale Order, or at such other time or place as Buyers and Seller may agree. At the Closing,

                  (a) Each Buyer shall deliver to Seller certified or official bank checks payable to the order of Seller in an amount as to which Buyers shall jointly notify Seller, which amounts together shall equal the Estimated Purchase Price, or shall wire transfer such amounts to an account designated in writing by Seller to Buyers not less than two days prior to the Closing Date. Consumers shall cause New Anchor to deliver to Seller certificates representing the Shares, which certificates will be dated the Closing Date and will be issued and registered in the name of the Seller, or in the name of such designees of Seller as Seller so directs in a writing delivered to Consumers not less than two days prior to the Closing Date.

                  (b) Seller and each Buyer shall enter into an assignment and assumption agreement (OI's obligations being limited to the OI Assumed Obligations) and Seller shall deliver to the applicable Buyer (or permitted assignees as Buyers shall jointly instruct Seller) such special warranty deeds (or local equivalents), bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in the applicable Buyer all right, title and interest in, to and under the Purchased Assets being acquired by such Buyer.


          2.08. CLOSING BALANCE SHEET. (a) As promptly as practicable, but no later than 90 days, after the Closing Date, Buyers will cause to be prepared and delivered to Seller (a) the Closing Balance Sheet and (b) the Final Post- Filing Trade Payables, together with an unqualified report of Arthur Andersen L.L.P. thereon, and a certificate based on such Closing Balance Sheet setting forth Buyers' calculation of Closing Net Assets and Final Post-Filing Trade Payables. The Closing Balance Sheet shall include the Purchased Assets and Assumed Liabilities as at the close of business on the Closing Date presented fairly in accordance with generally accepted accounting principles through the application of the accounting methods and such other procedures applied in the preparation of the Reference Balance Sheet and without giving effect to any writedown of non-current assets to reflect the sale of the Purchased Assets pursuant to this Agreement otherwise required by generally accepted accounting principles. Notwithstanding anything to the contrary contained herein, if the Closing Date shall occur on or after January 10, 1997, the Closing Balance Sheet with respect to the calculation of Closing Net Assets and Final Net Assets only shall include the Purchased Assets and Assumed Liabilities as at the close of business on January 10, 1997, but in all other respects shall be prepared on the basis set forth above. In preparing the Closing and Reference Balance Sheets, consistent account definitions, analytical procedures, and valuation methods should be applied in determining the account balances. Except as provided below for accruals for pension and other post-retirement benefit obligations, if, in connection with the preparation of the Closing Balance Sheet or the calculation of Closing Net Assets, any errors are discovered that affect the value of the Purchased Assets or the Assumed Liabilities set forth on the Reference Balance Sheet, the Reference Balance Sheet shall be adjusted to correct for the effect of such errors. With regard to accruals for pension and other post-retirement benefit obligations, if an error is discovered in the Reference Balance Sheet that remains applicable at the Closing Balance Sheet date, then the Closing Balance Sheet only, not the Reference Balance Sheet, shall be adjusted to correct for the effect of such errors. For purposes of this Section 2.08, in determining whether any corrections are to be made as a result of errors or inconsistencies, corrections will not be made unless an individual item exceeds $50,000 and the aggregate net amount of all such items exceeds $500,000. In preparing the Reference Balance Sheet certain "excess" reserves were applied and reallocated to cover reserve requirements for other accounts. Attached as part of Exhibit A is the final June 30, 1996 reserve allocation of Seller. In the preparation of the Closing Balance Sheet, the reallocation of such "excess" reserves shall be applied consistent with Exhibit A. Exhibit A sets forth the Reference Balance Sheet including explanatory notes as to the use of the Reference Balance Sheet in the determination of Purchased Assets and Assumed Liabilities, and in determining a purchase price adjustment (if any), pursuant to the provisions of this Agreement.

          (b) If Seller disagrees with Buyers' calculation of Closing Net Assets or Final Post-Filing Trade Payables delivered pursuant to Section 2.08(a), Seller may, within 45 days after delivery of the documents referred to in
Section 2.08(a), deliver a notice to Buyers disagreeing with such calculations and setting forth Seller's calculations of such amounts. Any such notice of disagreement shall specify those items or amounts as to which Seller disagrees and the basis for such disagreement, and Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and Final Post-Filing Trade Payables and the calculation of Closing Net Assets and Final Post-Filing Trade Payables delivered pursuant to Section 2.08(a).

          (c) If a notice of disagreement shall be duly delivered pursuant to
Section 2.08(b), Buyers and Seller shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amounts of Closing Net Assets and Final Post-Filing Trade Payables, which amounts shall not be less than the amounts thereof shown in Buyers' calculations delivered pursuant to
Section 2.08(a) nor more than the amounts thereof shown in Seller's calculations delivered pursuant to Section 2.09(b). If during such period, Buyers and Seller are unable to reach such agreement, they shall promptly thereafter cause the Accounting Referee promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Net Assets and Final Post-Filing Trade Payables. In making such calculations, the Accounting Referee shall consider only those items or amounts as to which Seller has disagreed. The Accounting Referee shall deliver to Seller and Buyers, as promptly as practicable, a report setting forth such calculations. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne (i) by Buyers if the difference between Final Net Assets and Closing Net Assets as set forth in Buyers' calculation of Closing Net Assets delivered pursuant to Section 2.08(a) is greater than the difference between Final Net Assets and Closing Net Assets as set forth in Seller's calculation of Closing Net Assets delivered pursuant to Section 2.08(b), (ii) by Seller if the first such difference is less than the second such difference and (iii) otherwise one-half by Seller and one-half by Buyers.

          (d) Buyers and Seller agree that they will, and agree to cause their respective independent accountants and actuaries to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Net Assets and Final Post-Filing Trade Payables and in the conduct of the audits and reviews referred to in this Section 2.08, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

          2.09. ADJUSTMENT OF PURCHASE PRICE. (a) If Estimated Final Net Assets exceed Final Net Assets, Seller shall pay to Buyers (to be allocated between them in accordance with their joint instructions), as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.09(c), the amount of such excess. If Final Net Assets exceed Estimated Final Net Assets, the applicable Buyer or Buyers (in such proportion as Buyers shall jointly specify to Seller; provided that if Buyers fail to so specify, Buyers shall be jointly liable for the payment of the full amount of such excess) shall pay to Seller, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.09(c), the amount of such excess.

          (b) If Final Post-Filing Trade Payables exceeds Estimated Post-Filing Trade Payables, Seller shall pay to Buyers (to be allocated between them in accordance with their joint instructions), as an adjustment to the Purchase Price, in the manner and with the interest as provided in Section 2.09(c), the amount of such excess. If Estimated Post-Filing Trade Payables exceeds Final Post-Filing Trade Payables, the applicable Buyer or Buyers (in such proportion as Buyers shall jointly specify to Seller; provided that if Buyers fail to so specify, Buyers shall be jointly liable for the payment of the full amount of such excess) shall pay to Seller, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.09(c), the amount of such excess.

          (c) METHOD OF PAYMENT. Any payments pursuant to Sections 2.09(a) or
(b) shall be added together or netted against each other, as appropriate, and shall be made at a mutually convenient time and place within 10 days after the same have been determined. Any payments pursuant to this Section 2.09 shall be made by delivery by the applicable Buyer or Buyers, or Seller, as the case may be, of certified or official bank checks payable to the appropriate party or by wire transfer of such funds to an account designated by such party or by causing such payment to be credited to such account of such other parties as may be designated by such party. The amount of any payment to be made pursuant to this
Section 2.09 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate publicly announced from time to time by Citibank, N.A. in New York City as its prime rate in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyers as follows:

          3.01. AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to approval by the Bankruptcy Court, (a) all corporate and stockholder acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken and (b) this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          3.02. NO CONFLICTS; CONSENTS. (a) Except as set forth in Schedule 3.02(a), the execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or loss of a benefit relating to the Business under, or result in the creation of any Lien (other than Permitted Liens) upon any of the Purchased Assets under, any provision of (i) the Certificate of Incorporation or By-laws of Seller or any of its subsidiaries, (ii) assuming the obtaining of all required consents, any agreement or obligation to which Seller or any of its subsidiaries is a party or by which any of the Purchased Assets are bound or (iii) any applicable judgment, injunction, order or decree, or statute, law, ordinance, rule or regulation, in each case other than such as, individually or in the aggregate, would not have a Material Adverse Effect.

          (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable,
(ii) compliance with and filings under Section 13(a) or 15(d), as the case may be, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
(iii) compliance with and filings and notifications under applicable Environmental Laws, (iv) compliance with any notices, motions, orders or approvals required by the Bankruptcy Court or the Bankruptcy Code and the rules thereunder, (v) those set forth on Schedule 3.02(a) and (vi) those that may be required solely by reason of Buyers' participation in the transactions contemplated hereby.

          3.03. SUFFICIENCY OF AND TITLE TO THE PURCHASED ASSETS. (a) The Purchased Assets constitute, and on the Closing Date will constitute, all of the assets or property used or held for use primarily in the Business, except for the Excluded Assets.

          (b) Upon consummation of the transactions contemplated hereby, Buyers will have acquired good and marketable title (which in the case of Fee Properties are insurable at regular rates by a reputable title company) in and to, or a valid leasehold interest in, each of the Purchased Assets to be acquired by each of them, respectively, free and clear of all Liens, except for Permitted Liens.

          3.04. ORGANIZATION AND STANDING; BOOKS AND RECORDS. All subsidiaries of Seller and their respective jurisdictions of incorporation are set forth on
Schedule 3.04(a). Each of Seller's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Except as set forth on Schedule 3.04(b), each of Seller and its subsidiaries has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its assets and to carry on its business as presently conducted, other than such the lack of which would not, individually or in the aggregate, have a Material Adverse Effect. Each of Seller and its subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

          Seller has prior to the execution of this Agreement delivered to Buyers true and complete copies of the Certificate of Incorporation and By-laws, each as amended to date and as currently in effect, of Seller and each of its subsidiaries. The minute books of Seller and each of its subsidiaries (which have been made available for inspection by Buyers prior to the date hereof) are true and complete in all material respects.

          3.05. SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.
(a) Seller (and any entity to which it is a successor issuer for purposes of Rule 12g-3 under the Exchange Act, each such entity being a "Predecessor Entity") has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since June 30, 1993 (the "SEC Documents"). Seller has delivered to Buyers (i) Seller's annual reports on Form 10-K for its fiscal years ended December 31, 1995, 1994 and 1993, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1996 and June 30, 1996, and (iii) all of the other SEC Documents filed since December 31, 1995. The audited consolidated balance sheets of Seller and its subsidiaries (including the notes thereto) set forth in the most recent SEC Document of Seller filed prior to the date hereof on Form 10-K, as updated or modified by the consolidated balance sheet and the notes thereto set forth in the June 30, 1996 Form 10-Q filed subsequently thereto, shall be hereinafter referred to as the "Actual Balance Sheet." As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Seller and each Predecessor Entity included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Seller and its subsidiaries and of each Predecessor Entity and its subsidiaries, as the case may be, as of the dates thereof and the consolidated results of operations and statements of cash flows of Seller and its subsidiaries and of each Predecessor Entity and its subsidiaries, as the case may be, for the periods then ended (subject, in the case of any unaudited statements, to the absence of footnotes and to normal year-end audit adjustments).

          (b) There are no material liabilities or obligations relating to the Purchased Assets or the Business of any nature (whether accrued, absolute, contingent or unasserted), except (1) as disclosed, reflected or fully reserved against in the Actual Balance Sheet, (2) for items set forth in Schedule 3.05 and (3) for other liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date which, individually or in the aggregate, are not material to the Purchased Assets and the Business taken as a whole.

          3.06. CONTRACTS. Except as set forth in Schedule 3.06(a), with respect to the Business neither the Seller nor any of its subsidiaries is a party to or bound by:

                  (a) (i) any lease of real property ("Real Property Leases") under which Seller or any subsidiary of Seller uses or occupies or has the right to use or occupy, now or in the future, any real property, in each case providing for annual rentals of more than $90,000 per annum or $1,000,000 in the aggregate or (ii) any lease of personal property under which Seller or any subsidiary of Seller uses or has the right to use, now or in the future, any personal property, in each case providing for annual rentals of more than $50,000 per annum or $100,000 in the aggregate;

                  (b) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for either (i) annual payments by Seller and its subsidiaries of $500,000 or more or
         (ii) aggregate payments by Seller and its subsidiaries of $500,000 or more, or any agreement for the purchase of real property;

                  (c) any sales, distribution or other similar agreement providing for the sale by Seller or any of its subsidiaries of materials, supplies, goods, services, equipment or other assets that provides for either (i) annual payments to Seller and its subsidiaries of $5,000,000 or more or (ii) aggregate payments to Seller and its subsidiaries of $10,000,000 or more, or any agreement for the sale of real property or granting to a third party an option to purchase or lease, or a right of first refusal to purchase or lease, any real property of Seller or any of its subsidiaries;

                  (d) any partnership, joint venture or other similar agreement or arrangement;

                  (e) any agreement relating to the acquisition or disposition of any business that provides for aggregate payments by or to Seller or any of its subsidiaries of $10,000,000 or more (whether by merger, sale of stock, sale of assets or otherwise);

                  (f) any option, license, franchise or similar agreement that provides for either (i) annual payments by Seller and its subsidiaries of $100,000 or more or (ii) aggregate payments by Seller and its subsidiaries of $200,000 or more;

                  (g) any agency, dealer, sales representative, marketing, distribution or other similar agreement that provides for either (i) annual payments by Seller and its subsidiaries of $500,000 or more or
         (ii) aggregate payments by Seller and its subsidiaries of $1,000,000 or more;

                  (h) any agreement that limits the freedom of Seller or any of its subsidiaries to compete in any line of business or with any person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset or which would so limit the freedom of Buyers after the Closing Date;

                  (i) any agreement with or for the benefit of (i) any stockholder, officer or director of Seller or any of its subsidiaries,
         (ii) Vitro, S.A. or any of its subsidiaries ("Vitro") or (iii) any employee of Seller or any of its subsidiaries (other than Seller and its subsidiaries), other than, (x) in each case, agreements set forth on Schedule 3.13(b), and (y) with respect to clause (iii) compensatory arrangements with employees in general and agreements entered into in the ordinary course of Business; or

                  (j) any other agreement or commitment not made in the ordinary course of business that is material to the Business taken as a whole.

Except as set forth in Schedule 3.06(b), all such agreements listed in such Schedule (collectively, the "Contracts") are valid and binding agreements of Seller or one of its subsidiaries and are in full force and effect in all material respects. Except as set forth in Schedule 3.06(c), each of Seller and its subsidiaries has performed all material obligations required to be performed by it to date under the Contracts and it is not in breach or default in any material respect thereunder; to the knowledge of Seller, no condition exists that with notice or lapse of time or both would constitute a material default thereunder; and, to the knowledge of Seller, no other party to any of the Contracts is in material breach or default thereunder. Seller has delivered or made available true and complete copies of each of the Contracts (including all modifications, amendments and supplements) to Consumers and to OI, those specific Contracts requested by OI, prior to the date hereof.

          3.07. ABSENCE OF CHANGES OR EVENTS. Except as set forth in Schedule 3.07(a), since the Balance Sheet Date, the Business has been conducted in the ordinary course substantially consistent with past practices; provided that since the filing of the Petition, Seller has been required to subject certain transactions to Bankruptcy Court approval, has been precluded from paying pre-petition liabilities except as otherwise authorized by the Bankruptcy Court, has been granted authority to incur new and replacement liens in favor of its debtor-in- possession lenders and certain other secured creditors, and has been subject to set-off, recoupment and reclamation claims by creditors, and to the alteration of normal trade credit terms by many suppliers. As a result of the Petition, Seller is in default in many of its obligations to creditors, which creditors are stayed from proceeding on their claims. In addition, prior to and after the filing of the Petition, Seller experienced liquidity constraints which caused it to alter certain normal business practices as set forth on Schedule 3.07(a). The existence of the constraints described herein are acknowledged by Buyers. Except as set forth above, there has not been:

                  (a) any material adverse change in the condition of the plant, property and equipment that constitutes part of the Purchased Assets;

                  (b) any creation or assumption by Seller or any of its subsidiaries of any Lien (other than Permitted Liens) on any Purchased Asset other than in the ordinary course of business consistent with past practices;

                  (c) any making of any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries of Seller;

                  (d) any damage, destruction or other casualty loss (whether or not covered by insurance) or condemnation or other governmental taking or sale in lieu thereof affecting the Business or any Purchased Asset which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (it being understood for purposes of this clause (d) that a material adverse change in the operations of any operating manufacturing plant shall constitute a Material Adverse Effect);

                  (e) any transaction or commitment made, or any contract or agreement entered into, by Seller or any of its subsidiaries relating to the Business or any Purchased Asset (including the acquisition or disposition of any such assets) or any relinquishment by Seller or any of its subsidiaries of any contract or other right, in any such case, that is material to the Business, taken as a whole;

                  (f) any change in any method of accounting or accounting practice (including consistent application) by Seller or any of its subsidiaries with respect to the Business;

                  (g) any (i) individual employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of Seller or any of its subsidiaries (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of Seller or any of its subsidiaries, or (iii) change in compensation or other benefits payable to any director, officer or employee of Seller or any of its subsidiaries pursuant to any severance or retirement plans or policies thereof, except in the case of clauses (ii) and
         (iii), such grants or changes as may have been on a Seller-wide or subsidiary-wide basis pursuant to a written Seller or subsidiary policy concurrently in effect, or in the ordinary course of business consistent with past practices;

                  (h) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Business, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

                  (i) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in excess of that set forth on the budget used in connection with Seller's debtor-in-possession financing previously furnished by Seller to Buyers.

          3.08. LITIGATION. Except as set forth on Schedule 3.08(a) or in the most recent SEC Document of Seller filed prior to the date hereof on Form 10-K, there are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Seller or any of its subsidiaries or any Purchased Asset which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or which would restrain, prohibit, alter or materially delay the transactions contemplated by this Agreement or (ii) actions, suits, investigations or proceedings pending against, or to the knowledge of Seller, threatened against or affecting, the Business or any Purchased Asset before any court or arbitrator or any Governmental Entity which, if determined or resolved adversely in accordance with the plaintiff's demands, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which in any manner challenge or seek to restrain, prohibit, alter or materially delay the transactions contemplated by this Agreement. The provisions of this Section do not apply to Environmental Laws, which are covered elsewhere in this Agreement.

          3.09. COMPLIANCE WITH LAWS AND COURT ORDERS. Except as set forth on
Schedule 3.09(a), neither Seller nor any of its subsidiaries is in violation of, and has not since January 1, 1994 violated, any law, rule, regulation, judgment, injunction, order or decree applicable to the Purchased Assets or the conduct of the Business in any respect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. The provisions of this Section do not apply to Environmental Laws, which are covered elsewhere in this Agreement.

          3.10. EMPLOYEES. Schedule 3.10(a) sets forth a true and complete list as of a recent date of the names, titles and annual salaries and cash bonuses of all officers of Seller and its subsidiaries and all other employees of the Business whose annual base salary exceeds $100,000. Except as set forth in
Schedule 3.10(b), to the actual knowledge of the executive officers of Seller none of such employees has indicated to Seller or its subsidiaries that he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date.

          3.11. PROPERTIES. (a) (1) As of the date hereof, Seller and its subsidiaries have (i) good and valid title to all material tangible Purchased Assets (other than the Real Properties which are covered below) reflected on the Actual Balance Sheet or acquired after the Balance Sheet Date (except for property sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practices), (ii) good and valid fee simple title (which is insurable at regular rates by a reputable title company) to the Fee Properties, and (iii) valid leasehold interests in the Leased Properties, in the case of each of clauses (i) through (iii) above, free and clear of all Liens, except for the following:

                  (v) Liens in favor of Seller Defined Benefit Plans for failure to make required contributions to Seller Defined Benefit Plans which arose by operation of law on September 16, 1996;

                  (w) Those matters relating to each Fee Property and Leased Property set forth on Schedule 3.11(a);

                  (x) Liens disclosed on the Actual Balance Sheet or the notes thereto;

                  (y) Liens for taxes not yet due or being contested in good faith or which, though due, may be paid without interest or penalty, in each case for which adequate accruals or reserves have been established on the Reference Balance Sheet; or

                  (z) In the case of the Real Properties, Liens that do not secure any monetary obligations and that do not materially (individually or in the aggregate with all other matters) detract from the value of the property to which they relate as now used or adversely affect the continued use of the property to which they relate in the conduct of the business of Seller or its subsidiaries currently conducted thereat, or in the case of personal property, Liens that do not secure any monetary obligations and that do not materially (individually or in the aggregate with all other matters) detract from the value of the property to which they relate, as now used or adversely affect the continued use of such assets in the conduct of the business of Seller or its subsidiaries as currently utilized.

          (2) As of the Closing Date, Seller and its subsidiaries shall have (I) good and valid title to all material tangible Purchased Assets (other than Real Properties which are covered below) reflected on the Reference Balance Sheet or acquired after the Balance Sheet Date (except for property sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practices), (II) good and valid fee simple title (which is insurable at regular rates by a reputable title company) to the Fee Properties and (III) valid leasehold interests in the Leased Properties, in the case of each of clauses (I) through (III) above, free and clear of all Liens, except for the following (collectively, "Permitted Liens"):

                  (A) Liens set forth on Schedule 3.11(a) that are in effect as of the Closing Date and affect the property to which they relate, do not secure any monetary obligation and do not, individually or in the aggregate with all other matters, materially detract from the value of the property to which they relate as now used or materially adversely affect the continued use of the property to which they relate in the conduct of the business of Seller or its subsidiaries currently conducted thereat;

                  (B) Liens disclosed on the Reference Balance Sheet and in effect as of the Closing Date; or

                  (C) Liens referred to in paragraphs (v), (y) and (z) of
         Section 3.11(a)(1) and in effect as of the Closing Date.

Without limiting the foregoing, the items on Schedule 3.11(a) marked "not a Permitted Lien" shall not be Permitted Liens for purposes of this Agreement.

          (b) Schedule 3.11(b) identifies all of the real properties owned (the "Fee Properties") or leased (the "Leased Properties") by Seller and its subsidiaries (the Fee Properties and the Leased Properties being collectively referred to as the "Real Properties").

          (c) Except as set forth on Schedule 3.11(c), to the knowledge of Seller, the buildings and structures constituting part of the Fee Properties and the Leased Property covered by the Headquarters Lease (the "Headquarters Property") and related equipment, are in good operating condition and repair and have been reasonably maintained in a manner consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted and damage by fire and other casualty covered by insurance excepted), are structurally sound.

          (d) Except as set forth on Schedule 3.11(d), the buildings and structures constituting part of each of the Fee Properties and the Headquarters Property currently have access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from such property and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is reasonably necessary for the current use of such properties.

          (e) The installation and construction of the buildings and structures located on the Fee Properties and the Headquarters Property have been completed in material compliance with all laws, rules, regulations, judgments, orders, permits, licenses and other requirements of and agreements with all Governmental Entities applicable to such properties; and all building permits, certificates of occupancy, licenses and other authorizations required for current uses of such properties have been obtained, other than those the failure of which to obtain would not materially adversely affect the continued use of the relevant property as now used, and true and complete copies thereof (to the extent in Seller's or any of its subsidiaries' possession) have been provided to Buyers. The provisions of this Section do not apply to the requirements under Environmental Laws, which are covered elsewhere in this Agreement.

          (f) Except as set forth in Schedule 3.02(a) or Schedule 3.11(f), (i) each Real Property Lease is in full force and effect and has not been amended, modified or supplemented, (ii) all rent and other sums and charges payable under each Real Property Lease are current, (iii) no notice of a material default on the part of the tenant or termination notice has been served under any Real Property Lease which remains outstanding, (iv) other than as may exist as of the date hereof (but not as of the Closing Date) by reason of filing of the Petition, no uncured material default or termination event exists (and no condition exists which with the giving of notice or the passage of time or both would constitute a material default or termination event) under any Real Property Lease and (v) the consummation of the transactions provided for herein will not constitute a material default under any Real Property Lease or grounds for the termination thereof.

          (g) There is no underlying Lien affecting the Seller's Headquarters Lease (other than arising under the Citicorp Loan) which is superior to the interest of the tenant under such lease.

          (h) There are no encroachments or other facts or conditions affecting any of the Fee Properties or the Headquarters Property that would be revealed by an accurate survey or inspection thereof which would, individually or in the aggregate, materially detract from the value of such property as now used or materially adversely affect the continued use of such property in the conduct of the business of the Seller or its subsidiaries as currently utilized. None of the material buildings and structures on the Fee Properties or the Headquarters Property materially encroaches upon real property of another person or upon the area of any easement (other than encroachments on utility easements to the extent such encroachments would not, individually or in the aggregate, materially detract from the value of such property as now used or materially adversely affect the continued use of such property in the conduct of the business of Seller and its subsidiaries as currently utilized) affecting the Fee Properties or Headquarters Property.

          3.12. ENVIRONMENTAL MATTERS. (a) For purposes of this Section, the following terms shall have the meanings set forth below:

                  (i) "Environmental Laws" means any applicable federal, state, local and foreign law, treaty, regulation, rule, judicial decision, judgment, order, decree, injunction, permit or agreement as in effect on the date hereof relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials;

                  (ii) "Hazardous Substances" means any pollutant, contaminant or waste or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, chemical or material regulated under Environmental Laws; and

                  (iii) For purposes of this Section 3.12, "Seller" and "subsidiary" shall include any entity which is, in whole or in part, a predecessor of Seller or any subsidiary of Seller.


          (b) Except as disclosed on Schedule 3.12, to the actual knowledge (without any independent investigation) of any of Seller's executive officers, plant managers, corporate environmental personnel or plant personnel with supervisory responsibility for environmental matters (if any):

                  (i) except for matters that have been resolved with no obligation, whether monetary or otherwise, remaining on the part of the Seller or any of its subsidiaries, no notice, notification, demand, request for information, citation, summons or order has been issued, and no complaint has been filed, no penalty has been assessed, no investigation, action, claim, suit, proceeding or review is pending or threatened by any Governmental Entity or other person with respect to any matters relating to Seller or any subsidiary of Seller and relating to or arising out of any Environmental Law;

                  (ii) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by Seller or any subsidiary of Seller except in accordance with Environmental Laws;

                  (iii) there are no liabilities of Seller or any subsidiary of Seller of or relating to the Purchased Assets or the Business arising under or relating to any Environmental Law;

                  (iv) no property now or previously owned, leased or operated by Seller or any subsidiary of Seller nor any property to which Seller or any subsidiary of Seller has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or proposed for listing, on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or cleanup (excluding any state lists of leaking underground storage tanks); and

                  (v) Seller and its subsidiaries are in compliance with all Environmental Laws and have obtained all permits, licenses and authorizations of Governmental Entities relating to or required by Environmental Laws and necessary or proper for the business of Seller or any subsidiary of Seller as currently conducted.

                  (c) There has been no written environmental assessment, investigation, study or audit conducted which Seller has in its possession in relation to the current or prior business of Seller or any subsidiary of Seller or any property or facility now or previously owned, leased or operated by Seller or any subsidiary of Seller which has not been made available to Buyers.

          3.13. EMPLOYEE BENEFIT PLANS.

          (a) For purposes of this Section, the following terms shall have the meanings set forth below:

                  "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by Seller or any of its subsidiaries or ERISA Affiliate and (iii) covers any employee or former employee of Seller or any of its subsidiaries by virtue of the individual's employment with Seller or any of its subsidiaries.

                  "Employee Plan" means any material "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by Seller or any of its subsidiaries or ERISA Affiliate and (iii) covers any employee or former employee of Seller or any of its subsidiaries by virtue of the individual's employment with Seller or any of its subsidiaries.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under
         Section 414 of the Code.

                 "Multiemployer Plan" means any plan that is a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

                  (b) Schedule 3.13(b) lists each Employee Plan. Prior to the execution of this Agreement, Seller has delivered or made available to Buyers complete and accurate copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including any summary plan description and summary of material modifications) together with (i) the most recent annual report prepared in connection with any Employee Plan (Form 5500 including, if applicable, Schedule B thereto) and (ii) if applicable, the most recent actuarial valuation report prepared in connection with any Employee Plan. Seller has provided or made available to Buyers complete actuarial data (including age, salary, service and related data) for employees of Seller and its subsidiaries as of the most recent practicable date.

                  (c) Except as set forth on Schedule 3.13(c), neither Seller nor any of its ERISA Affiliates has incurred, or reasonably expects to incur prior to the Closing, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that is likely to become, after the Closing Date, an obligation of either Buyer or any of their ERISA Affiliates. Except as disclosed in Schedule 3.13(c), no condition exists that is likely to constitute grounds for termination by the PBGC of any Employee Plan subject to Title IV of ERISA that is maintained solely by Seller or any of its ERISA Affiliates. Except as set forth on Schedule 3.13(c), no "reportable event", within the meaning of Section 4043(c)(5), (6) or
         (10) of ERISA, has occurred in connection with any Employee Plan subject to Title IV of ERISA.

                  (d) Except as disclosed in Schedule 3.13(d), none of the Employee Plans is a Multiemployer Plan. To Seller's knowledge, no Employee Plan which is a Multiemployer Plan is or is reasonably expected to become "insolvent" or in "reorganization," as such terms are defined for purposes of Title IV of ERISA. Between the date of this Agreement and the Closing Date, Seller will use reasonable efforts to determine the aggregate amount of withdrawal liability which would be incurred if Seller were to incur a complete withdrawal from any of the scheduled Multiemployer Plans on or before the Closing Date.

                  (e) Except as disclosed in Schedule 3.13(e), each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and, to Seller's knowledge, no event has occurred since the date of such determination letter to adversely affect the qualified status of such Plan. Prior to the execution of this Agreement, Seller has furnished or made available to Buyers the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan for which such a letter has been received. Except as set forth on Schedule 3.13(e), each Employee Plan (other than a Multiemployer Plan) has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including ERISA and the Code, except where failure to so maintain would not be reasonably likely to have a Material Adverse Effect.

                  (f) Schedule 3.13(f) lists each Benefit Arrangement. Prior to the execution of this Agreement, Seller has furnished or made available to Buyers copies or descriptions of each Benefit Arrangement. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations other than where the failure to so maintain would not have a Material Adverse Effect.

                  (g) Except as disclosed by Seller in writing to Buyers prior to the date hereof or as set forth on Schedule 3.13(g), there has been no amendment to, written interpretation of or announcement (whether written or not written) by Seller or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Plan or Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year. Except as set forth in Schedule 3.13(g), neither Seller nor any Affiliate or employee of Seller has taken any action or made any statement that could preclude or interfere with the right of Seller or its successor to reduce or eliminate any post-retirement welfare benefits provided under any Employee Plan or Benefit Arrangement.

                  (h) The accumulated post-retirement benefit obligations as of June 30, 1996, in accordance with the principles of Financial Accounting Standard No. 106, is fairly presented in the Reference Balance Sheet, subject to the adjustments and assumptions set forth on Exhibit A.

                  (i) Except as disclosed in Schedule 3.13(i), no legal action, suit or claim is pending or, to the knowledge of Seller, threatened, with respect to any Employee Plan or Benefit Arrangement (other than claims for benefits in the ordinary course). Except as disclosed in
         Schedule 3.13(i), no employee of Seller or any of its subsidiaries will become entitled to any retirement, severance or other benefit solely as a result of the transactions contemplated hereby.

                  (j) The obligation for unfunded pension obligations as of June 30, 1996, calculated in accordance with the principles of Financial Accounting Standard No. 87, under all defined benefit plans maintained by Seller is fairly presented on the Reference Balance Sheet, subject to the adjustments and assumptions set forth on Exhibit A.

                  (k) Except as set forth in Schedule 3.13 (k), (i) neither Seller nor any subsidiary of Seller is a party to any collective bargaining agreement or other material labor union contract applicable to any employee thereof; (ii) there are no material grievances outstanding against Seller or any of its subsidiaries under any such agreement or contract; (iii) there are no unfair labor practice charges or complaints pending against Seller or any of its subsidiaries before the National Labor Relations Board or any similar state agency; and
         (iv) there are no strikes, slowdowns, work stoppages, lockouts, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to Seller's knowledge, threats thereof, by or with respect to any employees of Seller or any of its subsidiaries which are reasonably likely to have a Material Adverse Effect.

                  (l) Except as set forth in Schedule 3.13(l), neither Seller nor any of its subsidiaries employs any person outside the United States, and no Employee Plan or Benefit Arrangement is maintained principally for employees of Seller or its subsidiaries outside the United States.

                  (m) The Purchased Assets include sufficient equipment, books, records (including personnel and employment records), computer software programs and data, rights under contracts and other assets necessary to administer the Benefit Arrangements and Employee Plan without interruption on and after the Closing Date.

                  (n) Seller has provided Buyers with a list of each insurance policy of Seller or its subsidiaries maintained under or in connection with any Benefit Arrangement or Employee Plan.


          3.14. LICENSES AND PERMITS. Schedule 3.14(a) correctly describes each material license, franchise, permit or other similar authorization affecting, or relating to, the Purchased Assets or Business and issued by a Governmental Entity (collectively, the "Permits"), together with the name of the Governmental Entity issuing such Permit. Except as set forth on Schedule 3.14(b) and except for matters which would not be reasonably likely to have a Material Adverse Effect, such Permits are valid and in full force and effect and neither Seller nor any subsidiary of Seller is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any such Permit. In general, the Permits are not transferable by Seller and all or substantially all of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. The provisions of this Section do not apply to the requirements under Environmental Laws, which are covered elsewhere in this Agreement.

          3.15. INSURANCE COVERAGE. All material tangible Purchased Assets and risks of Seller are covered by currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to the Business. Seller has furnished or made available to Buyers true and complete copies of all insurance policies and fidelity bonds relating to the Purchased Assets, the operation of the Business and the employees, officers and directors of Seller or its subsidiaries. Except as set forth on Schedule 3.15, to the knowledge of Seller, there is no material claim by Seller or any subsidiary of Seller pending under any of such policies or bonds relating to the Purchased Assets, the operation of the Business or the employees, officers or directors of Seller and its subsidiaries.

          3.16. INTELLECTUAL PROPERTY. (a) Schedule 3.16(a) contains a list of all trademarks, service marks, trade names, service names, inventions, patents, trade secrets, know-how, copyright (including any registration or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, in each case which is owned or licensed by Seller or any of its Affiliates and used or held for use primarily in the Business (collectively, the "Intellectual Property Rights"). Schedule 3.06(a) lists all licenses, sublicenses and other agreements to which Seller or any of its Affiliates is a party and pursuant to which any Person is authorized to use such Intellectual Property Rights.

          (b) (i) Except as set forth on Schedule 3.16(b), neither Seller nor any of its subsidiaries has been named as a defendant in any pending action, suit, investigation or proceeding relating to, or otherwise has been notified in writing of, any alleged claim of material infringement of any patents, trademarks, trade names, service marks, service names, or copyrights of any third party and (ii) Seller has no knowledge of any continuing material infringement by any other person of any Intellectual Property Right. No Intellectual Property Right is subject to any outstanding judgment, injunction, order or decree restricting the use thereof by Seller or any of its subsidiaries or restricting the licensing thereof by Seller or any of its subsidiaries to any Person.

          3.17. CUSTOMERS. Listed on Schedule 3.17 are the names of each customer of Seller or any subsidiary of Seller that ordered products, goods or services from Seller or a subsidiary of Seller (the "Seller Products and Services") with an aggregate value of $5,000,000 or more during the twelve-month period ended July 31, 1996. Except as set forth on Schedule 3.17, as of the date hereof to the actual knowledge of the executive officers of the Seller, Seller has not received any notice from any such customer that it has (i) ceased or is planning to cease using the Seller Products and Services or (ii) within the past 30 days substantially reduced, or will substantially reduce, the amount of the Seller Products and Services to be purchased in the future.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

          Consumers represents and warrants to Seller as follows in Sections
4.01 through 4.05, inclusive:

          4.01. AUTHORITY-CONSUMERS. Consumers is a corporation duly organized, validly existing and in good standing under the federal laws of Canada and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Consumers has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by Consumers. All corporate and stockholder (or equivalent) acts and other proceedings required to be taken by Consumers to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby to be consummated by Consumers have been duly and properly taken. This Agreement has been duly executed and delivered by Consumers and constitutes a legal, valid and binding obligation of Consumers, enforceable against Consumers in accordance with its terms.

          4.02. NO CONFLICTS; CONSENTS-CONSUMERS. (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby to be consummated by Consumers and compliance with the terms hereof to be complied with by Consumers shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, (i) the certificate of incorporation or by-laws of Consumers or other comparable governing instruments of Consumers, as the case may be, or the comparable governing instruments of any subsidiary of Consumers, (ii) any agreement or obligation to which Consumers or any subsidiary of Consumers is a party or by which any of their respective assets are bound, or (iii) any judgment, injunction, order, or decree, or statute, law, ordinance, rule or regulation applicable to Consumers or any subsidiary of Consumers or their respective assets, in each case other than such as in the aggregate would not have a material adverse effect on the ability of Consumers to consummate the transactions contemplated hereby to be consummated by Consumers.

          (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Consumers or any of its subsidiaries or their respective Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) compliance with and filings under Section 13(a) or 15(d), as the case may be, of the Exchange Act, (iii) compliance with and filings and notifications under applicable Environmental Laws, (iv) any notices, motions, orders or approvals required by the Bankruptcy Court or the Bankruptcy Code and the rules thereunder and (v) those that may be required solely by reason of Seller's participation in the transactions contemplated hereby.

          4.03. ACTIONS AND PROCEEDINGS, ETC. There are no (a) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Consumers or any of its respective Affiliates, (b) lawsuits, actions or proceedings pending or, to the knowledge of Consumers, threatened against Consumers or any of its Affiliates, or (c) investigations by any Governmental Entity which are, to the knowledge of Consumers, pending or threatened against Consumers or any of its Affiliates, and which, in the case of each of clauses (a), (b) and (c), have a material adverse effect on the ability of Consumers to consummate the transactions contemplated hereby to be consummated by Consumers.

          4.04. AVAILABILITY OF FUNDS. Consumers has cash available or existing borrowing facilities or firm commitments which together are sufficient to enable New Anchor to purchase the portion of the Purchased Assets to be acquired by it and otherwise consummate the transactions contemplated by this Agreement to be consummated by Consumers.

          4.05. NEW ANCHOR.

          (a) New Anchor will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and will have all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals necessary or required to enable it to own, lease or otherwise hold the Purchased Assets to be purchased by Consumers hereunder and to carry on its business. New Anchor will have all requisite corporate power and authority to assume the rights, obligations and liabilities of Consumers under this Agreement and to consummate the transactions contemplated hereby to be consummated by Consumers. Prior to Closing, Consumers shall have assigned to New Anchor all of Consumers' rights, and New Anchor shall have assumed all of Consumers' obligations, under this Agreement as provided in Section 6.05 hereof and, upon such assignment and assumption, this Agreement shall constitute a legal, valid and binding obligation of New Anchor, as successor by assignment to Consumers, enforceable in accordance with its terms (which assignment and assumption shall not relieve Consumers of its obligations hereunder). All corporate and stockholder (or equivalent) acts and other proceedings required to be taken by New Anchor to consummate the transactions contemplated hereby to be consummated by Consumers will be duly and properly taken. New Anchor will be duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of the Purchased Assets being purchased by Consumers hereunder make such qualification necessary.

          (b) New Anchor shall adopt and file with the Secretary of State of the State of Delaware prior to Closing a Restated Certificate of Incorporation (the "Certificate of Incorporation") which shall provide the terms set forth on Appendix C with respect to the 10% Convertible Preferred Stock of New Anchor and the terms set forth on Appendix D with respect to the 8% Junior Preferred Stock and which Certificate of Incorporation shall be the certificate of incorporation of New Anchor in effect at the Closing until thereafter amended as provided by law and the Certificate of Incorporation. Not less than seven days prior to the Closing, New Anchor shall furnish to Seller copies of the Certificate of Incorporation and copies of the by-laws of New Anchor to be in effect at the Closing until thereafter amended as provided by law, the Certificate of Incorporation and such by-laws (the "By-laws") which shall be reasonably satisfactory to Seller and New Anchor.

          (c) The authorized capital of New Anchor will consist immediately prior to the Closing of:

                           (i) 20,000,000 shares of Preferred Stock, par value
                  $25.00 per share, of which 2,160,000 shares will be issued and designated 10% Convertible Preferred Stock, and 2,960,000 shares will be issued and designated 8% Junior Convertible Preferred Stock, all of which will be issued to Consumers prior to Closing for an aggregate cash purchase price of $74,000,000. The rights, privileges and preferences of the 10% Convertible Preferred Stock and the 8% Junior Convertible Preferred Stock will be as stated in the Certificate of Incorporation; and

                           (ii) 50,000,000 shares of Common Stock, par value
                  $.10 per share, of which 490,000 shares shall be issued to Seller at Closing pursuant to this Agreement and 200,000 shares will be issued to Consumers prior to Closing for an aggregate cash purchase price of $1,000,000.

          (d) The Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any liens, claims, charges, security interests, pledges, voting or stockholder agreements, encumbrances or equities of any kind whatsoever, will not be issued in violation of any preemptive rights and will vest in Seller full rights with respect thereto, including the right to vote such Shares on all matters properly presented to the stockholders of New Anchor or to consent to the taking of certain actions, all to the extent to be set forth in the Certificate of Incorporation and the By-laws. The shares of 8% Junior Convertible Preferred Stock and Common Stock to be issued and outstanding on the Closing Date will be duly authorized, validly issued, fully paid and non-assessable The Common Stock issuable upon conversion of the 10% Convertible Preferred Stock will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Incorporation, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any liens, claims, charges, security interests, pledges, voting or stockholder agreements, encumbrances or equities of any kind whatsoever, will not be issued in violation of any preemptive rights and will vest in Seller full rights with respect thereto, including the right to vote such Shares on all matters properly presented to the stockholders of New Anchor or to consent to the taking of certain actions, all to the extent to be set forth in the Certificate of Incorporation and the By-laws. Except for (i) the issuances of Common Stock, 10% Convertible Preferred Stock and 8% Junior Convertible Preferred Stock contemplated by this Agreement, (ii) the issuance of Common Stock upon conversion of the 10% Convertible Preferred Stock and the 8% Junior Convertible Preferred Stock and (iii) the issuance of Warrants (and Common Stock issuable upon exercise of the Warrants) to the Lenders as contemplated in the Financing Letters, on the Closing Date there will be no outstanding options, warrants, rights (including preemptive rights), calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of New Anchor or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares of capital stock or other equity interests of New Anchor or obligating New Anchor to grant, extend or enter into any such subscription, option, warrant, call or right.

          (e) At the Closing, New Anchor will have no assets, business or liabilities other than the Purchased Assets being purchased by Consumers pursuant to this Agreement, the rights of Consumers under this Agreement and the ancillary agreements contemplated by this Agreement, the liabilities and obligations of Seller to be assumed by Consumers pursuant to this Agreement and the ancillary agreements and the liabilities contemplated in the Financing Letters and the cash consideration received from Consumers in exchange for the shares of capital stock subscribed for by Consumers pursuant to this Section 4.05(c)(i-ii).

          (f) The assignment to New Anchor of the rights of Consumers under this Agreement and the assumption by New Anchor of the liabilities and obligations to be assumed by Consumers pursuant to this Agreement shall not conflict with, or result in any violation of or default and the consummation of the transactions contemplated hereby to be then consummated by New Anchor and the compliance with the terms hereof to be then complied with by New Anchor (with or without the notice or lapse of time, or both) under, (i) the Certificate of Incorporation or By-laws of New Anchor or (ii) any judgment, injunction, order, or decree, or statute, law, ordinance, rule or regulation applicable to New Anchor or its assets, in each case other than such as in the aggregate would not have a material adverse effect on the ability of New Anchor to consummate the transactions contemplated hereby.

          (g) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to New Anchor or its affiliates in connection with the consummation of the transactions contemplated hereby, other than (i) compliance with and filings and notifications under applicable environmental laws, (ii) any notices, motions, orders or approvals required by the Bankruptcy Court or the Bankruptcy Code and the rules thereunder and (iii) those that may be required solely by reason of Seller's participation in the transactions contemplated hereby.

          OI represents and warrants to Seller as follows in Sections 4.06 through 4.09, inclusive:

          4.06. AUTHORITY-OI. OI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. OI has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by OI. All corporate and stockholder (or equivalent) acts and other proceedings required to be taken by OI to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby to be consummated by OI have been duly and properly taken. This Agreement has been duly executed and delivered by OI and constitutes a legal, valid and binding obligation of OI, enforceable against OI in accordance with its terms.

          4.07. NO CONFLICTS; CONSENTS-OI. (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby to be consummated by OI and compliance with the terms hereof to be complied with by OI shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, (i) the certificate of incorporation or by-laws of OI or other comparable governing instruments of OI, as the case may be, or the comparable governing instruments of any subsidiary of OI, (ii) any agreement or obligation to which OI or any subsidiary of OI is party or by which any of their respective assets are bound, or (iii) any judgment, injunction, order, or decree, or statute, law, ordinance, rule or regulation applicable to OI or any subsidiary of OI or their respective assets, in each case other than such as in the aggregate would not have a material adverse effect on the ability of OI to consummate the transactions contemplated hereby to be consummated by OI.

          (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to OI or any of its subsidiaries or its Affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) compliance with and filings under Section 13(a) or 15(d), as the case may be, of the Exchange Act, (iii) compliance with and filings and notifications under applicable Environmental Laws, (iv) any notices, motions, orders or approvals required by the Bankruptcy Court or the Bankruptcy Code and the rules thereunder and (v) those that may be required solely by reason of Seller's participation in the transactions contemplated hereby.

          4.08. ACTIONS AND PROCEEDINGS, ETC.-OI. There are no (a) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against OI or any of its Affiliates, (b) lawsuits, actions or proceedings pending or, to the knowledge of OI, threatened against OI or any of its Affiliates, or (c) investigations by any Governmental Entity which are, to the knowledge of OI, pending or threatened against OI or any of its Affiliates, and which, in the case of each of clauses (a), (b) and (c), have a material adverse effect on the ability of OI to consummate the transactions contemplated hereby to be consummated by OI.

          4.09. AVAILABILITY OF FUNDS-OI. OI has cash available or has existing borrowing facilities or firm commitments which together are sufficient to enable it to purchase the portion of the Purchased Assets to be acquired by it and otherwise consummate the transactions contemplated by this Agreement to be consummated by OI.

                                    ARTICLE 5

                               COVENANTS OF SELLER

                Seller agrees that:

          5.01. CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, subject to the requirements and restrictions of the Bankruptcy Court proceedings, Seller shall conduct the business in the ordinary course consistent with past practice and use its best efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Seller will not:

                  (a) with respect to the Business acquire a material amount of assets from any other Person;

                  (b) sell, lease, license or otherwise dispose of (i) property, plant or equipment constituting part of the Purchased Assets or (ii) any Purchased Assets (other than property, plant or equipment) other than in the case of this clause (ii) (A) pursuant to existing contracts or commitments and (B) in the ordinary course consistent with past practice; or

                  (c) agree or commit to do any of the foregoing.

Seller will not (i) take or agree or commit to take any action that would make any representation and warranty of Seller hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

          5.02. ACCESS TO INFORMATION. (a) Subject to the restrictions contained in the Confidentiality Agreement, from the date hereof until the Closing Date, Seller (i) will give Buyers, their counsel, financial advisors, auditors and other authorized representatives access to the offices, properties, books and records of Seller relating to the Business, (ii) will furnish to Buyers, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request and (iii) will instruct the employees, counsel and financial advisors of Seller to cooperate with Buyers in their investigation of the Business; provided that no investigation by Buyers or other information received by Buyers shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller hereunder. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller. Notwithstanding the foregoing, Buyers shall not have access to personnel records of Seller relating to individual performance or evaluation records, medical histories or other information which in Seller's good faith opinion is sensitive or the disclosure of which could subject Seller to risk of liability.

          (b) After the Closing Date, the parties agree that they will each cooperate with and make available to the other parties, during normal business hours, all books of account and other financial records (including, without limitation, accountant's work papers) pertaining to the Business (collectively, "Books and Records"), information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any inquiry relating to Taxes or any audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. Seller may require certain financial information relating to the Business for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax Returns and other governmental reports, and Buyers agree to furnish such information to Seller at Seller's request and expense.

          (c) After the Closing, Seller will hold, and will use its best efforts to cause its Affiliates and its and their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless required to disclose by judicial or administrative process or by other requirements of law or if reasonably necessary in connection with any disputes arising in connection with this Agreement or the transactions contemplated hereby, all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been
(A) in the public domain through no fault of Seller or (B) later lawfully acquired by Seller from sources other than those related to Seller's prior ownership of the Business and the Purchased Assets. The obligation of Seller and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

          5.03. NOTICES OF CERTAIN EVENTS. (a) Seller shall promptly notify Buyers of:

                  (i) any notice or communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Seller or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.08 or that relate to the consummation of the transactions contemplated by this Agreement;

                  (iv) the damage or destruction by fire or other casualty of any Purchased Asset or part thereof or in the event that any Purchased Asset or part thereof becomes the subject of any proceeding or, to the knowledge of Seller, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action;

                  (v) any material changes of the type represented in Section
         3.17 which occur from the date hereof until the Closing Date with respect to customers listed on Schedule 3.17; and

                  (vi) any item that would have been required to be described on
         Schedule 3.12 if Seller had knowledge of such item on or prior to the date hereof and any adverse change in any of the items described on
         Schedule 3.12.

          (b) Seller shall promptly notify Buyers of, and furnish Buyers any information either of them may reasonably request with respect to, the occurrence to Seller's knowledge of any event or condition or the existence to Seller's knowledge of any fact that would cause any of the conditions to Buyers' obligations to consummate the purchase and sale of the Purchased Assets not to be fulfilled. If between the Balance Sheet Date and the Closing Date, any of the matters referenced in Section 5.03(a)(iv) shall have occurred, then Seller, at its option, shall either repair any damage or casualty at its expense or deliver to Buyers on the Closing Date any insurance proceeds (including but not limited to condemnation insurance proceeds), or rights to receive insurance proceeds, with respect thereto or the Purchase Price shall be reduced by such amount.

          5.04. ENVIRONMENTAL COVENANTS. Prior to Seller's providing any documents or other information to the New Jersey Department of Environmental Protection, the Connecticut Commissioner of Environmental Protection or any other federal or state environmental agency with respect to this Agreement or the transactions contemplated hereby, Seller shall afford Consumers the opportunity to review the form and substance of any such documents and other information.

          5.05. BANKRUPTCY COURT APPROVAL. (a) [Omitted]

          (b) Seller agrees to pay a $3 million break-up fee to Ball-Foster Glass Container Co., L.L.C. upon the terms and conditions contained in the Interim Order dated October 15, 1996.

          (c) Seller shall promptly make any filings, take all actions and use its best efforts to obtain any and all other approvals and orders necessary or appropriate for the consummation of the transactions contemplated hereby, subject to its obligations to comply with any order of the Bankruptcy Court.

          (d) In the event an appeal is taken from the Sale Order, Seller shall immediately notify Buyers of such appeal and shall within one business day provide Buyers with copies of the related notice of appeal. Seller shall also provide Buyers with written notice of any motion or application filed in connection with any appeal from such order.

          5.06. USE OF THE ANCHOR NAME. After the Closing Date, neither Seller nor any of its subsidiaries shall use the name or mark "Anchor" or "Anchor Glass" or any derivative thereof, except that during the pendency of Seller's bankruptcy case (Case No. 96-1434 PJW), Seller shall be permitted to use the name "Anchor Glass Container Corporation" as its corporate name in connection with all matters relating to such case, but for no other purpose. Upon consummation of a plan of reorganization of Seller and its subsidiaries, Seller and its subsidiaries shall promptly file with the applicable Governmental Entities all documents necessary to delete from their names the name "Anchor" or any derivative thereof and shall do or cause to be done all other acts, including the payment of any fees required in connection therewith, to cause such documents to become effective.

                                    ARTICLE 6

                               COVENANTS OF BUYERS

                  Each Buyer individually agrees that:

          6.01. CONFIDENTIALITY. Such Buyer acknowledges that the information being provided to it in connection with the purchase and sale of the Purchased Assets and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement dated as of May 9, 1996 as to OI, and as to Consumers, the agreements dated July 1, 1996, September 10, 1996 and October 14, 1996 (collectively, the "Confidentiality Agreements"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreements shall terminate.

          6.02. NO ADDITIONAL REPRESENTATIONS. Such Buyer acknowledges and agrees that none of Seller or any other person has made any representation or warranty, expressed or implied, with respect to the transactions contemplated hereby, Seller and its subsidiaries or their assets, liabilities and business, the accuracy or completeness of any information regarding Seller and its subsidiaries furnished or made available to such Buyer and its representatives, except as expressly set forth in this Agreement.

          6.03. SUPPLEMENTAL DISCLOSURE. Such Buyer shall promptly after the occurrence thereof notify Seller of, and furnish Seller any information it may reasonably request with respect to, the occurrence to the knowledge of such Buyer of any event or condition or the existence to such Buyer's knowledge of any fact that would cause any of the conditions to Seller's obligation to consummate the purchase and sale of the Purchased Assets not to be fulfilled.

          6.04. ACCESS. On and after the Closing Date, each Buyer will afford promptly to Seller and its agents reasonable access to Seller's former properties, books, records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or relating to the continuing administration of Seller's Chapter 11 case, or to any period ending on or before the Closing Date; provided that any such access by Seller shall not unreasonably interfere with the conduct of the business of such Buyer. Seller will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning such Buyer or the Business provided to it pursuant to this Section.

          6.05. ASSIGNMENT TO NEW ANCHOR. Prior to the Closing, Consumers shall have assigned to New Anchor all of its rights under this Agreement and shall have caused New Anchor to assume all of the liabilities and obligations of Consumers under this Agreement. Such assignment and assumption shall not relieve Consumers of its liabilities and obligations under this Agreement.

          6.06. FINANCINGS. Consumers shall use reasonable commercial efforts to consummate the financing arrangements described in the Financing Letters, including the satisfaction of all conditions precedent to such financing arrangements.

          6.07. COMPOSITION OF NEW ANCHOR BOARD. Consumers will take such corporate action as is necessary and appropriate such that, upon the Closing, the Board of Directors of New Anchor (the "Board") will consist of nine persons serving three year terms and shall include (i) four persons designated by the Seller (as the holder of the Shares), who will serve as directors of New Anchor until their successors are duly elected and qualified (each, a "Seller Director"), and (ii) five persons designated by Consumers, who will serve as directors of New Anchor until their successors are duly elected and qualified (each, a "Consumers Director"). Should any director be unwilling or unable to continue to serve, or otherwise cease to serve (including by reason of their removal or at the expiration of any applicable term of office), then the resulting vacancies on the Board shall be filled by the holders of Shares, in the case of vacancies of the Seller Directors, and by Consumers, in the case of vacancies of Consumers Directors. At all times prior to three years after the Closing Date, (i) the holders of the Shares shall be exclusively entitled to nominate successors to all Seller Directors and (ii) Consumers shall be exclusively entitled to nominate successors to all Consumers Directors. The Board shall meet at least once each quarter.

          6.08. STOCK MARKET LISTING. Promptly, but in any event prior to consummation of Seller's plan of reorganization, Consumers will cause New Anchor to list on a nationally recognized U.S. stock exchange or on the National Market tier of the Nasdaq Stock Market subject to official notice of issuance, the Common Stock and the 10% Convertible Preferred Stock to be distributed to Seller pursuant to this Agreement.

          6.09. EXCHANGE ACT REGISTRATION. Consumers will cause New Anchor to promptly, but in any event prior to the consummation of Seller's plan of reorganization, register the Shares on a Form 10 Registration Statement filed with the SEC pursuant to the Exchange Act.

          6.10. AFFILIATE TRANSACTIONS. For so long as the Seller or its designees and assignees (including the present holders of unsecured claims against Seller) own at least 25% of the Shares, New Anchor shall not enter into any transaction or series of related transactions with Consumers or any Affiliate of Consumers, and Consumers shall not enter into any transaction or series of related transactions with New Anchor, unless such transaction or series of related transactions is previously approved by the Board and is on terms that are no less favorable to New Anchor than those that would have been obtainable by New Anchor at the time of such transaction or series of related transactions in a comparable transaction (or series of comparable related transactions) with an unrelated Person. Immediately after the Closing Date, New Anchor shall enter into a management agreement with John Ghaznavi, and a consulting contract with G&G Investments, Inc., a corporation owned entirely by John Ghaznavi, which contracts, on an aggregate basis, will not result in payments by New Anchor in excess of $3,000,000 per annum for a period of three years after the Closing Date.

                                    ARTICLE 7

                            COVENANTS OF ALL PARTIES

                  Buyers and Seller agree that:

          7.01. BEST EFFORTS; FURTHER ASSURANCES. (a) Subject to the terms and conditions of this Agreement, Buyers and Seller will each use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyers each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in each Buyer good and marketable title to the portion of the Purchased Assets to be acquired by such Buyer.

          (b) Seller hereby constitutes and appoints, effective as of the Closing Date, each Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of such Buyer or in the name of Seller, but for the benefit of such Buyer (i) to collect for the account of such Buyer any items of Purchased Assets acquired by such Buyer and
(ii) to institute and prosecute all proceedings which such Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets acquired by such Buyer, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets acquired by such Buyer. Such Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

          7.02. CERTAIN FILINGS. Seller and Buyers shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

          7.03. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

          7.04. WARN ACT. The parties agree to cooperate in good faith to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local law as a result of the transactions contemplated by this Agreement. In accordance with the WARN Act, or any similar state or local law, (i) Seller will be responsible for providing any notification that may be required under the WARN Act or any similar state or local law with respect to any employees of the Business up to and including the Closing and (ii) the applicable Buyer will be responsible for providing any notification that may be required under the WARN Act or any similar state or local law with respect to any employees of the Business after the Closing;

                                    ARTICLE 8

                                   TAX MATTERS

          8.01. TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

          "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

          8.02. TAX MATTERS. Seller hereby represents and warrants to Buyers that:

          (a) Seller has timely paid all Taxes, and all interest and penalties due thereon, payable by it for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in either Buyer becoming liable or responsible therefor.

          (b) Seller has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay all Tax liabilities, assessments, interest and penalties which arise from or with respect to the Purchased Assets or the operation of the Business and are incurred in or attributable to the Pre- Closing Tax Period, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in either Buyer becoming liable therefor.

          (c) The Closing Balance Sheet will reflect accrued and unpaid real and personal property Taxes on all Purchased Assets using a ratable daily accrual method. Seller will furnish Buyers with an analysis of this amount itemized by property and jurisdiction.

          8.03. TAX COOPERATION; ALLOCATION OF TAXES. (a) Buyers and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax return. Seller and Buyers shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Business and each shall execute and deliver such documents as are necessary to carry out the intent of this paragraph (a) of
Section 8.03.

          (b) All real property taxes, personal property taxes and similar AD VALOREM obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Buyers as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the Closing Date (such period, the "Post-Closing Tax Period"). Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyers shall be liable for the proportionate amount of such taxes that is attributable to the Post- Closing Tax Period. Within 90 days after the Closing, Seller and Buyers shall each present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.03(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, Seller shall notify Consumers or OI, as appropriate, upon receipt of any bill for real or personal property taxes relating to the portion of the Purchased Assets, part or all of which is attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Consumers or OI, as appropriate, who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Pre- Closing Tax Period, Seller shall also remit prior to the due date of assessment to Consumers or OI, as appropriate, payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that either Seller or Consumers or OI, as appropriate, shall thereafter make a payment for which it is entitled to reimbursement under this Section 8.03(b), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

          (c) Any transfer, documentary, sales, use or other Taxes assessed upon or with respect to the transfer of the Purchased Assets to Buyers and any recording or filing fees with respect thereto shall be paid by Seller.

                                    ARTICLE 9

                                    EMPLOYEES

          9.01. RETIREMENT PLANS. (a) Effective as of the Closing Date, Consumers will cause New Anchor to assume sponsorship of the Seller Defined Benefit Plans, (and shall assume the liability for any required contributions with respect thereto accrued but not paid as of or prior to the Closing Date) and the Seller Defined Contribution Plans, as well as the trusts maintained in connection with such plans. New Anchor shall be entitled to receive from Seller, within a reasonable time after the Closing Date, such pertinent data or information as New Anchor may reasonably require to determine the service and accrued benefits (or account balances, as the case may be) of participants and former participants in the Seller Defined Benefit Plans and the Seller Defined Contribution Plans.

          (b) Effective as of the Closing Date, Consumers will cause New Anchor to assume sponsorship of the Anchor Glass Container Corporation Non-Qualified Additional Credited Service and ERISA Excess Plan and the Diamond Bathhurst Inc. Preferred Compensation Plan, as well as the "rabbi trust" maintained in connection therewith. New Anchor shall be entitled to receive from Seller, within a reasonable time after the Closing Date, such pertinent data or information as New Anchor may reasonably require to determine the service and accrued benefits of participants and former participants in such Plans.

          (c) Seller contributes to the Multiemployer Plans listed on Schedule 3.13(d). In connection with their assumption of the collective bargaining agreements, OI will assume and Consumers will cause New Anchor to assume, in such proportions as Buyers shall jointly advise Seller, effective as of the Closing Date, Seller's obligations to contribute to the Multiemployer Plans. Accordingly, to avoid the imposition of any withdrawal liability on Seller, OI or New Anchor, as the case may be, shall, in the aggregate:

                           (A) contribute to each Multiemployer Plan for
                  substantially the same number of contribution base units for which Seller has an obligation to contribute prior to the Closing Date;

                           (B) provide to each Multiemployer Plan for a period
                  of five plan years commencing with the first plan year beginning after the Closing Date, a bond to be obtained by each Buyer or New Anchor issued by a corporate surety corporation, or a sum to be provided by each Buyer or New Anchor held in escrow by a bank or similar financial institution, or an irrevocable letter of credit to be obtained by each Buyer or New Anchor, equal to the greater of (I) the average annual contribution required to be made by Seller under the Multiemployer Plans for the three plan years preceding the plan year in which the Closing Date occurs or
                  (II) the annual contribution that Seller was required to make under each Multiemployer Plan for the last plan year prior to the plan year in which the Closing Date occurs, or shall obtain a waiver of the requirements to provide any of the foregoing or shall comply with alternatives acceptable to the Multiemployer Plan or Plans, in order to ensure compliance with Section 4204 of ERISA. Each Buyer and New Anchor shall cooperate with Seller to obtain a waiver of the bond, escrow or letter of credit requirement set forth above. If at any time during the first five plan years beginning after the Closing Date, the applicable Buyer or New Anchor withdraws from, or fails to make a required contribution to one of the Multiemployer Plans, the bond, escrow, or letter of credit obtained by such Buyer or New Anchor with respect to such Multiemployer Plan, if any, shall be paid to such Multiemployer Plan.

          Notwithstanding any other provision hereof, the obligations of each Buyer and New Anchor under this Section 9.01(c) are limited to the extent necessary to comply with Section 4204 of ERISA. If a Buyer or New Anchor effects a complete or partial withdrawal from a Multiemployer Plan during the first five plan years following the Closing Date and such Buyer or New Anchor fails to make any withdrawal liability payment to the Multiemployer Plan when due, then Seller shall be secondarily liable to the Multiemployer Plan for any unpaid withdrawal liability to the extent that Seller would have incurred such liability following the Closing Date had such Buyer or New Anchor not agreed to the provisions of this Section. Seller's obligations set forth in this paragraph shall continue with respect to events that occurred prior to the last day of the five plan year period referred to in this Section 9.01(c) (regardless of when notice of such liability is received by any of the Buyers, New Anchor or Seller). Any of the Buyers, New Anchor or Seller shall promptly notify the other parties of any demand for payment of withdrawal liability received by any of the Buyers, New Anchor or Seller within five years from the Closing Date. Buyers and Seller agree to take, and Consumers agrees to cause New Anchor to take, all such further action as may be necessary to satisfy the sale of assets exception requirements set forth in Section 4204 of ERISA.

          9.02. OTHER EMPLOYEE PLANS AND BENEFIT ARRANGEMENTS.

          (a) Effective as of the Closing Date, Consumers will cause New Anchor to assume sponsorship of (i) all Employee Plans and Benefit Arrangements which provide post-retirement life insurance and health benefits, (ii) any and all Employee Plans and Benefit Arrangements required to be maintained under or pursuant to currently existing collective bargaining agreements, (iii) the Anchor Glass Container Corporation Executive/Key Employee Retention Plan, (iv) the Anchor Glass Container Corporation Health Care Flexible Spending Account Plan, (v) the Anchor Glass Container Corporation Dependent Care Flexible Benefits Plan, (vi) the Anchor Glass Container Medical and Dental Cafeteria Plan, (vii) the Anchor Glass Container Health Care Flexible Spending Account Plan for AFGWU Hourly Employees, (viii) the Anchor Glass Container Medical and Dental Cafeteria Plan for AFGWU and GMP Hourly Employees and (ix) Seller's short-term and long-term disability plans (but New Anchor may, in its sole discretion, limit participation therein to persons who are disabled as of the Closing Date and who remain continuously disabled thereafter). New Anchor shall be entitled to receive from Seller, within a reasonable time after the Closing Date, such pertinent data or information as New Anchor may reasonably require to determine the benefits of participants and former participants in the Employee Plans and Benefit Arrangements to be assumed by New Anchor pursuant to this
Section 9.02(a).

          (b) Except as expressly provided in Sections 9.01 and 9.02(a), neither Buyer is obligated to assume (nor is Consumers obligated to cause New Anchor to assume) the sponsorship of any Employee Plan or Benefit Arrangement; provided that either Buyer, in its sole discretion, may elect to assume (and Consumers may elect to cause New Anchor to assume) the sponsorship of Employee Plans or Benefit Arrangements in addition to those subject to Sections 9.01 and 9.02(a) by furnishing written notice thereof to Seller not less than 15 days prior to the Closing Date.

          (c) Notwithstanding anything to the contrary, Consumers, in its sole discretion, may direct the Seller, by written notice furnished not less than 15 days prior to the Closing Date, to amend any or all of (i) the Anchor Glass Container Corporation Health Care Flexible Spending Account Plan, (ii) the Anchor Glass Container Corporation Dependent Care Flexible Spending Account Plan, (iii) the Anchor Glass Container Corporation Flexible Benefits Plan and
(iv) the Anchor Glass Container Medical and Dental Cafeteria Plan, in each case so as to amend, modify or terminate, effective as of the Closing Date, any benefit under such Plans other than a "flexible spending account" within the meaning of Proposed Treasury Regulation 1.125-2, Q&A 7(c).

          9.03. EMPLOYEE COMMUNICATIONS. Seller and Buyers shall each use their best efforts to cooperate in making any required communications with employees of Seller as they relate to any employee benefits or other matters described in this Article 9.

          9.04. THIRD PARTY BENEFICIARIES. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Seller or Buyers (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

          9.05. UNION EMPLOYEES. Employees of the Seller and its subsidiaries who are covered by collective bargaining agreements are referred to herein as "Business Union Employees." Effective as of the Closing, OI shall and Consumers shall cause New Anchor to, subject to Section 10.01(h), (i) assume all of the currently existing collective bargaining agreements with respect to the Purchased Assets to be acquired by each such Buyer and (ii) employ all of the Business Union Employees under said collective bargaining agreements. Without limiting the generality of the foregoing, Business Union Employees shall be given credit, for all purposes under their currently existing collective bargaining agreements and all Employee Plans, Benefit Arrangements and Included Insurance Policies pursuant thereto, for their service with Seller or its subsidiaries before the Closing to the same extent such service was credited by Seller or its subsidiaries.

          9.06. NON-UNION EMPLOYEES. Effective as of the Closing, employees of the Business (other than Business Union Employees) shall continue to be employed on an "at will" basis (other than those who are employed under an employment agreement listed in Schedule 3.06(a)). For any people who continue to be so engaged, each Buyer agrees (and Consumers shall cause New Anchor to agree), with respect to those persons employed by it, to provide such employees with salaries and benefits generally comparable, in the aggregate, to those in effect for such employees as of the Closing Date for a period of at least nine months after the Closing Date; provided that notwithstanding the foregoing, neither Buyers nor New Anchor shall be required to continue in effect any Employee Plan or Benefit Arrangement after the Closing Date in order to fulfill the requirements of this
Section 9.06. Without limiting the generality of the foregoing, the applicable Buyer or New Anchor, as the case may be, shall give such employees credit for their service with Seller or its subsidiaries before the Closing Date, to the same extent that such service was credited by Seller or its subsidiaries, for all purposes under all employee benefit plans and arrangements maintained by the applicable Buyer or New Anchor, as the case may be, for its respective employees or assumed by such Buyer or New Anchor, as the case may be, pursuant to this Agreement including, but not limited to, for purposes of determining severance, vacation, eligibility, participation, and vesting; and provided that neither Buyer nor New Anchor shall not be obligated to recognize service rendered after December 31, 1994 under any plan (other than the Anchor Glass Container Corporation Retirement Plan for Salaried Employees and the Retirement Plan for Salaried Employees of Latchford Glass Company and Associated Companies) for purposes of pension accruals, including early retirement subsidies, pre-retirement death benefits, disability benefits, or any other pension benefits which may increase with service and shall not be obligated to recognize service rendered after December 31, 1994 for purposes of calculating the amount of accrued benefit under the Anchor Glass Container Corporation Retirement Plan for Salaried Employees and the Retirement Plan for Salaried Employees of Latchford Glass Company and Associated Companies (in accordance with their terms as of the date hereof).

                                   ARTICLE 10

                              CONDITIONS TO CLOSING

          10.01. CONDITIONS TO BUYERS' OBLIGATIONS. The obligations of each Buyer to consummate the Closing are subject to the satisfaction (or waiver by the applicable Buyer, without further notice to parties in interest or approval by the Bankruptcy Court) of the following conditions:

                  (a) Except for the representations and warranties contained in
         Section 3.12, the representations and warranties of Seller made in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct as of the Closing Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). The representations and warranties of Seller made in this Agreement that are not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the Closing Date. Seller shall have delivered to each Buyer a certificate dated the Closing Date and signed by the chief executive officer or chief financial officer of Seller confirming the foregoing.

                  (b) No provision of any applicable statute, rule, regulation, executive order, decree, temporary restraining order, judgment, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") shall be in effect that (x) prevents the sale and purchase of the Purchased Assets or any of the other transactions contemplated by this Agreement,
         (y) would adversely affect or interfere with the operation of the Business as currently conducted after the Closing, or (z) would require the applicable Buyer or any of its Affiliates to sell or otherwise dispose of, hold separate or otherwise divest itself of, or operate in any particular manner, any of the Purchased Assets to be acquired by such Buyer or any of the assets, properties or business of such Buyer or any of its Affiliates.

                  (c) There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding, (i) challenging or seeking to restrain, prohibit, alter or materially delay the sale and purchase of the Purchased Assets or any of the other transactions contemplated by this Agreement, or seeking to obtain from the applicable Buyer or any of its Affiliates in connection with the sale and purchase of the Purchased Assets to be acquired by such Buyer, any material damages or (ii) seeking to prohibit the applicable Buyer or any of its Affiliates from effectively controlling or operating a material portion of the Business or the Purchased Assets to be acquired by the applicable Buyer.

                  (d) The waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

                  (e) Since the date hereof, there shall not have been any material adverse change in the condition or operation of the property, equipment or any plant of Seller.

                  (f) Vitro S.A. and Buyers shall have entered into a mutually satisfactory agreement (the "Vitro Agreement") and the conditions to the effectiveness thereof shall have been satisfied or waived and assuming the consummation of the transactions contemplated by this Agreement, the Vitro Agreement shall be in full force and effect.

                  (g) The Bankruptcy Court shall have issued the Sale Order on or prior to December 20, 1996, and the Sale Order shall not be subject to any stay.

                  (h) (i) The provisions of the master and local collective bargaining agreements covering employees of Seller and its subsidiaries relating to work rules shall have been amended to reflect prevailing industry standards and (ii) any retroactive (but not prospective) payments of wage increases forfeited in prior periods under such agreements as a result of the consummation of the transactions contemplated hereby shall have been waived or the Bankruptcy Court shall have issued an order, not subject to stay, that Seller may assign and the applicable Buyer may assume such collective bargaining agreements without any acceleration of the deferred wage increases negotiated under the current agreements.

                  (i) Buyers shall have obtained the consent of Coors Brewing Company ("Coors"), and the parties (other than Seller) to the agreements listed on Schedule 10.01, or the Bankruptcy Court shall have issued an order, that Seller's supply agreement with Coors and the agreements listed on Schedule 10.01, will not be terminated or materially altered as a result of the transactions contemplated hereby.

                  (j) [OMITTED]

                  (k) Each Buyer, at its expense, shall have received for each of the Fee Properties to be acquired by such Buyer:

                           (I) an ALTA (or local equivalent) owner's extended coverage policy of title insurance issued by a title company satisfactory to such Buyer and dated the Closing Date insuring the Company's or its subsidiaries' title to such Fee Property in an amount not exceeding the allocated portion of the Purchase Price applicable thereto and free and clear of all Liens and other exceptions to or exclusions from coverage other than Permitted Liens. Without limiting the foregoing, no such title insurance policy shall create an exception for or exclusion from the coverage of such policy or from the liability of the title company on account of acts or omissions of Seller or its subsidiaries or facts known to the insured (or to its or their current or former directors, stockholders, partners, officers, agents or employees) where such acts or omissions occurred prior to the Closing Date. Each such title insurance policy shall contain, where obtainable in the particular jurisdiction, ALTA (or local equivalent) zoning, comprehensive, survey, contiguity (where appropriate), nonimputation and public-street access endorsements and otherwise be in form and substance reasonably satisfactory to counsel for such Buyer; and

                           (II) a survey of such Fee Property dated no earlier than six months prior to the date hereof, prepared in insurable form in accordance with standards applicable to registered and licensed land surveyors making surveys in the jurisdiction in which the Fee Property is located. Each survey shall be certified to the applicable Buyer and the title company and shall show (A) the courses and distances of all boundary lines of the Fee Property (including appurtenant easements), (B) the location of all improvements situated on or above such parcel and on or above any easements or rights of way affecting the Fee Property, (C) all encroachments of adjoining improvements onto such Fee Property, (D) all encroachments of improvements onto any adjoining property, (E) the location of all easements and other rights burdening the Fee Property and all encroachments of improvements onto the areas of such easements, (F) the location of all roadways, alleys, rights of way and the like affecting the Fee Property, (G) all accessways from the Fee Property to public streets and (H) such other facts and conditions affecting the Fee Property as are appropriate, or as may have been reasonably requested by the applicable Buyer, to be shown on such survey. Each such survey shall otherwise be in form and substance reasonably satisfactory to counsel for the such Buyer.

                              (l)           [OMITTED]

                              (m) The Bankruptcy Court shall have issued an
                           order not subject to any stay providing for the assignment to each Buyer of all of the leases relating to the Leased Property to be acquired and assumed by such Buyer.

                              (n) As of the Closing Date, (i) there shall be no
                           material liabilities of Seller and its subsidiaries (including any of their respective predecessors) or of or relating to the Purchased Assets or the Business arising under or relating to any Environmental Law, except as disclosed on Schedule 3.12, and (ii) there shall have been no material adverse change in the items (or the related liabilities) disclosed on Schedule 3.12, taken as a whole.

                              (o) Consumers shall have received in respect of
                           each Fee Property and Leased Property located in the State of New Jersey, evidence of compliance by Seller with the requirements of the New Jersey Industrial Site Recovery Act, which evidence shall be satisfactory to Consumers in its sole discretion and shall not impose upon Consumers any obligations or liabilities to which Consumers shall not have consented in writing prior to the Closing.

                              (p) Consumers shall have received in respect of
                           each Fee Property and Leased Property located in the State of Connecticut, a Connecticut Transfer Form from Seller, which form shall be satisfactory to Consumers in its sole discretion and shall not impose upon Consumers any obligations or liabilities to which Consumers shall not have consented in writing prior to the Closing.

                              (q) Without limiting any conditions set forth in
                           Sections 10.01(o) and 10.01(p), Seller shall have complied with all applicable environmental notification statutes, laws and regulations unless failure to do so would not have a Material Adverse Effect.

                              (r) Consumers shall have received an agreement or
                           agreements among Seller, Consumers, Landlord and Citicorp with respect to the Headquarters Lease that acknowledges and provides that (i) Seller has assumed the Headquarters Lease, cured all defaults thereunder and satisfied all of its obligations thereunder pursuant to the Letter Agreement dated as of April 27, 1992 attached as Schedule 1 to the First Amendment to Lease; (ii) the Headquarters Lease is modified (A) to provide that the Purchase Option and the Termination Option may be exercised at any time to and including April 17, 1997 or 60 days after the Closing Date (whichever is later), that the purchase price under the Purchase Option is the unpaid principal amount of the Citicorp Loan and that the Liens securing the Citicorp Loan will be released upon closing and payment of the purchase price under the Purchase Option, (B) to provide that the expiration date of the Headquarters Lease and the date of payment of the Residual Value Guaranty Amount will be June 16, 1997 or 150 days after the Closing Date (whichever is later), (C) to provide that Seller, Consumers and Landlord do not need to negotiate the renewal terms pursuant to the Renewal Option and (D) to delete from the Lease the events of default in subparagraphs (12), (13), (14) and (15) and any other covenants, events of default and provisions that are personal to Seller; (iii) the Headquarters Lease, as so modified, is assigned to Consumers or its designee; (iv) Consumers or its designee assumes Seller's obligations under the Lease (including the obligation to pay monthly rent) after the Closing Date; and (v) Landlord and Citicorp consent to the foregoing amendment, assignment and assumption of the Headquarters Lease. The agreement or agreements required under this clause (r) shall be in form and substance reasonably satisfactory to Consumers. Except for Consumers' legal fees and expenses, Consumers shall not be required to make any monetary payments to Landlord or Citicorp or otherwise in order to obtain such agreement or agreements.

                              (s)   Consumers shall have consummated
                           the financing arrangements described in the Financing Letters.

                              (t)   The PBGC shall not have terminated
                           all of the Seller Defined Benefit Plans.

                              (u) Consumers or New Anchor shall have received
                           written assurance from the PBGC that the PBGC will not terminate the Seller Defined Benefit Plans after the Closing Date solely by reason of the assumption of such Plans by New Anchor nor by reason of the transactions contemplated by this Agreement.


          10.02. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the Closing are subject to the satisfaction (or waiver by Seller, without further notice to parties in interest or approval by the Bankruptcy Court) of the following conditions:

                              (a) The representations and warranties of Buyers
                           made in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct as of the Closing Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). The representations and warranties of Buyers made in this Agreement that are not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). Each Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by such Buyer by the Closing Date. Each Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by the chief financial officer of such Buyer confirming the foregoing.

                              (b) No provision of any applicable statute, rule,
                           regulation, executive order, decree, temporary restraining order, judgment, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity shall be in effect that prevents the sale and purchase of the Purchased Assets or any of the transactions contemplated by this Agreement.

                              (c) There shall not be pending or threatened by
                           any Governmental Entity any suit, action or proceeding, (i) challenging or seeking to restrain, prohibit, alter or materially delay the sale and purchase of the Purchased Assets or any of the other transactions contemplated by this Agreement or seeking to obtain from Seller or any of its subsidiaries in connection with the sale and purchase of the Purchased Assets any material damages.

                              (d) The waiting period under the HSR Act relating
                           to the transactions contemplated by this Agreement shall have expired or been terminated.

                              (e) The Bankruptcy Court shall have issued the
                           Sale Order on or prior to December 19, 1996, and the Sale Order shall not be subject to any stay.

                              (f) The PBGC shall not have terminated
                           all of the Seller Defined Benefit Plans.

                              (g) The conditions to the effectiveness of the
                           Vitro Agreement shall have been satisfied or waived and assuming the consummation of the transactions contemplated by this Agreement, the Vitro Agreement shall be in full force and effect.

                              (h) New Anchor shall adopt and file with the
                           Secretary of State of the State of Delaware prior to Closing the Certificate of Incorporation. Not less than seven days prior to the Closing, New Anchor shall furnish to Seller copies of the Certificate of Incorporation and copies of the By-laws which shall be reasonably satisfactory to Seller and New Anchor.

          10.03. FRUSTRATION OF CONDITIONS. Neither Buyers nor Seller may rely on the failure of any condition set forth in Section 10.01 or 10.02, respectively, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable efforts to cause the Closing to occur, as provided in this Agreement.

                                   ARTICLE 11

                                    SURVIVAL

          11.01. SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing except for the covenants and agreements contained herein which contemplate or specifically provide for performance after the Closing Date.


                                   ARTICLE 12

                                   TERMINATION

          12.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                           (i)  by mutual written agreement of Seller
         and Buyers;

                           (ii) by either Seller or Buyers if the
         Closing shall not have been consummated on or before January 31, 1997;

                           (iii) by either Seller or Buyers if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                           (iv) [OMITTED]

                           (v)  by Buyers if the Sale Order shall not
         have been entered on or prior to December 20, 1996;

                           (vi) by Buyers or Seller if any Governmental
         Entity shall have commenced litigation seeking to enjoin consummation of the transaction; and

                          (vii) by Buyers or Seller if the Bankruptcy Court shall have approved a sale of the Purchased Assets or Business (or the stock of Seller) to a Person other than Buyers.

          The party desiring to terminate this Agreement pursuant to clauses
(ii), (iii), (vi) or (vii) shall give notice of such termination to the other parties.

          12.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; PROVIDED that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party, failure to perform a covenant of this Agreement or breach by any party to this Agreement of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all losses incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections
6.01 and 13.03 shall survive any termination hereof pursuant to Section 12.01.

                                   ARTICLE 13

                                  MISCELLANEOUS

          13.01. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by confirmed fax or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, confirmed faxed or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or to such other address or telecopy number as the applicable party shall have notified the other parties in writing in accordance with this Section):

                           (i)      if to Consumers,

                              Consumers Packaging Inc.
                              401 The West Mall
                              Suite 900
                              Etobicoke, Ontario M9C 5J7
                              Attention: Chairman
                              Telecopy:  (416) 232-3635

                           with copies to:

                              Jones, Day, Reavis & Pogue
                              599 Lexington Avenue
                              New York, NY  10022
                              Attention:  Marc S. Kirschner, Esquire
                              Telecopy:  (212) 755-7306

                                    and

                              Eckert Seamans Cherin & Mellott
                              42nd Floor - 600 Grant Street
                              Pittsburgh, PA  15219
                              Attention:  C. Kent May, Esquire
                              Telecopy:  (412) 566-6099

                           (ii)    if to OI,

                              Owens-Brockway Glass Container Inc.
                              One SeaGate
                              Toledo, Ohio  43666
                              Attention:  Thomas L. Young
                              Telecopy:  (419) 247-2226

                           with a copy to:

                              Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, NY  10017-3954
                              Attention:  Lillian E. Kraemer, Esquire
                              Telecopy:  (212) 455-2502

                           (iii)   if to Seller,

                              Anchor Glass Container Corporation
                              4343 Anchor Plaza Parkway
                              Tampa, FL  33634
                              Attention: Mark A. Kirk, CFO
                                         Carl H. Young, III,
                                         General Counsel
                              Telecopy:  (813) 882-7859

                           with a copy to:

                              Stroock & Stroock & Lavan
                              Seven Hanover Square
                              New York, NY  10004
                              Attention: Robin E. Keller, Esq.
                              Telecopy:  (212) 806-6006

          13.02. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          13.03. FEES AND EXPENSES. (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b) Seller shall pay all fees or commissions of any investment banker, broker or finder retained by it and approved by the Bankruptcy Court that has acted for Seller in connection with this Agreement or the transactions contemplated hereby.

          (c) Consumers shall pay all fees or commissions of Rothschild, Inc., which Consumers represents is the only investment banker, broker or finder that has acted for Consumers which might be entitled to any fee or commission in connection with this Agreement or the transactions contemplated hereby. OI represents that no investment banker, broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby.

          13.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto except that, subject to Section 6.05, either Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve such Buyer of its obligations hereunder.

          13.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state. All references to dollars or $ in this Agreement are to United States dollars.

          13.06. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

          13.07. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement, the Confidentiality Agreements and the documents referred to herein and therein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          13.08. BULK SALES LAWS. Buyers and Seller each hereby waive compliance by Seller with the provision of the "bulk sales," "bulk transfer" or similar laws of any state.

          13.09. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          13.10. SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

          13.11. CONSENT TO JURISDICTION. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, (b) the United States District Court for the Southern District of New York, and (c) to the extent applicable, the United States Bankruptcy Court for the District of Delaware for the purposes of any action, suit or other proceeding arising out of or related to this Agreement, or any transaction contemplated hereby but for no other purpose. Each party hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County or, to the extent applicable, the United States Bankruptcy Court for the District of Delaware. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 13.11. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, (ii) the United States District Court for the Southern District of New York or (iii) to the extent applicable, the United States Bankruptcy Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Consumers also hereby irrevocably and unconditionally waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the venue of any such action, suit or proceeding brought in one of the above-named courts is improper, or that this Agreement, or the transactions contemplated hereby may not be enforced in or by such court.

          13.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER DOCUMENT REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       CONSUMERS PACKAGING INC.

                                       By:/S/JOHN GHAZNAVI
                                       Title:  Chairman


                                       OWENS-BROCKWAY GLASS CONTAINER INC.

                                       By:/S/ G.J. LEMIEUX
                                       Title: Vice President


                                       ANCHOR GLASS CONTAINER CORPORATION

                                       By:/S/CARL H. YOUNG, III
                                       Title: Vice President

                                   APPENDIX A

OI ASSETS

          1. All of the Purchased Assets located at or associated with Seller's plants at Antioch, California and Hayward, California (the "Plants") (other than Excluded Assets), including, without limitation, any and all sales or supply agreements that are not Excluded Contracts and accounts receivable attributable to sales by Seller of products manufactured at the Plants.

          2. Seller's general partnership interest in the Rocky Mountain Bottle Company, a general partnership created under the terms of a Partnership Agreement dated March 24, 1995 between Seller and Coors Brewing Company, as amended (the "Partnership").

          3. Accounts receivable attributable to sales by Seller of products manufactured by the Partnership.

          4. Seller's rights under a certain Supply Agreement dated as of January 1, 1995 between Seller and Coors Brewing Company (the "Supply Agreement") and all molds, customer drawings, specifications, packaging materials and other similar assets related directly to the production covered by the Supply Agreement.

                                   APPENDIX B

OI ASSUMED LIABILITIES

          All Assumed Liabilities that are associated directly with the OI Assets, including, without limitation, all Seller's liabilities under directly associated agreements (other than Excluded Contracts) and all pension liabilities associated with the active employees at the Seller's plants at Antioch, California (the "Plants") and Hayward, California, but excluding any pension liabilities, including those described in Sections 2.03(iii) and (iv), associated with any of Seller's retirees or any employees of Seller who are not current active employees at the Plants.

                                   APPENDIX C

                                   NEW ANCHOR
                        10.0% CONVERTIBLE PREFERRED STOCK

                                   TERM SHEET


Issuer:             New Anchor ("Anchor")

Security:           10.0% Convertible Preferred Stock

Amount:             $54.0 million

Par Value:          $25.00 per share

Total Shares:       2.2 million shares

Dividend:           10.0% cumulative dividend, payable quarterly in cash.
                    A scheduled cash dividend payment for the 10.0% Convertible
                    Preferred Stock cannot be postponed in order to pay a scheduled cash dividend payment on the 8.0%
                    Junior Convertible Preferred Stock.

Voting: Non-voting unless scheduled cash dividend payments are postponed for 12 consecutive quarters (3 years), at which time these shares as a class will be allowed to nominate three board members.

Mandatory
Redemption:         12 years after issuance at par plus accrued and unpaid
                    dividends.

Optional Redemption: After 3 years, Anchor can redeem the 10.0% Convertible
                     Stock at par plus accrued and
                     unpaid dividends if Anchor's Common shares trade above $6.00 per share (based on an initial price of $5.00 per Common Share) for more than 60 consecutive days.

Convertibility:      Convertible at the holders' option into Anchor Common
                     Shares at the Conversion Ratio.

Conversion Premium:  20.0%

Conversion Ratio:    Each share of 10.0% Convertible Preferred
                     Stock will be convertible into 4.17 Anchor Common
                     Stock (based on an initial price of $5.00 per Common Share).

Seniority:           The 10.0% Convertible Preferred Stock will rank
                     ahead of all other Anchor equity instruments including the 8.0% Junior Convertible Preferred
                     Stock and the Common Shares.

Registration:        The 10.0% Convertible Preferred Stock will be registered
                     securities and freely tradeable on a nationally recognized
                     U.S. exchange or National Market.

Anti-Dilution:      The 10.0% Convertible Preferred Stock and the 8.0% Junior
                    Convertible Preferred Stock will contain identical anti-dilution provisions of a nature reasonably consistent with similar provisions in similar securities. The aforementioned anti-dilution provisions will not apply to the warrants exercisable for nominal consideration into 10% of the fully-diluted Common Shares of Anchor issuable to Bankers Trust Company, its affiliates and/or investors in Anchor's debt securities as contemplated by the Financing Letters.

APPENDIX D

                                   NEW ANCHOR
                     8.0% JUNIOR CONVERTIBLE PREFERRED STOCK

                                   TERM SHEET


Issuer:                       New Anchor ("Anchor")

Security:                     8.0% Junior Convertible Preferred Stock

Amount:                       $74.0 million

Par Value:                    $25.00 per share

Total Shares:                 3.0 million shares

Dividend:                     8.0% cumulative dividend, payable quarterly,
                              payable-in-kind for three years at Anchor's option and in cash thereafter. A scheduled cash dividend payment for the 8.0% Junior Convertible Preferred
                              Stock cannot be made unless all accrued and unpaid dividends on the 10.0% Convertible Preferred Stock are paid in full.

Voting: Non-voting unless scheduled cash dividend payments are postponed for 12 consecutive quarters (3 years), at which time these shares as a class will be allowed to nominate three board members.

Mandatory Redemption:         None.

Optional Redemption:          After 3 years, Anchor can redeem the
                              8.0% Convertible Stock if Anchor's Common Shares trade above $5.50 per share (based on an initial price of $5.00 per Common Share) for more than 60 consecutive days. Anchor cannot redeem the 8.0%
                              Junior Convertible Preferred Stock if the 10.0%
                              Convertible Preferred Stock are outstanding.

Convertibility:               Convertible at the holders' option into Anchor
                              Common Shares at the Conversion Ratio.

Conversion Premium:           10.0%

Conversion Ratio:             Each share of 8.0% Junior Convertible
                              Preferred will be convertible into 4.55 Anchor
                              Common Shares (based on an initial price of $5.00 per Common Share).

Seniority:                    The 8.0% Convertible Preferred will rank junior
                              in liquidation, winding-up or other dissolution of Anchor to the 10.0% Convertible Preferred Stock and will rank senior to the Common Shares.

Registration:                 The 8.0% Junior Convertible Preferred Stock will
                              have registration rights.

Anti-Dilution:                The 10.0% Convertible Preferred Stock and the 8.0%
                              Convertible Preferred Stock will contain identical anti-dilution provisions of a nature reasonably consistent with similar provisions in similar securities. The aforementioned anti-dilution provisions will not apply to the warrants exercisable for nominal consideration into 10% of the fully-diluted Common
                              Shares of Anchor issuable to Bankers Trust
                              Company, its affiliates and/or
                              investors in Anchor's debt securities as contemplated by the Financing Letters.

                           SELLER DISCLOSURE SCHEDULES

          The Seller Disclosure Schedules to the Asset Purchase Agreement Dated as of December 18, 1996, Between Anchor Glass Container Corporation and Consumers Packaging Inc. and Owens-Brockway Glass Container Inc., which are voluminous, have previously been separately filed with the Bankruptcy Court and are not also being filed with this Plan. The Seller Disclosure Schedules may be reviewed in the office of the Clerk of the Bankruptcy Court during normal business hours.

                                  AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

     This AMENDMENT is made and entered into as of February 5,1997, by and among ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation ("Anchor"), CONSUMERS PACKAGING INC., a corporation organized under the federal laws of Canada ("Consumers") and OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation ("OI").

                                  WITNESSETH:

     WHEREAS, Anchor has entered into an Asset Purchase Agreement with Consumers and OI, dated as of December 18, 1996 (the "Asset Purchase Agreement") with respect to the sale by Anchor to Consumers and OI of substantially all of the assets of Anchor on the terms and conditions specified in the Asset Purchase Agreement, which Asset Purchase Agreement has been approved by order of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") which has jurisdiction over the Bankruptcy Case filed by Anchor, as debtor, pursuant to Chapter 11 of the Bankruptcy Code (Capitalized terms used herein but not otherwise defined herein shall have the same meanings given them in the Asset Purchase Agreement); and

     WHEREAS, pursuant to Section 2.01(i) of the Asset Purchase Agreement, Anchor agreed to transfer and assign to Consumers and OI, and Consumers and OI agreed to purchase from Anchor, all of Anchor's right, title and interest in, to and under the Purchased assets including all real property used or owned or held for use in the Business in each case together with all buildings, fixtures and improvements erected thereon; and

     WHEREAS, pursuant to Section 2.06(b) of the Asset Purchase Agreement, Anchor agreed to deliver to consumers and OI, three business days prior to the Closing Date, a certificate, signed by Anchor's Chief Financial Officer, setting forth (i) Anchor's good faith estimate of the Estimated Post-filing Trade Payables and (ii) Anchor's good faith estimate of the Estimated Final Net Assets; and

     WHEREAS, Anchor has delivered the certificate described above dated January 24, 1997 and pursuant to Section 2.06 of the Asset Purchase Agreement. Consumers and OI are obligated to pay to Anchor the Estimated Purchase Price in the amount of $333,937,000 in cash, of which $205,575,000 is payable by Consumers; and

     WHEREAS, Consumers and Anchor are desirous of amending the Asset Purchase Agreement to eliminate from the Purchased Assets to be acquired by Consumers three of the closed plants facilities owned by Anchor and to reduce the Purchase Price and the Estimated Purchase Price otherwise payable by Consumers in cash on the Closing Date by $5.7 million:

     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledge, the parties hereto hereby agree as follows:

     1. PURCHASED ASSETS. Notwithstanding anything to the contrary contained in the Asset Purchase Agreement, including, without limitation, Section 2.01(i) thereof, the Purchased Assets shall not include the plant facilities owned by Anchor described on Schedule 3.11 (b) to the Asset Purchase Agreement as the properties located at Corsicana, Texas (including the warehouse), Huntington Park, California and San Leandro, California (collectively, the "Excluded Properties"). Schedule 3.11 (b) to the Asset Purchase Agreement is hereby amended to delete the Excluded Properties therefrom and the Asset Purchase Agreement is hereby amended such that the terms "Purchased Assets" and "Real Properties" as used in the Asset Purchase Agreement shall not include the EXcluded Properties are hereby deleted. Consumers shall have the right to remove any machinery and equipment (but not building fixtures) and Anchor owned inventory located at any of the Excluded Properties within the lesser of 60 days following the Closing Date or the date of sale of any Excluded Property.

     2. ASSUMED LIABILITIES. Notwithstanding anything to the contrary contained in the Asset Purchase Agreement, including, without limitation, Section 2.03(v) thereof, the Assumed Liabilities shall not include any liabilities or obligations of Anchor relating to or in connection with the Excluded Properties (the "Related Liabilities").

     3. PURCHASE PRICE. The Purchase Price and the Estimated Purchase Price for the Purchased Assets are hereby reduced by $5.7 million. To effectuate such reduction, (i) the amount of $333.6 million appearing in clause (i)(A) of the first sentence of Section 2.06(a) of the Asset Purchase Agreement is hereby reduced to $327.9 million and the amount thereof payable by Consumers is hereby reduced from $208.6 million to $202.9 million and (ii) the amount of $333.6 million appearing in clause (i) of the fourth sentence of Section 2.06(a) of the Asset Purchase Agreement is hereby reduced to $327.9 million.

     4. CLOSING BALANCE SHEET. Notwithstanding anything to the contrary contained in the Asset Purchase Agreement, including, without limitation, Sections 2.08 and 2.09 thereof, the Excluded Properties and the Related Liabilities, at a net value of $6.84 million, shall be excluded from the Closing balance Sheet and solely for purposes of calculating any adjustment to the Purchase Price pursuant to Section 2.09 of the Asset Purchase Agreement, the net assets shown on the Reference Balance Sheet shall be reduced by the amount of $6.84 million which is the agreed book value of the Excluded Properties net of the Related Liabilities. It is the intention of the parties that this paragraph 4 shall preclude any adjustment in the Purchase Price pursuant to Section 2.09 of the Asset Purchase Agreement by reason of the exclusion of the Excluded Properties net of the Related Liabilities from the Purchased Assets and the Assumed Liabilities.

     5. FUTURE SALES OF EXCLUDED PROPERTIES. Anchor agrees that, in connection with the sale of any of the Excluded Properties by Anchor, it will include a covenant restricting any subsequent owner from operating such Excluded Property for the manufacture of glass containers.

     6. ASSIGNMENT TO NEW ANCHOR. Prior to the Closing., Consumers shall have assigned to New Anchor all of its rights under this Amendment and shall have caused New Anchor to assume all of the liabilities and obligations of Consumers hereunder. Such assignment and assumption shall not relieve Consumers of its liabilities and obligations under this Amendment.

     7. GOVERNING LAW, ETC. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State. The provisions of Sections 13.11 (Consent to Jurisdiction) and 13.12 (Waiver of Jury Trial) of the Asset Purchase Agreement shall be applicable to this Amendment as though fully set forth herein.

     IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative as of the date first written above.

                                   ANCHOR GLASS CONTAINER CORPORATION

                                   By: /s/ Mark A. Kirk
                                      Name:  Mark A. Kirk
                                      Title: Senior Vice President

                                   CONSUMERS PACKAGING INC.

                                   By: /s/ John J. Ghaznavi
                                      Name:  John J. Ghaznavi
                                      Title: Chairman & Chief Executive Officer

                                   OWENS-BROCKWAY GLASS CONTAINER INC.

                                   By: /s/ James W. Baehren
                                      Name:  James W. Baehren
                                      Title: Vice President

                          Exhibit 3: Wind-down Budget

                                [TO BE PROVIDED]

   Exhibit 4: List of Executory Contracts and Unexpired Leases to be Assumed

                                [TO BE PROVIDED]

                                   APPENDIXES

1.   Property

          a. That certain real estate property located at 1901 S. Highway 287, Corsicana, Navarro, County, Texas ("Corsicana")

          b. That certain vacant lot commonly known as 1940 Fairway Drive, City of San Leandro, County of Alemeda, State of California ("San Leandro").

          c. That certain real properyt is an unincorporated area of the County of Los Angeles, State of California, with a street address of 7507 Roseberry Avenue ("Huntington Park").

2.   List of Potential Avoidance Actions

                                [TO BE PROVIDED]